EXECUTION COPY


                             GREENPOINT CREDIT, LLC,
                          CONTRACT SELLER AND SERVICER,



                         BANK ONE, NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       and

                           FIRST UNION NATIONAL BANK,
                                   CO-TRUSTEE




                         POOLING AND SERVICING AGREEMENT
                                 (Series 2001-2)



                          Dated as of September 1, 2001



                 GreenPoint Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2001-2


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I    DEFINITIONS.......................................................1

     Section 1.01    Terms.....................................................1

     Section 1.02    Construction.............................................28

ARTICLE II   CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES..........28

     Section 2.01    Conveyance of Contracts..................................28

     Section 2.02    Filing and Assignment....................................29

     Section 2.03    Acceptance by Trustee and Co-Trustee.....................30

     Section 2.04    Trustee Receipt of Documents.............................30

     Section 2.05    Representations and Warranties Regarding the Servicer....31

     Section 2.06    Covenants of the Contract Seller, Trustee and Servicer...32

     Section 2.07    Authentication and Delivery of Certificates..............32

     Section 2.08    Covenants of the Servicer................................32

     Section 2.09    Covenants of the Contract Seller.........................32

ARTICLE III  REPRESENTATIONS AND WARRANTIES BY THE CONTRACT
             SELLER...........................................................33

     Section 3.01    Representations and Warranties of the Contract Seller....33

     Section 3.02    Representations and Warranties Regarding Each Contract...34

     Section 3.03    Representations and Warranties Regarding the Contracts
                     in the Aggregate.........................................37

     Section 3.04    Representations and Warranties Regarding the Contracts...38

     Section 3.05    Repurchases of Contracts or Substitution of Contracts
                     for Breach of Representations and Warranties.............38

     Section 3.06    General..................................................41

ARTICLE IV   ADMINISTRATION AND SERVICING OF CONTRACTS........................41

     Section 4.01    Responsibility for Contract Administration and
                     Servicing................................................41

     Section 4.02    Standard of Care.........................................42

     Section 4.03    Records..................................................42

     Section 4.04    Inspection...............................................42

     Section 4.05    Establishment of and Deposits in Certificate Account.....42

     Section 4.06    Payment of Taxes.........................................44


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     Section 4.07    Enforcement..............................................44

     Section 4.08    Transfer of Certificate Accounts.........................45

     Section 4.09    Maintenance of Hazard Insurance Policies.................45

     Section 4.10    Fidelity Bond and Errors and Omissions Insurance.........46

     Section 4.11    Collections under Hazard Insurance Policies, Consent
                     to Transfers of Manufactured Homes, Assumption
                     Agreements...............................................47

     Section 4.12    Realization upon Defaulted Contracts.....................48

     Section 4.13    Costs and Expenses.......................................48

     Section 4.14    Trustee to Cooperate.....................................48

     Section 4.15    Servicing and Other Compensation.........................49

     Section 4.16    Custody of Contracts.....................................49

     Section 4.17    REMIC Compliance.........................................51

     Section 4.18    Management of REO Property...............................55

     Section 4.19    Reports to the Securities and Exchange Commission........57

     Section 4.20    Annual Statement as to Compliance........................57

     Section 4.21    Annual Independent Public Accountants' Servicing Report..57

     Section 4.22    Retitling of Land Home Contracts.........................58

     Section 4.23    Notice of Rating Change..................................58

ARTICLE V    PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS...................58

     Section 5.01    Monthly Advances by the Servicer.........................58

     Section 5.02    Payments.................................................59

     Section 5.03    Permitted Withdrawals from the Certificate Accounts......63

     Section 5.04    Monthly Reports..........................................64

     Section 5.05    Certificate of Servicing Officer.........................68

     Section 5.06    Other Data...............................................68

     Section 5.07    Statements to Certificateholders.........................68

     Section 5.08    Certificate Insurance Policies; Enhancement Payments.....69

ARTICLE VI   THE CERTIFICATES.................................................70

     Section 6.01     The Certificates........................................70


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     Section 6.02     Certificate Register; Registration of Transfer
                      and Exchange of Certificates............................71

     Section 6.03     Mutilated, Destroyed, Lost or Stolen Certificates.......74

     Section 6.04     Persons Deemed Owners...................................74

     Section 6.05     Access to List of Certificateholders' Names and
                      Addresses...............................................75

     Section 6.06     Global Certificates.....................................75

     Section 6.07     Notices to Depository...................................76

     Section 6.08     Definitive Certificates.................................76

ARTICLE VII  THE CONTRACT SELLER AND THE SERVICER.............................76

     Section 7.01    Liabilities to Obligors..................................76

     Section 7.02    Servicer's Indemnities...................................77

     Section 7.03    Operation of Indemnities.................................77

     Section 7.04    Merger or Consolidation of the Contract Seller or
                     the Servicer.............................................77

     Section 7.05    Limitation on Liability of the Contract Seller,
                     the Servicer and Others..................................78

     Section 7.06    Assignment by Servicer...................................78

     Section 7.07    Successor to the Servicer................................78

ARTICLE VIII EVENTS OF DEFAULT................................................80

     Section 8.01    Events of Default........................................80

     Section 8.02    Waiver of Defaults.......................................81

     Section 8.03    Trustee to Act, Appointment of Successor.................81

     Section 8.04    Notification to Certificateholders.......................81

     Section 8.05    Effect of Transfer.......................................81

     Section 8.06    Transfer of the Account..................................82

     Section 8.07    Servicer Termination Events..............................82

ARTICLE IX   CONCERNING THE TRUSTEE...........................................83

     Section 9.01    Duties of Trustee........................................83

     Section 9.02    Certain Matters Affecting the Trustee....................84

     Section 9.03    Trustee not Liable for Certificates or Contracts.........85

     Section 9.04    Trustee May Own Certificates.............................85


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

     Section 9.05    Servicer to Pay Fees and Expenses of Trustee,
                     Co-Trustee, Paying Agent and Certificate Administrator...85

     Section 9.06    Eligibility Requirements for Trustee.....................86

     Section 9.07    Resignation and Removal of the Trustee...................86

     Section 9.08    Successor Trustee........................................87

     Section 9.09    Merger or Consolidation of Trustee.......................87

     Section 9.10    Appointment of Co-Trustee or Separate Trustee............87

     Section 9.11    Appointment of Office or Agency..........................88

     Section 9.12    Certificate Administrator................................89
     Section 9.13    Appointment of Paying Agent..............................89

     Section 9.14    Determination of LIBOR, Auction Procedures...............89

     Section 9.15    The Co-Trustee for the Radian Insurance Policy...........89

ARTICLE X    TERMINATION......................................................91

     Section 10.01   Termination..............................................91

ARTICLE XI   MISCELLANEOUS PROVISIONS.........................................93

     Section 11.01   Amendment................................................93

     Section 11.02   Recordation of Agreement; Counterparts...................95

     Section 11.03   Governing Law............................................95

     Section 11.04   Calculations.............................................95

     Section 11.05   Notices..................................................95

     Section 11.06   Severability of Provisions...............................96

     Section 11.07   Assignment...............................................97

     Section 11.08   Limitations on Rights of Certificateholders..............97

     Section 11.09   Inspection and Audit Rights..............................97

     Section 11.10   Certificates Nonassessable and Fully Paid................98

     Section 11.11   Third Party Beneficiary; Extinguishment of Rights........98

     Section 11.12   Purchases Upon Conversion................................98


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                                  EXHIBIT INDEX
                                  -------------

Schedule I .........Auction Procedures

Exhibit A-1 ........Group I Contract Schedule

Exhibit A-2.........Group II Contract Schedule

Exhibit B ..........Form of Class A Certificates

Exhibit C ..........Form of Reverse of Certificates

Exhibit D ..........Form of Class R Certificate

Exhibit E ..........Form of Certificate Regarding Substitution of Eligible
                    Substitute Contract

Exhibit F ..........Form of Certificate of Servicing Officer

Exhibit G-1 ........Form of Transfer Affidavit

Exhibit G-2 ........Form of Transferor Certificate for Class R Certificates

Exhibit H-1 ........Form of Ambac Policy

Exhibit H-2 ........Form of Radian Policy

Exhibit I ..........Form of Depository Agreement

Exhibit J...........Form of ERISA Representation Letter

Exhibit K...........Form of Notice of Ratings

          This POOLING AND SERVICING AGREEMENT (Series 2001-2), dated as of September 1, 2001 (the "Agreement"), is executed by and among GreenPoint Credit, LLC, as the contract seller (in such capacity, the "Contract Seller") and the servicer (in such capacity together with its permitted successors, the "Servicer"), Bank One, National Association, as trustee (together with its permitted successors in trust, the "Trustee") and First Union National Bank, as co-trustee (together with its permitted successors in trust, the "Co-Trustee").

          The Contract Seller and Servicer, have duly authorized the execution and delivery of this Agreement to provide for the issuance of GreenPoint Manufactured Housing Contract Trust, Pass-Through Certificates, Series 2001-2 (the "Certificates"). The Certificates issued hereunder shall be limited to the amount herein described. All covenants and agreements made by the Contract Seller herein are for the benefit and security of the Certificateholders. The Contract Seller is entering into this Agreement, and the Trustee is accepting the trusts created hereby for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          In consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Terms.
              -----

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Adverse REMIC Event: As defined in Section 4.17(f) hereof.

     Affiliate: As to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         Aggregate Net Liquidation Losses: With respect to the time of reference thereto and each Group, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract in such Group that during such time of reference had become a Liquidated Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract. With respect to the time of reference thereto and the Contract Pool, the aggregate of the amounts by which (i) the outstanding principal balance of each Contract that during such time of reference had become a Liquidated Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto.

     Ambac: Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation or its successors in interest.

     Ambac Class I A Monthly Premium: With respect to any Distribution Date, the monthly premium amount specified in the Ambac Insurance Agreement for such Distribution Date. Such amount may be obtained by any Certificateholder upon written request to the Trustee.

     Ambac Class II A Monthly Premium: With respect to any Distribution Date, the monthly premium amount specified in the Ambac Insurance Agreement for such Distribution Date. Such amount may be obtained by any Certificateholder upon written request to the Trustee.

     Ambac Default: (i) The existence and continuance of a failure by Ambac to make a payment required under the Ambac Policy in accordance with its terms or
(ii) (1) Ambac shall have (A) filed any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) made a general assignment for the benefit of its creditors, or (C) had an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (2) a court of competent jurisdiction, the Insurance Department of the State of Wisconsin or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of Ambac (or the taking of possession of all or any material portion of the property of Ambac).

     Ambac Enhancement Payment: With respect to the Class I A Certificates and any Distribution Date after giving effect to any Radian Enhancement Payment with respect to such Distribution Date, the sum of (a) the amount by which the aggregate amount distributable to the Class I A Certificateholders pursuant to
Section 5.02(a)(A)(ii) exceeds the sum of (1) the portion of the Available Distribution Amount allocable to the Group I Certificates remaining after giving effect to the distributions pursuant to Section 5.02(a)(A)(i) and (2) the portion of amounts available from the Group II Certificate Account, if any, pursuant to Section 5.02(a)(B)(xi) after giving effect to the distributions pursuant to Section 5.02(a)(A)(i) and (b) (1) for any Distribution Date other than the Distribution Date occurring in October 2032, the amount of any Class I A Liquidation Loss Amount for such Distribution Date and (2) for the Distribution Date occurring in October 2032, after giving effect to all distributions of principal to the Class I A Certificates on such Distribution Date, an amount equal to the remaining Class I A Certificate Balance. With respect to the Class II A Certificates and any Distribution Date after giving effect to any Radian Enhancement Payment with respect to such Distribution Date, the sum of (a) the amount by which the aggregate amount distributable to the Class II A Certificateholders pursuant to Sections 5.02(a)(B)(ii) exceeds the sum of (1) the portion of the Available Distribution Amount allocable to the Group II Certificates remaining after giving effect to the distributions pursuant to Section 5.02(a)(B)(i) and (2) the portion of amounts available from the Group I Certificate Account, if any, pursuant to Section 5.02(a)(A)(x) after giving effect to the distributions pursuant to Section 5.02(a)(B)(i) and (b) (1) for any Distribution Date other than the Distribution Date occurring in October 2032, the amount of any Class II A Liquidation Loss Amount for such Distribution Date and (2) for the Distribution Date occurring in October 2032, after giving effect to all distributions of principal to the Class II A Certificates on such Distribution Date, an amount equal to the remaining Class II A Certificate Balance.

     Ambac Insurance Agreement: The Insurance and Reimbursement Agreement, dated as of the Closing Date, among GreenPoint, GreenPoint Bank, the Trustee and Ambac, as amended, modified and supplemented from time to time in accordance with its terms.

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     Ambac Policy: An unconditional and irrevocable certificate insurance policy of Ambac, in the form attached hereto as EXHIBIT H-1, issued to the Trustee for the benefit of the Certificateholders.

     Annual Servicing Rate: 1.00% per annum (or, if a successor Servicer is engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07)

     Assignment: An individual assignment of a Mortgage, notice or transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the related Land Home Contract.

     Auction Agent: The meaning assigned in the Auction Procedures.

     Auction Agent Agreement: The meaning assigned in the Auction Procedures.

     Auction Agent Fee: The meaning assigned in the Auction Agent Agreement.

     Auction Certificates: The Class I A-2 Certificates and the Class II A-2 Certificates.

     Auction Procedures: The procedures set forth in Schedule I hereof by which the Auction Rate is determined.

     Auction Rate: With respect to a Class of Auction Certificates, the rate of interest per annum that results from implementation of the Auction Procedures and which is determined as described in Section 2.1.1(c)(ii) of the Auction Procedures.

     Available Distribution Amount: As to any Distribution Date and as to any Group, the sum of (a) the amount on deposit or otherwise credited to the Certificate Account related to such Group as of the end of the related Collection Period less the portion of such amount (i) permitted to be withdrawn by the Servicer in respect of such Group pursuant to Section 5.03 or (ii) constituting Excess Contract Payments for such Group, (b) the Monthly Advance for such Group for such Distribution Date actually made in respect of such Distribution Date, (c) with respect to the Group I Contracts, the amount received by the Trust Fund pursuant to the Hedge Agreement for such Distribution Date, less the amount paid to the Hedge Counterparty pursuant to the Hedge Agreement for such Distribution Date and the amount constituting the Class I A-2 Holdover Amount as of the immediately preceding Distribution Date and (d) with respect to the Group II Contracts, the amount constituting the Class II A-2 Holdover Amount as of the immediately preceding Distribution Date.

     Average Sixty-Day Delinquency Ratio: With respect to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the five preceding Distribution Dates.

     Average Thirty-Day Delinquency Ratio: With respect to any Distribution Date, the arithmetic average of the Thirty-Day Delinquency Ratios for such Distribution Date and the five preceding Distribution Dates.

     Bank Agent: The meaning, if any, assigned in the applicable Insurance Agreement.

     Broker Dealer: As defined in the Broker Dealer Agreement.

     Broker Dealer Agreement: The meaning assigned in the Auction Procedures.

     Broker Dealer Fee: As defined in the Broker Dealer Agreement.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or banking institutions in the City of New York, New York, or the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     Certificate: Any of the GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2001-2.

     Certificate Account: The Group I Certificate Account and/or the Group II Certificate Account, as applicable.

     Certificate Administrator: The Person appointed by the Trustee from time to time pursuant to Section 9.12.

     Certificate Balance: When used with respect to a single Class, the Class I A-1 Certificate Balance, Class I A-2 Certificate Balance, Class II A-1 Certificate Balance or Class II A-2 Certificate Balance, as applicable; and when used with respect to more than one Class of Certificates, the sum of the Class I A-1 Certificate Balance, Class I A-2 Certificate Balance, Class II A-1 Certificate Balance and/or Class II A-2 Certificate Balance, as applicable.

     Certificate Insurance Policies: Each of the Radian Policy and the Ambac Policy.

     Certificate Owner: With respect to a Global Certificate, the person that is the beneficial owner of an interest in such Global Certificate.

     Certificate Register: The register maintained pursuant to Section 6.02 hereof.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Global Certificates), except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including the Contract Seller) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Contract Seller, the Servicer or any Affiliate of the Contract Seller or the Servicer in determining which Certificates are registered in the name of an Affiliate of the Contract Seller or the Servicer.

     Class : Any of the Class I A-1, Class I A-2, Class II A-1, Class II A-2, or Class R Certificates, as the case may be.

     Class I A Certificate Balance: With respect to any Distribution Date, the sum of the Class I A-1 Certificate Balance for such Distribution Date and the Class I A-2 Certificate Balance for such Distribution Date.

     Class I A Certificates: The Class I A-1 and the Class I A-2 Certificates.

     Class I A Formula Principal Distribution Amount: With respect to any Distribution Date, the Formula Principal Distribution Amount for the Group I Certificates.

     Class I A Liquidation Loss Amount: With respect to any Distribution Date, the amount, if any, by which (i) the Class I A Certificate Balance exceeds (ii) the Group I Pool Scheduled Principal Balance after giving effect to all distributions of principal made on such Distribution Date plus the Class I A-2 Holdover Amount for such Distribution Date.

     Class I A-1 Certificate: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B and EXHIBIT C hereto and denoted as a "Class I A-1 Certificate."

     Class I A-1 Certificate Balance: At any time, the Initial Class I A-1 Certificate Balance minus the sum of all principal distributions previously made to the Class I A-1 Certificateholders.

     Class I A-1 Distribution Amount: As to any Distribution Date, the total amount distributed to the Class I A-1 Certificateholders pursuant to Section 5.02.

     Class I A-1 Interest Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the Class I A-1 Pass-Through Rate on the Class I A-1 Certificate Balance as of such Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class I A-1 Unpaid Interest Shortfall.

     Class I A-1 Interest Shortfall: As to any Distribution Date, any amount by which the amount distributed to Holders of Class I A-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-1 Interest Distribution Amount."

     Class I A-1 Pass-Through Rate: With respect to the First Distribution Date, 2.93% per annum. With respect to all subsequent Distribution Dates, a per annum rate equal to the sum of (a) LIBOR and (b) 0.300%; provided, however, that with respect to any Distribution Date on which the Hedge Counterparty fails to make its required payment under the Hedge Agreement and an Insurer Default has occurred and is continuing, the Class I A-1 Pass-Through Rate will be subject to a cap equal to the Net Weighted Average Contract Rate on the Group I Contracts.

     Class I A-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I A-1 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class I A-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I A-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class I A-2 Certificate: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B and EXHIBIT C hereto and denoted as a "Class I A-2 Certificate."

     Class I A-2 Certificate Balance: At any time, the Initial Class I A-2 Certificate Balance minus the sum of all principal distributions previously made to the Class I A-2 Certificateholders.

     Class I A-2 Distribution Amount: As to any Distribution Date, the total amount distributed to the Class I A-2 Certificateholders pursuant to Section 5.02.

     Class I A-2 Holdover Amount: On (i) the first Distribution Date on which the Class I A-2 Certificateholders receive distributions of principal pursuant to Section 5.02(a)(A)(iii) hereof, zero, (ii) on each subsequent Distribution Date on which the Class I A-2 Certificateholders receive distributions of principal pursuant to Section 5.02(a)(A)(iii) hereof but prior to the Class I A-2 Pro Rata Date, an amount equal to the lesser of (i) $24,999.99 and (ii) the portion of the Class I A Formula Principal Distribution Amount required to be applied as a principal payment on the Class I A-2 Certificates that exceeds $25,000 or an integral multiple of $25,000 and (iii) on each Distribution Date on and after the Class I A-2 Pro Rata Date, zero.

     Class I A-2 Interest Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the Class I A-2 Pass-Through Rate on the Class I A-2 Certificate Balance as of such Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class I A-2 Unpaid Interest Shortfall.

     Class I A-2 Interest Shortfall: As to any Distribution Date, any amount by which the amount distributed to Holders of Class I A-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class I A-2 Interest Distribution Amount."

     Class I A-2 Pass-Through Rate: With respect to the First Distribution Date, 2.90% per annum. With respect to all subsequent Distribution Dates, the Auction Rate established for the Class I A-2 Certificates for such Distribution Date as determined pursuant to the Auction Procedures;, provided, however, that with respect to any Distribution Date on which the Hedge Counterparty fails to make its required payment under the Hedge Agreement and an Insurer Default has occurred and is continuing, the Class I A-2 Pass-Through Rate will be subject to a cap equal to the Net Weighted Average Contract Rate on the Group I Contracts.

     Class I A-2 Pro Rata Date: The date, if any, upon which the Class I A-2 Certificates are no longer held as a Book-Entry Certificate or the Certificate Balance of each outstanding Class I A-2 Certificate is less than $25,000.

     Class I A-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class I A-2 Interest Shortfalls for prior Distribution Dates exceed all prior distributions made pursuant to
Section 5.02 in respect of prior Class I A-2 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class I A-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class II A Certificate Balance: With respect to any Distribution Date, the sum of the Class II A-1 Certificate Balance for such Distribution Date and the Class II A-2 Certificate Balance for such Distribution Date.

     Class II A Certificates: The Class II A-1 and the Class II A-2
Certificates.

     Class II A Formula Principal Distribution Amount: With respect to any Distribution Date, the Formula Principal Distribution Amount for the Group II Certificates.

     Class II A Liquidation Loss Amount: With respect to any Distribution Date, the amount, if any, by which (i) the Class II A Certificate Balance exceeds (ii) the Group II Pool Scheduled Principal Balance after giving effect to all distributions of principal made on such Distribution Date plus the Class II A-2 Holdover Amount for such Distribution Date.

     Class II A-1 Certificate: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B and EXHIBIT C hereto and denoted as a "Class II A-2 Certificate."

     Class II A-1 Certificate Balance: At any time, the Initial Class II A-1 Certificate Balance minus the sum of all principal distributions previously made to the Class II A-1 Certificateholders.

     Class II A-1 Distribution Amount: As to any Distribution Date, the total amount distributed to the Class II A-1 Certificateholders pursuant to Section 5.02.

     Class II A-1 Formula Rate: With respect to the First Distribution Date, 3.005% per annum. With respect to all subsequent Distribution Dates, a per annum rate equal to the sum of (a) LIBOR and (b) 0.375%.

     Class II A-1 Interest Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the Class II A-1 Pass-Through Rate on the Class II A-1 Certificate Balance as of such Distribution Date (before after giving effect to the principal distributions on such Distribution Date) and (b) any Class II A-1 Unpaid Interest Shortfall.

     Class II A-1 Interest Shortfall: As to any Distribution Date, any amount by which the amount distributed to Holders of Class II A-1 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class II A-1 Interest Distribution Amount."

     Class II A-1 Net Funds Cap Carryover Amount: As of the First Distribution Date, zero. On each subsequent Distribution Date, the sum of (A) if on such Distribution Date, the Class II A-1 Pass-Through Rate is based upon the Net Weighted Average Contract Rate on the Group II Contracts, the excess of (1) the lesser of (a) the product of (x) the Weighted Average Maximum Cap on the Group II Contracts and (y) the Class II A-1 Certificate Balance and (b) the amount of interest the Class II A-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class II A-1 Formula Rate for such Distribution Date over (2) the amount of interest payable on the Class II A -1 Certificates at the Net Weighted Average Contract Rate on the Group II Contracts for such Distribution Date and (B) the Class II A-1 Net Funds Cap Carryover Amount, together with accrued interest thereon at the Class II A-1 Pass-Through Rate in effect on such Distribution Date, for all previous Distribution Dates not previously distributed pursuant to Section 5.02(a)(B)(xi).

     Class II A-1 Pass-Through Rate: The lesser of (a) the Class II A-1 Formula Rate and (b) the Net Weighted Average Contract Rate on the Group II Contracts.

     Class II A-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II A-1 Interest Shortfalls for prior

Distribution Dates exceeds all prior distributions made pursuant to Section 5.02 in respect of prior Class II A-1 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class II A-1 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class II A-2 Certificate: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in EXHIBIT B and EXHIBIT C hereto and denoted as a "Class II A-2 Certificate."

     Class II A-2 Certificate Balance: At any time, the Initial Class II A-2 Certificate Balance minus the sum of all principal distributions previously made to the Class II A-2 Certificateholders.

     Class II A-2 Distribution Amount: As to any Distribution Date, the total amount distributed to the Class II A-2 Certificateholders pursuant to Section 5.02.

     Class II A-2 Formula Rate: With respect to the First Distribution Date, 2.90% per annum. With respect to all subsequent Distribution Dates, the Auction Rate established for the Class II A-2 Certificates for such Distribution Date as determined pursuant to the Auction Procedures.

     Class II A-2 Holdover Amount: On (i) the first Distribution Date on which the Class II A-2 Certificateholders receive distributions of principal pursuant to Section 5.02(a)(B)(iii) hereof, zero, (ii) on each subsequent Distribution Date on which the Class II A-2 Certificateholders receive distributions of principal pursuant to Section 5.02(a)(B)(iii) hereof but prior to the Class II A-2 Pro Rata Date, an amount equal to the lesser of (i) $24,999.99 and (ii) the portion of the Class II A Formula Principal Distribution Amount required to be applied as a principal payment on the Class II A-2 Certificates that exceeds $25,000 or an integral multiple of $25,000 and (iii) on each Distribution Date on and after the Class II A-2 Pro Rata Date, zero.

     Class II A-2 Interest Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) interest accrued during the related Interest Accrual Period at the Class II A-2 Pass-Through Rate on the Class II A-2 Certificate Balance as of such Distribution Date (before giving effect to the principal distributions on such Distribution Date) and (b) any Class II A-2 Unpaid Interest Shortfall.

     Class II A-2 Interest Shortfall: As to any Distribution Date, any amount by which the amount distributed to Holders of Class II A-2 Certificates on such Distribution Date is less than the amount computed pursuant to clause (a) of the definition of "Class II A-2 Interest Distribution Amount."

     Class II A-2 Net Funds Cap Carryover Amount: As of the First Distribution Date, zero. On each subsequent Distribution Date, the sum of (A) if on such Distribution Date, the Class II A-2 Pass-Through Rate is based upon the Net Weighted Average Contract Rate on the Group II Contracts, the excess of (1) the lesser of (a) the product of (i) the Weighted Average Maximum Cap on the Group II Contracts and (ii) the Class II A-2 Certificate Balance and (b) the amount of interest the Class II A-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class II A-2 Formula Rate for such Distribution Date over (2) the amount of interest payable on the Class II A-2 Certificates at the Net Weighted Average Contract Rate on the Group II Contracts for such Distribution Date and (B) the Class II A-2 Net Funds Cap Carryover Amount, together with accrued interest thereon at Class II A-2 Pass-Through Rate in effect on such Distribution Date, for all previous Distribution Dates not previously distributed pursuant to Section 5.02(a)(B)(viii).

     Class II A-2 Pass-Through Rate: The lesser of (a) the Class II A-2 Formula Rate and (b) the Net Weighted Average Contract Rate on the Group II Contracts.

     Class II A-2 Pro Rata Date: The date, if any, upon which the Class II A-2 Certificates are no longer held as a Book-Entry Certificate or the Certificate Balance of each outstanding Class II A-2 Certificate is less than $25,000.

     Class II A-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class II A-2 Interest Shortfalls for prior Distribution Dates exceeds all prior distributions made pursuant to
Section 5.02 in respect of prior Class II A-2 Interest Shortfalls, plus accrued interest thereon (to the extent payment thereof is legally permissible) at the Class II A-2 Pass-Through Rate on such amount with respect to such prior Distribution Dates.

     Class R Certificate: Any one of the Certificates, executed and authenticated as provided herein, substantially in the form set forth in Exhibit D hereto.

     Closing Date: October 2, 2001.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collected Scheduled Payments: : With respect to any Group and as to any Distribution Date, (a) the amount on deposit in the Certificate Account for such Group as of the end of the related Collection Period, less (b) the sum of (i) the aggregate of all Partial Prepayments collected with respect to such Group during such Collection Period, (ii) the aggregate of all payments collected with respect to such Group during such Collection Period on Contracts that were prepaid in full during such Collection Period (less the aggregate of the Scheduled Payments due on such Contracts that were delinquent as of the beginning of such Collection Period and recovered out of such collections),
(iii) the aggregate of the Net Liquidation Proceeds collected with respect to such Group In respect of all Contracts that became Liquidated Contracts during such Collection Period (less the aggregate of Scheduled Payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections and less any Repossession Profits collected during such Collection Period), (iv) the aggregate of the Repurchase Prices of all Contracts in such Group that were repurchased by the Contract Seller pursuant to Section 3.05 (less the aggregate of Scheduled Payments due on such Contracts that were delinquent at the beginning of such Collection Period and recovered out of such collections), (v) the amounts permitted to be withdrawn by the Servicer from the applicable Certificate Account pursuant to clauses (i),
(ii), (iii), (iv), (v) and (vii) of Section 5.03, and (vi) amounts representing Excess Contract Payments relating to such Group.

     Collection Period: With respect to any Distribution Date, and the Class I A-1 Certificates and the Class II A-1 Certificates, the calendar month preceding the month of such Distribution Date. With respect to the Auction Certificates, the second calendar moth preceding the month of such Distribution Date.

     Computer Tape: The computer tape generated by the Servicer on behalf of the Contract Seller which provides information relating to the Contracts sold by the Contract Seller, and includes the master file and the history file.

     Contract: Any one of the manufactured housing installment sale contracts or installment loan agreements, including any Land Home Contracts, described in the Contract Schedule and constituting part of the corpus of the Trust Fund, which Contracts are to be sold and assigned by the Contract Seller to the Trustee and which are the subject of this Agreement. The Contracts include all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the Cut-Off Date, but exclude any rights to receive payments which were due pursuant thereto prior to the Cut-Off Date.

     Contract File: As to each Contract other than a Land Home Contract, (a) the original copy of the Contract, (b) the original title document issued to the Contract Seller or BankAmerica Housing Services as secured lender or agent therefor for the related Manufactured Home, unless the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of any title documents for manufactured housing to secured lenders, (c) evidence of one or more of the following types of perfection of the security interest in favor of the Contract Seller or BankAmerica Housing Services as secured lender or agent therefor in the related Manufactured Home granted by such Contract, as appropriate: (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of filing in the appropriate offices indicated thereon, or (3) such other evidence of perfection of a security interest in a manufactured housing unit as is customary in such jurisdiction, (d) the assignment of the Contract from the manufactured housing dealer to the Contract Seller or BankAmerica Housing Services, if any, including any intervening assignments, and
(e) any extension, modification or waiver agreement(s).

     Contract Pool: The pool of Contracts held in the Trust Fund.

     Contract Rate: With respect to each Contract, the per annum rate of interest borne by such Contract, as set forth or described in such Contract.

     Contract Schedule: The Group I Contract Schedule and the Group II Contract Schedule.

     Contract Seller: GreenPoint.

     Control Agreement: The Insurer Control Agreement, dated as of the Closing Date, among GreenPoint, GreenPoint Bank, the Trustee, the Co-Trustee, Radian and Ambac, as amended, modified and supplemented from time to time in accordance with its terms.

     Controlling Insurer: As defined in the Control Agreement.

     Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 1 Bank One Plaza, Suite IL1-0481, Chicago, Illinois 60670-0481, Attention:
Corporate Trust Services Division, except that for purposes of Section 9.11, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

     Co-Trustee: First Union National Bank, or its successors or assigns or any successor under this Agreement.

     Cross-Over Date: With respect to each Group, the later to occur of (1) the Distribution Date occurring in September 2005 or (2) the first Distribution Date on which (A) the quotient obtained by dividing the Radian Enhancement Amount for that Group and Distribution Date by the aggregate Scheduled Principal Balance of the Contracts in such Group on that Distribution Date, equals or exceeds (B) 1.5 multiplied by the quotient obtained by dividing the Radian Enhancement Amount for that Group and Distribution Date by the aggregate Scheduled Principal Balance of the Contracts in that Group on the Cut-off Date.

     Cumulative Realized Losses: As to any Distribution Date and each Group, the Aggregate Net Liquidation Losses for such Group for the period from the Cut-Off Date through the end of the Collection Period preceding the month of such Distribution Date. As to any Distribution Date and the Contract Pool, the Aggregate Net Liquidation Losses for the period from the Cut-Off Date through the end of the Collection Period preceding the month of such Distribution Date.

     Cumulative Realized Loss Test: With respect to any Distribution Date and each Group, the following:

     (i) if such Distribution Date occurs between October 1, 2001 and August 31, 2006, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses for such Group as of such Distribution Date are less than or equal to 9.0% of the Group I Cut-Off Date Pool Principal Balance or Group II Cut-Off Date Pool Principal Balance, as applicable;

     (ii) if such Distribution Date occurs between September 1, 2006 and
August 31, 2007, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses for such Group as of such Distribution Date are less than or equal to 10.0% of the Group I Cut-Off Date Pool Principal Balance or Group II Cut-Off Date Pool Principal Balance, as applicable;

     (iii) if such Distribution Date occurs between September 1, 2007 and August 31, 2008, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses for such Group as of such Distribution Date are less than or equal to 11.0% of the Group I Cut-Off Date Pool Principal Balance or Group II Cut-Off Date Pool Principal Balance, as applicable;

     (iv) if such Distribution Date occurs on or after September 1, 2008, the Cumulative Realized Loss Test will be satisfied if Cumulative Realized Losses for such Group as of such Distribution Date are less than or equal to 12.0% of the Group I Cut-Off Date Pool Principal Balance or Group II Cut-Off Date Pool Principal Balance, as applicable.

     Cut-Off Date: The close of business on August 31, 2001.

     Cut-Off Date Pool Principal Balance: $425,893,905.96

     Cut-Off Date Group I Pool Balance: $222,939,500.00.

     Cut-Off Date Group II Pool Balance: $202,954,405.96.

     Deficiency: With respect to any Contract that is a Liquidated Contract, the amount by which (i) the outstanding principal balance of such Contract, plus accrued and unpaid interest thereon at the related Contract Rate to the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such Contract.

     Deficiency Amount: With respect to any Contract, the amount, if any, that the Servicer collects directly from the Obligor with respect to any Deficiency.

     Deficiency Event: On any Distribution Date as to which, after the application of funds pursuant to Section 5.02(a), the sum of the Pool Scheduled Principal Balance and the amount of the Class I A-1 Holdover Amount and the Class II A-2 Holdover Amount on deposit in the Certificate Account is less than the aggregate of the Certificate Balances.

     Deficiency Percentage: 35%.

     Definitive Certificates: As defined in Section 6.08.

     Denomination: With respect to each Regular Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate." With respect to each Class R Certificate, the Percentage Interest appearing on the face thereof.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Global Certificates. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York.

     Depository Agreement: The agreement among the Contract Seller, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of EXHIBIT I.

     Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: With respect to any Distribution Date, the third Business Day prior to such Distribution Date.

     Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code and any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: (A) With respect to (i) distributions to be made to the Holders of the Class I A-1 Certificates and the Class II A-1 Certificateholders pursuant to Section 5.02(a) hereof, the deposit into the Group II Certificate Account pursuant to Section 5.02(a)(A)(x), the deposit into the Group I Certificate Account pursuant to Section 5.02(a)(B)(x), the statement to be delivered to the Holders of the Group I A-1 Certificates and the Class II A-1 Certificateholders pursuant to Section 5.07 hereof and the determination of the Interest Accrual Period for the Class I A-1 Certificates and the Class II A-1 Certificates, the 20th day of each calendar month after the initial issuance of the Group I A-1 Certificates and Class II A-1 Certificates, or if such 20th day is not a Business Day, the next succeeding Business Day, commencing in October 2001, (ii) distributions to be made to the Class I A-2 Certificates and, if the Certificate Balance of the Class I A-1 has been reduced to zero, the Class R Certificateholders pursuant to Section 5.02(a) hereof, if the Certificate Balance of the Class II A-2 Certificates has been reduced to zero, payments to be made to the Auction Agent pursuant to Section 5.02(a)(B)(xi) hereof, the statement to be delivered to the Class I A-2

Certificateholders pursuant to Section 5.07 hereof and the determination of the Interest Accrual Period for the Class I A-2 Certificates, the 9th day of each calendar month after the initial issuance of the Class I A-2 Certificates or if such 9th day is not a Business Day, the next succeeding Business Day, commencing in November 2001 and (iii) distributions to be made to the Class II A-2 or, if the Certificate Balance of the Class II A-2 Certificates has not been reduced to zero and, if the Certificate Balance of the Class II A-2 Certificates has not been reduced to zero, Class R Certificateholders pursuant to Section 5.02(a) hereof, payments to be made to the Auction Agent pursuant to Section 5.02(a)(A)(ix) hereof, the statement to be delivered to the Class II A-2 Certificateholders pursuant to Section 5.07 hereof and the determination of the Interest Accrual Period for the Class II A-2 Certificates, the 13th day of each calendar month after the initial issuance of the Class II A-2 Certificates or if such 13th day is not a Business Day, the next succeeding Business Day, commencing in November 2001 (iii) and (B) for all other purposes hereunder, the 20th day of each calendar month commencing in October 2001, or if such day is not a Business Day, the next succeeding Business Day, and ending on the last day of the month in which the Class I A-1 Certificate Balance and Class II A-1 Certificate Balance have been reduced to zero, the 13th day of each calendar month thereafter, or if such 13th day is not a Business Day, the next succeeding Business Day and ending on the last day of the month in which the Class II A-2 Certificate Balance has been reduced to zero, and the 9th day of each calendar month thereafter, or if such 9th day is not a Business Day, the next succeeding Business Day.

     Due Date: The day of the month on which each Scheduled Payment is due on a Contract, exclusive of any days of grace.

     Eligible Account: An account that is one of the following (i) an account maintained with a FDIC-insured depository institution which is subject to examination by federal or state authorities and the commercial paper of which has a rating of P-1 from Moody's (if rated by Moody's) and A-1 from S&P or the long-term deposits or long-term unsecured senior debt obligations of which are in one of the two highest rating categories of Moody's and S&P, or maintained with a depository institution that is otherwise acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to such effect), (ii) a trust account maintained with the Trustee or, if the Certificate Administrator is not the Trustee, with the Certificate Administrator, in which the funds are either held uninvested or invested solely in Eligible Investments, or (iii) an account that is otherwise acceptable to the Rating Agencies and the Insurers, as evidenced by letters from each Rating Agency and the Insurers, without a reduction or withdrawal of the rating of the Certificates.

     Eligible Investments: One or more of the following in the order of priority specified herein:

     (a) any common trust fund, collective investment trust or money market fund rated AAA by Fitch so long as the Class I A-1 Certificates and the Class II A-2 Certificates are outstanding, Aaa by Moody's and AAAg or AAAm by S&P; and

     (b) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction in or withdrawal of the then current rating or ratings of the Certificates, as evidenced by a letter to such effect from each Rating Agency and acceptable to the Insurers as evidenced by a letter from each Insurer;

provided, however, that no investments in "interest only" stripped obligations shall qualify as an Eligible Investment pursuant to this definition.

     Eligible Substitute Contract: As to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 3.05(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-Off Date or the Closing Date) in Section 3.02 and does not cause any of the representations and warranties in Section 3.03, after giving effect to such substitution, to be incorrect, (b) after giving effect to the Scheduled Payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, and (e) has not been delinquent for more than 31 days as to any Scheduled Payment due within twelve months of the date of its substitution. In addition, an Eligible Substitute Contract which is a Land Home Contract may only be used to replace a Replaced Contract which was a Land Home Contract.

     Enhancement Payment: On any Distribution Date, any Radian Enhancement Payment and/or the Ambac Enhancement Payment, as applicable.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Restricted Certificate: Any Class I A-1, Class I A-2 or Class R Certificate.

     Event of Default: Any one of the Events of Default described in Section
8.01 hereof.

     Excess Contract Payment: With respect to any Contract, any portion of a payment of principal and interest on such Contract, that (a) is in excess of the Scheduled Payment (or is an integral multiple thereof and has not been identified by the Obligor as a Principal Prepayment), (b) is not a Principal Prepayment and (c) is not part of the Liquidation Proceeds of such Contract or the Repurchase Price of such Contract paid pursuant to Section 3.05.

     Extension Fee: Any extension fee paid by the Obligor on a Contract.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to
Section 4.10.

     First Distribution Date: With respect to the Class I A-1 Certificates and the Class II A-1 Certificates, October 22, 2001, with respect to the Class I A-2 Certificates, November 9, 2001 and with respect to the Class II A-2 Certificates, November 13, 2001.

     Fitch: Fitch, Inc. and its successor in interest.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Formula Principal Distribution Amount: As to any Distribution Date and as to any Group, an amount equal to the sum (without duplication) of (a) all scheduled payments of principal due on each outstanding Contract in such Group during the related Collection Period, (b) all Partial Prepayments on the Contracts in such Group received during the related Collection Period, (c) the Scheduled Principal Balance of each Contract in such Group for which a Principal Prepayment in Full was received during the related Collection Period, (d) the Scheduled Principal Balance of each Contract in such Group that became a Liquidated Contract during the related Collection Period, (e) the Scheduled Principal Balance of each Contract in such Group that was repurchased during the related Collection Period pursuant to Section 3.05 or pursuant to Section 11.12 by the Class R Certificateholders, (f) all non-cash reductions to the Scheduled Principal Balance of each Contract in such Group during the related Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the Servicer in the normal course of business of its servicing activities, (g) with respect to the Class I A-2 Certificates, the Class I A-2 Holdover Amount,
(h) with respect to the Class II A-2 Certificates, the Class II A-2 Holdover Amount and (i) any previously undistributed shortfalls in the amounts in clauses
(a) through (f) above in respect of prior Distribution Dates, other than any such shortfall with respect to which an Enhancement Amount has been made.

     Formula Rate: The Class II A-1 Formula Rate or Class II A-2 Formula Rate, as applicable.

     Fractional Interest: As to any Certificate, the product of (a) the Percentage Interest evidenced by such Certificate multiplied by (b) the amount derived from dividing the Certificate Balance of the Class represented by such Certificate by the aggregate Certificate Balances of all Classes.

     Global Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository and as described in Section 6.06). On the Closing Date, only the Class R Certificates will not be Global Certificates.

     GreenPoint: GreenPoint Credit, LLC, a Delaware limited liability company, its successors or assigns.

     GreenPoint Bank: GreenPoint Bank, a New York state-chartered savings bank, and its successors and assigns.

     Gross Margin: With respect to each Group II Contract that has a variable Contract Rate, the percentage set forth as such on the Group II Contract Schedule.

     Group: The Group I Contracts or the Group II Contracts, as applicable.

     Group I Available Funds Shortfall: With respect to any Distribution Date, the amount, if any, by which the Available Distribution Amount for the Group I Contracts is less than the amount required to be distributed to the Group I Certificates on such Distribution Date pursuant to Section 5.02(a)(A).

     Group I Certificate Account: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Holders of the Group I Certificates and the Insurers. Funds in the Group I Certificate Account shall be held in trust for the aforementioned Certificateholders and the Insurers for the uses and purposes set forth in this Agreement.

     Group I Certificates: The Class I A-1 and Class I A-2 Certificates.

     Group I Contract Schedule: The list of Contracts, as amended from time to time, constituting part of the corpus of the Trust Fund, attached hereto as EXHIBIT A-1.

     Group I Contracts: The Contracts listed on EXHIBIT A-1 hereto.

     Group I Monthly Servicing Fee: With respect to any Distribution Date and the Group I Contracts, an amount equal to one-twelfth of 1.00% per annum (or, if a successor Servicer is engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07) of the Group I Pool Scheduled Principal Balance for such Distribution Date.

     Group I Pool Scheduled Principal Balance: As to any Distribution Date, the Cut-Off Date Group I Pool Balance less the aggregate of the Formula Principal Distribution Amounts for the Group I Contracts for all prior Distribution Dates.

     Group II Available Funds Shortfall: With respect to any Distribution Date, the amount, if any, by which the Available Distribution Amount for the Group II Contracts is less than the amount required to be distributed to the Group II Certificates on such Distribution Date pursuant to Section 5.02(a)(B).

     Group II Certificate Account: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.05 in the name of the Trustee for the benefit of the Holders of the Group II Certificates and the Insurers. Funds in the Group II Certificate Account shall be held in trust for the aforementioned Certificateholders and the Insurers for the uses and purposes set forth in this Agreement.

     Group II Certificates: The Class II A-1 and Class II A-2 Certificates.

     Group II Contract Schedule: The list of Contracts, as amended from time to time, constituting part of the corpus of the Trust Fund, attached hereto as EXHIBIT A-2.

     Group II Contracts: The Contracts listed on EXHIBIT A-2 hereto.

     Group II Monthly Servicing Fee: With respect to any Distribution Date and the Group II Contracts, an amount equal to one-twelfth of 1.00% per annum (or, if a successor Servicer is engaged at any time after GreenPoint is no longer the Servicer, the percentage agreed upon pursuant to Section 7.07) of the Group II Pool Scheduled Principal Balance for such Distribution Date.

     Group II Pool Scheduled Principal Balance: As to any Distribution Date, the Cut-Off Date Group II Pool Balance less the aggregate of the Formula Principal Distribution Amounts for the Group II Contracts for all prior Distribution Dates.

     Hazard Insurance Policy: With respect to each Contract, the policy of fire and extended coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Manufactured Home, as provided in
Section 4.09 (which may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions of Section 4.09).

     Hedge Agreement: The ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of the Closing Date, between the Trustee, on behalf of the Trust Fund, and the Hedge Counterparty, or any replacement, substitute, collateral or other arrangement in lieu thereof. The Hedge Agreement will not be an asset of the REMIC.

     Hedge Counterparty: Citibank, N.A., New York Branch, and its successors and assigns or any party to any replacement, substitute, collateral or other arrangement in lieu thereof.

     Hedge Termination Payment: The termination payment due to the Hedge Counterparty pursuant to the Hedge Agreement upon the early termination of the Hedge Agreement.

     Independent Contractor: Either (i) any Person (other than the Servicer or the Trustee) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as the Trust Fund does not receive or derive any income from such person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer and the Trustee) upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code).

     Index: With respect to each Group II Contract that has not converted its Contract Rate from a variable rate to a fixed rate, the per annum rate equal to Twelve-Month LIBOR in effect with respect to such Contract.

     Initial Class I A-1 Certificate Balance: As set forth in Section 6.01.

     Initial Class I A-2 Certificate Balance: As set forth in Section 6.01.

     Initial Class II A-1 Certificate Balance: As set forth in Section 6.01.

     Initial Class II A-2 Certificate Balance: As set forth in Section 6.01.

     Insurance Agreements: Each of the Ambac Insurance Agreement and the Radian Insurance Agreement.

     Insurers: Each of Radian and Ambac.

     Insurer Default: The occurrence of an Ambac Default and a Radian Default.

     Interest Accrual Period: With respect to any Distribution Date other than the First Distribution Date, (i) the one month period beginning on the Distribution Date in the month preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date, and (ii) with respect to the First Distribution Date, the period commencing on the Closing Date and ending on the day preceding the First Distribution Date.

     Land Home Contract: A Contract that is secured by a mortgage, deed of trust, security deed or similar evidence of lien on real estate on which the related Manufactured Home is situated (as well as by such related Manufactured
Home).

     Land Home Contract File: As to each Land Home Contract, (a) the original copy of the Land Home Contract, (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title document for the related Manufactured Home, (c) the assignment of the Land Home Contract from the originator (if other than the Contract Seller) to the Contract Seller, (d) if such Land Home Contract was originated by the Contract Seller, an endorsement of such Land Home Contract by the Contract Seller, and (e) any extension, modification or waiver agreement(s).

     Late Payment Fees: Any late payment fees (including any not sufficient funds fees) paid by Obligors on Contracts after all sums received have been allocated first to regular installments due or overdue and all such installments are then paid in full.

     Latest Due Date: The latest date on which any Contract matures.

     LIBOR: As of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) which appears in the Telerate Screen Page 3750 as of 11:00 a.m. London time, on such date. If such rate does not appear on Telerate Screen Page 3750, or such other service for displaying LIBOR or comparable rates as may be selected by the Trustee (or, with respect to the Auction Certificates, if so specified in the Auction Procedures, the Auction Agent) after consultation with the Servicer and the Hedge Counterparty, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Trustee (or, if applicable, the Auction Agent) shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

     LIBOR Determination Date: With respect to any Interest Accrual Period, the second London business day preceding the commencement of such Interest Accrual Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     Liquidated Contract: Any defaulted Contract as to which the Servicer has determined that all amounts (other than amounts in respect of any Deficiency) which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land Home Contracts, Mortgaged Property, has been realized upon and liquidated and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     Liquidation Expenses: All reasonable out-of-pocket expenses (exclusive of overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home, and, in the case of Land Home Contracts, Mortgaged Property, is liquidated, including legal fees and expenses, any unreimbursed amount expended by the

Servicer pursuant to Sections 4.06, 4.07, 4.09, 4.13 or 4.18 (to the extent such amount is reimbursable under the terms of Sections 4.06, 4.07, 4.09, 4.13 or 4.18, as the case may be) with respect to such Contract, and any unreimbursed expenditures for property taxes or other taxes or charges or for property restoration or preservation that are related to such liquidation.

     Liquidation Proceeds: Cash (including insurance proceeds other than those applied to the restoration of the related Manufactured Home or Mortgaged Property or released to the related Obligor in accordance with the normal servicing procedures of the Servicer, but excluding Deficiency Amounts) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     Loan-To-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Original Value of the related Manufactured Home.

     Majority In Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     Manufactured Home: A unit of manufactured housing which meets the requirements of Section 25(e)(10) of the Code, securing the indebtedness of the Obligor under the related Contract.

     Maximum Cap: With respect to each Group II Contract, the percentage set forth as such on the Group II Contract Schedule.

     Minimum Termination Amount: As of any time after the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, an amount equal to the sum of (a) the aggregate Certificate Balances of all of the Certificates, (b) any shortfall in interest due to Certificateholders in respect of prior Distribution Dates, and (c) one month's interest on Certificate Balance of each Class of Certificates at the applicable Pass-Through Rate.

     Monthly Advance: As to any Distribution Date and any Group, the lesser of
(1) (a) the amount, if any, by which (i) the Scheduled Amount for such Group exceeds (ii) the Collected Scheduled Payments for such Group, less (b) the amount of any Scheduled Payment on a Contract in such Group due during the related Collection Period which the Servicer has determined would be a Nonrecoverable Advance if an advance in respect of such Scheduled Payment were made and (2) the amount by which the Available Distribution Amount (exclusive of the Monthly Advance component thereof) for such Group for such Distribution Date is less than the sum of (A) with respect to the Group I Contracts, the sum of
(a) the Formula Principal Distribution Amount for the Group I Contracts and (b) the aggregate of the Class I A-1 Interest Distribution Amount and Class I A-2 Interest Distribution Amount, and (B) with respect to the Group II Contracts, the sum of (a) the Formula Principal Distribution Amount for the Group II Contracts and (b) the aggregate of the Class II A-1 Interest Distribution Amount and Class II A-2 Interest Distribution Amount, provided, however, that with respect to the First Distribution Date, the Monthly Advance shall equal the amount, if any, determined pursuant to clause (2) above.

     Monthly Advance Reimbursement Amount: Any amount received by the Servicer pursuant to Section 5.01(b) or (c) in reimbursement of a Monthly Advance made out of its own funds.

     Monthly Report: The monthly report described in Section 5.04.

     Monthly Servicing Fee: The sum of the Group I Monthly Servicing Fee and the Group II Monthly Servicing Fee.

     Moody's: Moody's Investors Service, Inc. or any successor thereto.

     Mortgage: The mortgage, deed of trust, security deed or similar evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land Home Contract.

     Mortgaged Property: The property subject to the lien of a Mortgage.

     Net Contract Rate: With respect to any (a) Group I Contract, the rate of interest per annum borne by such Contract on the first day of the related Collection Period minus 1.47% and (b) Group II Contract, the rate of interest per annum borne by such Contract on the first day of the related Collection Period minus 1.69%.

     Net Funds Cap Carryover Amount: The Class II A-1 Net Funds Cap Carryover Amount and/or the Class II A-2 Net Funds Cap Carryover Amount, as applicable.

     Net Liquidation Proceeds: As to any Liquidated Contract, Liquidation Proceeds net of the sum of (i) Liquidation Expenses, (ii) all accrued and unpaid interest thereon through the date the related Contract becomes a Liquidated Contract and (iii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or Mortgaged Property that is senior to the interest of the Trust Fund.

     Net Weighted Average Contract Rate: As to any Distribution Date and each Group, the weighted average of the Net Contract Rates of all of the Contracts in such Group as of the first day of the related Collection Period, weighted on the basis of the Scheduled Principal Balances of the Contracts in such Group on the first day of the related Collection Period.

     Non-United States Person: Any Person other than a United States Person.

     Nonrecoverable Advance: Any advance made or proposed to be made pursuant to
Section 4.06, Section 4.09, Section 4.13, Section 4.18 or Section 5.01 which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from late payments, Liquidation Proceeds or otherwise. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and stating the reasons for such determination.

     Notice for Payment: As defined in the related Insurance Agreement.

     Notice of Rating: A notice by the Servicer substantially in the form of EXHIBIT K hereto.

     Obligor: Each Person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Contract Seller or the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii) if provided for in this Agreement, signed by a Servicing Officer and delivered to the Contract Seller and the Trustee, as the case may be, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be the in-house counsel for the Contract Seller or the Servicer, reasonably acceptable to the Trustee, the Insurers or the Contract Seller, as the case may be.

     Optional Termination Date: The date upon which the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance.

     Original Value: With respect to any Manufactured Home that was new at the time the related Contract was originated, the retail stated cash sale price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges. With respect to any Manufactured Home that was used at the time the related Contract was originated, the total delivered sales price of such Manufactured Home, plus taxes and, to the extent financed under such Contract, closing fees paid to third parties, insurance and prepaid finance charges.

     Outstanding: With respect to any Contract as to the time of reference thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract, and has not been repurchased pursuant to Section 3.05 prior to such time of reference.

     Outstanding Amount Advanced: As to any Distribution Date, the aggregate of all Monthly Advances made by the Servicer out of its own funds pursuant to
Section 5.01 less the aggregate of all Monthly Advance Reimbursement Amounts actually received by the Servicer prior to such Distribution Date.

     Ownership Interest: Any legal or beneficial, direct or indirect, ownership or other interest.

     Partial Prepayment: Any Principal Prepayment other than a Principal Prepayment in Full.

     Pass-Through Rate: The Class I A-1 Pass-Through Rate, the Class I A-2 Pass-Through Rate, the Class II A-1 Pass-Through Rate or the Class II A-2 Pass-Through Rate, as applicable.

     Paying Agent: Any paying agent appointed pursuant to Section 9.13.

     Percentage Interest: As to any Certificate (other than a Class R Certificate) of any Class, the percentage interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage obtained by dividing the original denomination of such Certificate by the aggregate of the original denominations of all of the Certificates of such Class; and as to a Class R Certificate, the percentage set forth on the face thereof.

     Permitted Transferee: Any Person other than (i) a Disqualified Organization or (ii) a Non-United States Person.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Plan Investor: An employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a plan, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, and any person investing on behalf of or with plan assets of any such plans.

     Pool Scheduled Principal Balance: As to any Distribution Date, the sum of the Scheduled Principal Balances of all Contracts at the end of the related Collection Period.

     Principal Distribution Tests With respect to Group I, a test that will be satisfied with respect to any Distribution Date, if the Average Sixty-Day Delinquency Ratio of the Group I Contracts is less than or equal to 6.00%, the Twelve-Month Realized Loss Ratio of the Group I Contracts is less than or equal to 3.50%, and the related Cumulative Realized Loss Test for Group I is satisfied and with respect to for Group II, a test that will be satisfied with respect to any Distribution Date if the Average Sixty-Day Delinquency Ratio of the Group II Contracts is less than or equal to 6.00%, the Twelve-Month Realized Loss Ratio of the Group II Contracts is less than or equal to 3.50%, and the related Cumulative Realized Loss Test for Group II is satisfied.

     Principal Prepayment: (i) Subject to clause (ii) of this definition, with respect to any Contract, any payment or any portion thereof or other recovery on such Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) that exceeds the amount necessary to bring such Contract current as of any Due Date unless (A) the related Obligor has notified or confirmed with the Servicer that such payment is to be applied as Scheduled Payments for future Due Dates or (B) the amount of such excess payment is approximately equal (subject to a variance of plus or minus 10%) to the amount of the Scheduled Payment on the next Due Date; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a Contract (other than a Liquidated Contract or a Contract repurchased pursuant to Section 3.05) is sufficient to pay the outstanding principal balance of such Contract, all accrued and unpaid interest at the Contract Rate to the payment date and, at the option of the Servicer, all other outstanding amounts owing on such Contract, the portion of the payments or recoveries on such Contract during such Collection Period that is equal to the Scheduled Principal Balance of such Contract after giving effect to the Scheduled Payment on such Contract due in such Collection Period; and (iii) any cash deposit made with respect to a Contract pursuant to Section 3.05.

     Principal Prepayment in Full: Any Principal Prepayment specified in clause
(ii) of the definition of the term "Principal Prepayment."

     Private Certificate: Any Class R Certificate.

     Radian: Radian Insurance Inc., a Pennsylvania domiciled insurer, and its successors and assigns

     Radian Class I A Monthly Premium: With respect to any Distribution Date, the monthly premium amount calculated as specified in the Radian Insurance Agreement for such Distribution Date. Such amount may be obtained by any Certificateholder upon written request to the Trustee.

     Radian Class II A Monthly Premium: With respect to any Distribution Date, the monthly premium amount calculated as specified in the Radian Insurance Agreement for such Distribution Date. Such amount may be obtained by any Certificateholder upon written request to the Trustee.

     Radian Default: (i) The existence and continuance of a failure by Radian to make a payment required under the Radian Policy in accordance with its terms or
(ii) (1) Radian shall have (A) filed any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) made a general assignment for the benefit of its creditors, or (C) had an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (2) a court of competent jurisdiction, the Insurance Department of the Commonwealth of Pennsylvania or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree
(A) appointing a custodian, trustee, agent or receiver for Radian or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of Radian (or the taking of possession of all or any material portion of the property of Radian).

     Radian Enhancement Amount: With respect to the Class I A Certificates, initially $37,899,715, which amount shall be reduced (1) on each Distribution Date by the applicable Radian Enhancement Reduction Amount, if any, (2) by the amount of all Radian Enhancement Payments paid by Radian with respect to principal of the Class I A Certificates, and (3) by the amount, if any, by which the aggregate amount that has been paid by Radian in respect of the Class II A Certificates exceeds the Radian Enhancement Amount for the Class II A Certificates. With respect to the Class II A Certificates, initially $48,709,057, which amount shall be reduced (1) on each Distribution Date by the applicable Radian Enhancement Reduction Amount, if any, (2) by the amount of all Radian Enhancement Payments paid by Radian with respect to principal of the Class II A Certificates, and (3) by the amount, if any, by which the aggregate amount that has been paid by Radian in respect of the Class I A Certificates exceeds the Radian Enhancement Amount for the Class I A Certificates.

     Radian Enhancement Amount Percentage: With respect to any Distribution Date and the related Group, the percentage equivalent of a fraction, the numerator of which is the related Radian Enhancement Amount as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the aggregate outstanding principal balance of the related Certificates as of the close of business on the immediately preceding Distribution Date.

     Radian Enhancement Payment: With respect to the Class I A Certificates and any Distribution Date, (a) with respect to interest on the Class I A Certificates, the lesser of (1) one month's interest on the Radian Enhancement Amount for the Class I A Certificates and such Distribution Date, at the weighted average of the applicable Pass-Though Rates of the Class I A Certificates and (2) the amount by which (I) the aggregate amount distributable to the Class I A Certificateholders pursuant to Section 5.02(a)(A)(ii) exceeds
(II) the sum of (x) the portion of the Available Distribution Amount allocable to the Class I A Certificates remaining after giving effect to the distributions pursuant to Section 5.02(a)(A)(i) and (y) the portion of amounts available from Group II Certificate Account, if any, pursuant to Section 5.02(a)(B)(xi) after giving effect to the distributions pursuant to Section 5.02(a)(A)(i), and (b) with respect to principal of the Class I A Certificates, the lesser of (1) the Radian Enhancement Amount for the Class I A Certificates and such Distribution Date and (2) (A) for any Distribution Date other than the Distribution Date occurring in October 2032, the amount of any Class I A Liquidation Loss Amount for such Distribution Date and (B) for the Distribution Date occurring in October 2032, after giving effect to all distributions of principal on the Class I A Certificates on such Distribution Date, an amount equal to the remaining Class I A Certificate Balance.

     With respect to the Class II A Certificates and any Distribution Date, (a) with respect to interest on the Class II A Certificates, the lesser of (1) one month's interest on the Radian Enhancement Amount for the Class II A Certificates and such Distribution Date, at the weighted average of the applicable

Pass-Though Rates of the Class II A Certificates and (2) the amount by which (I) the aggregate amount distributable to the Class II A Certificateholders pursuant to Section 5.02(a)(B)(ii) exceeds (II) the sum of (x) the portion of the Available Distribution Amount allocable to the Class II A Certificates remaining after giving effect to the distributions pursuant to Section 5.02(a)(B)(i) and
(y) the portion of amounts available from the Group II Certificate Account, if any, pursuant to Section 5.02(a)(A)(x) after giving effect to the distributions pursuant to Section 5.02(a)(B)(i), and (b) with respect to principal of the Class II A Certificates, the lesser of (1) the Radian Enhancement Amount for the Class II A Certificates and such Distribution Date and (2) (A) for any Distribution Date other than the Distribution Date occurring in October 2032, the amount of any Class II A Liquidation Loss Amount for such Distribution Date and (B) for the Distribution Date occurring in October 2032, after giving effect to all distributions of principal on the Class II A Certificates on such Distribution Date, an amount equal to the remaining Class II A Certificate Balance.

     Radian Enhancement Reduction Amount: With respect to each Distribution Date and the related Group, (1) prior to the Cross-Over Date, zero, (2) on any Distribution Date on which the Principal Distribution Tests for such Group are not satisfied, zero, and (3) on any other Distribution Date, the Radian Enhancement Amount Percentage for such Group multiplied by the Formula Principal Distribution Amount for such Distribution Date and Group.

     Radian Insurance Agreement: The Insurance and Reimbursement Agreement, dated as of the Closing Date, among GreenPoint, GreenPoint Bank, the Trustee, the Co-Trustee and Radian, as amended, modified and supplemented from time to time in accordance with its terms.

     Radian Policy: An unconditional and irrevocable certificate insurance policy of Radian, in the form attached hereto as EXHIBIT H-2, issued to the Co-Trustee for the benefit of the Certificateholders.

     Rating Agency: Any of Moody's, S&P and, so long as the Class I A-1 Certificates and the Class II A-1 Certificates are outstanding, Fitch.

     Record Date: With respect to the First Distribution Date, the Closing Date and with respect to any Distribution Date thereafter, the close of business on the day preceding such Distribution Date.

     Reference Banks: The leading banks selected by the Trustee, which are engaged in transactions in Eurodollar deposits in the London interbank market.

     Regular Certificates: Any one of the Group I Certificates or Group II Certificates.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Administrator: The Holder of the Class R Certificate on the Closing Date, or any successor thereto meeting the requirements set forth in Section
4.17 (c).

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REO Account: As defined in Section 4.17.

     REO Property: As defined in Section 4.17.

     Replaced Contract: A Contract as to which the Contract Seller has a Repurchase Obligation and which, at the Contract Seller's option, is replaced in the Trust Fund by an Eligible Substitute Contract pursuant to Section 3.05.

     Repossession Profits: As to any Distribution Date, the excess, if any, of Net Liquidation Proceeds in respect of each Contract that became a Liquidated Contract during the related Collection Period over the sum of the remaining principal balance of such Contract prior to any write down thereof plus accrued and unpaid interest at the related Contract Rate on the remaining principal balance thereof from the Due Date to which interest was last paid by the Obligor to the Due Date in the month in which such Contract became a Liquidated Contract.

     Repurchase Obligation: The obligation of the Contract Seller, set forth in
Section 3.05, to repurchase the related Contracts as to which there exists an uncured breach of a representation or warranty contained in Sections 3.02 or 3.03.

     Repurchase Price: With respect to any Contract required to be repurchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract as of the beginning of the month of repurchase plus accrued interest from the Due Date with respect to which the Obligor last made a payment to the Due Date in the Collection Period in which such Contract is repurchased.

     Responsible Officer: When used with respect to the Trustee, the Paying Agent or the Certificate Administrator, the chairman or vice chairman of the board of directors, the chairman or vice chairman of any executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     S&P: Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     Scheduled Amount: As to any Distribution Date, the amount equal to the aggregate of the Scheduled Payments that were due during the related Collection Period in respect of Contracts that were Outstanding immediately following such Collection Period or whose last Scheduled Payment was due during such Collection Period.

     Scheduled Payment: As to any Distribution Date and each Contract, the amount equal to the scheduled payment that was due during the related Collection Period in respect of each such Contract that was Outstanding immediately following such Collection Period or whose final scheduled payment was due during such Collection Period.

     Scheduled Principal Balance: As to any Contract and any Distribution Date or the Cut-Off Date, as the case may be, the principal balance of such Contract as of the Due Date in the related Collection Period (or, with respect to the Cut-Off Date or the First Distribution Date, as of the Cut-Off Date) as specified in the amortization schedule for such Contract at the time relating thereto, after giving effect to all previous Partial Prepayments, all previous scheduled principal payments (whether or not paid), to the scheduled payment of principal due on such Due Date (or, with respect to the Cut-Off Date, the previous Due Date) and to all non-cash reductions to the related Contract during such Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the Servicer in the normal course of business of its servicing activities.

     Securities Act: The Securities Act of 1933, as amended.

     Servicer: GreenPoint, or its successors in interest or any successor Servicer under this Agreement as provided by Section 7.06 or 7.07.

     Servicer Deficiency Amount: With respect to any Distribution Date, the product of the Deficiency Percentage and the aggregate of the Deficiency Amounts received during the immediately preceding Collection Period.

     Servicer Termination Events: As defined in Section 8.07.

     Servicing File: All documents, records, and other items maintained by the Servicer with respect to a Contract and not included in the corresponding Contract File or the Land Home Contract File, as applicable, including the credit application, credit reports and verifications, appraisals, tax and insurance records, payment records, insurance claim records, correspondence, and all historical computerized data files.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     Sixty-Day Delinquency Ratio: As to any Distribution Date and each Group, the percentage equivalent of the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding six Collection Periods) of all Contracts in that Group (including Contracts in respect of which the related Manufactured Home has been repossessed but not yet liquidated) as to which a Scheduled Payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 60 days or more as of the end of such Collection Period and the denominator of which is the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance for such Distribution Dates, the result of which is multiplied by twelve.

     Startup Day: As defined in Section 4.17(b) hereof.

     Tax: As defined in Section 4.17(g) hereof.

     Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury Regulation Section 1.860F-4(d) and Section 6231 of the Code. Initially, this person shall be the REMIC Administrator.

     Telerate Screen Page 3750: The display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page, or some other page as may replace that page on such service, or if the service is no longer offered, some other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer and the Hedge Counterparty.

     Thirty-Day Delinquency Ratio: As to any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the aggregate of the outstanding principal balances (as of the end of the preceding six Collection Periods) of all Contracts as to which a Scheduled Payment thereon (without giving effect to any adjustments thereto by reason of a bankruptcy or similar proceeding of the Obligor or any extension or modification granted to such Obligor) is delinquent 30 days or more as of the end of such Collection Period and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Dates, the result of which is multiplied by twelve.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Class R Certificate.

     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Class R Certificate.

     Trustee: Bank One, National Association, or its successors or assigns or any successor under this Agreement.

     Trust Fund: The corpus of the trust created by this Agreement, to the extent described herein, consisting of the Contracts (including the security interest created thereby), including all rights to receive payments on the Contracts due on or after the Cut-Off Date, such assets as shall from time to time be identified as deposited in the applicable Certificate Account, each Manufactured Home and Mortgaged Property which secured a Contract (which has not been repurchased pursuant to Section 3.05) and which has been acquired in realizing upon such Contract, the Repurchase Obligation, the Certificate Insurance Policies, the Hedge Agreement and the proceeds of the Hazard Insurance Policies.

     Twelve-Month LIBOR: The average of interbank rates for one year U.S. dollar denominated deposits in the London market based on the quotation of major banks listed as the "1-Year London Interbank Offered Rates Index" found in the Wall Street Journal, Money & Investing section, under the "Money Rates" table. Twelve-Month Realized Loss Ratio: As to any Distribution Date, the percentage equivalent of the fraction, the numerator of which is the arithmetic average of the Aggregate Net Liquidation Losses for the twelve preceding Collection Periods related to such Distribution Date and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance for such Distribution Date and the preceding eleven Distribution Dates, the result of which is multiplied by twelve.

     UCC: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

     United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (other than a partnership not treated as a United States person under any applicable Treasury Regulations), or an estate or trust whose income is subject to United States federal income tax regardless of the source of income.

     Voting Rights: The portion of the voting rights of all of the Certificates that is allocated to any Certificate. As of any date of determination, 99% of the Voting Rights shall be allocated among Holders of the Regular Certificates in proportion to the Certificate Balances of their respective Certificates on such date and 1% of the Voting Rights shall be allocated among Holders of the Class R Certificates, in each case allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Maximum Cap: With respect to any Distribution Date and the Group II Contracts, an amount equal to the weighted average of the Maximum Caps of the Group II Contracts on such Distribution Date (or with respect to any Group II Contract that had its Contract Rate convert from a variable rate to a fixed rate, the appropriate fixed rate) multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360.

Section 1.02  Construction.
              ------------

         Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words "include" or "including" shall be deemed followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to the Agreement as a whole and not to any particular provision of this Agreement. The Section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Appendix and Exhibit references are to this Agreement unless otherwise specified. The date as of which this Agreement is dated has been assigned solely for purposes of identification, and does not signify the date as of which assets are transferred, securities are issued, or any other actions are taken hereunder, and the parties specifically acknowledge and agree that the conveyance of the Contracts pursuant to Section 2.01 and the delivery of the Certificates pursuant to Section 2.07 have occurred on and are effective as of the Closing Date.

                                   ARTICLE II

             CONVEYANCE OF CONTRACTS, REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Contracts.
              -----------------------

     (a) GreenPoint, as Contract Seller, concurrently with the execution and delivery hereof, does hereby transfer, sell, assign, set over and otherwise convey to the Trustee without recourse (i) all of its right, title and interest in and to the Contracts listed on the Contract Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date); (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts; (iii) all documents contained in the Servicing Files, the Contract Files and in the Land Home Contract Files with respect to the related Contracts; (iv) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property, consisting of, arising from, or relating to any of the foregoing; and (v) all proceeds of any of the foregoing. The Trust shall be deemed to consist of two sub-trusts, one with respect to each Group.

     The ownership of each Contract and the contents of the related Contract File or Land Home Contract File, as applicable, and Servicing File are vested in the Trustee. The Servicer hereby disclaims any and all right, title and other ownership interest in and to the Contracts (including the security interests created thereby). The contents of each Contract File and, except as provided in
Section 4.16(e) and/or 4.16(f), the contents of each Land Home Contract File, as applicable, and Servicing File are and shall be held by the Servicer for the benefit of the Trustee as the owner thereof (it being understood that the Servicer's possession of the contents of each Contract File or Land Home Contract File, as applicable, and Servicing

File so retained is for the sole purpose of servicing the related Contract, and such retention and possession by the Servicer is in a custodial capacity only). Neither the Contract Seller nor the Servicer shall take any action inconsistent with the Trustee's ownership of the Contracts, and the Contract Seller and the Servicer shall promptly indicate to all inquiring parties that the Contracts have been sold, transferred, assigned, set over and conveyed to the Trustee and shall not claim any ownership interest in the Contracts.

     (b) Although the parties intend that the conveyance of the Contract Seller's right, title and interest in and to the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that GreenPoint shall be deemed to have granted to the Trustee, and GreenPoint does hereby grant to the Trustee, to secure payment of the Certificates according to their terms and the performance of all of the Contract Seller's obligations hereunder, a perfected first-priority security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Contracts listed on the Contract Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Contracts on or after the Cut-Off Date (other than payments of principal and interest due on such Contracts before the Cut-Off Date); (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts; (iii) all documents contained in the Servicing Files, the Contract Files and in the Land Home Contract Files with respect to the related Contracts; (iv) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property, consisting of, arising from, or relating to any of the foregoing; and (v) all proceeds of any of the foregoing. The parties intend and agree that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, the security interests created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person. The Trustee shall have all of the rights and remedies of a secured party under the UCC as in force in the relevant jurisdiction.

Section 2.02  Filing and Assignment.
              ---------------------

     (a) On or prior to the Closing Date, the Contract Seller shall cause to be filed in the office of the Secretary of State of Delaware a UCC-1 financing statement signed by GreenPoint describing the related Contracts as collateral and naming GreenPoint as debtor and the Trustee as secured party.

     From time to time, each of the Contract Seller and the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interests in the Contracts and their proceeds and the Manufactured Homes and the Mortgaged Properties against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title; PROVIDED, HOWEVER, that GreenPoint, so long as it is the Servicer, shall not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any transfer instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as the lienholder or legal title holder) or, except as provided in Section 4.22, to file documents in real property records with respect to a Manufactured Home or related Contract, absent notice from the Trustee or actual knowledge that such Manufactured Home that does not secure a Land Home Contract has become real property under applicable state law; and further provided, that neither the Contract Seller nor the Servicer shall have any obligation pursuant to this sentence with respect to any failure to maintain a first-priority perfected security interest which results from a breach of any representation or warranty in Section 3.02(j) or (u) as to the Trustee's security interest in a Manufactured Home, except to enforce the Contract Seller's obligations in respect thereof in Section 3.05. The Trustee and the Contract Seller agree to take whatever action is necessary to enable the Servicer to fulfill its obligations as set forth in this Section 2.02(a).

     (b) Each of the Contract Seller and the Servicer agrees to pay all reasonable costs and disbursements in connection with its respective duties specified in this Section 2.02.

Section 2.03  Acceptance by Trustee and Co-Trustee.
              ------------------------------------

     (a) The Trustee hereby acknowledges conveyance of the Contracts to the Trustee and declares that the Trustee, directly or through a custodian (which shall be the Servicer pursuant to Section 4.16, except as provided under Section 4.16(f)), holds and will hold such Contract Files in trust for the use and benefit of all present and future Certificateholders. The Trustee hereby certifies (without any independent investigation) that it has no notice or knowledge of (i) any adverse claim, lien or encumbrance with respect to any Contract, (ii) any Contract being overdue or dishonored, (iii) any evidence on the face of any Contract of any security interest therein adverse to the Trustee's interest, or (iv) any defense against or claim against any Contract by the Obligor or by any other party. The Trustee also hereby certifies that its books and records will reflect it as the legal owner of the Contracts. Nothing in this Agreement shall be construed to constitute acceptance by the Trustee of any liability or obligation of the Contract Seller, whether on any Contract, to any Obligor, or otherwise.

     (b) The Trustee hereby acknowledges delivery of the Ambac Policy and the Hedge Agreement to the Trustee and declares that the Trustee holds and will hold the rights to payments under the Hedge Agreement in trust for the use and benefit of all present and future Group I Certificateholders and the Insurers.

     (c) The Co-Trustee hereby acknowledges delivery of the Radian Policy to the Co-Trustee and declares that the Co-Trustee holds and will hold the Radian Policy in trust for the use and benefit of all present and future Holders of the Class I A and Class II A Certificates.

Section 2.04  Trustee Receipt of Documents.
              ----------------------------

     On the Closing Date, the Trustee shall authenticate and deliver the Certificates upon instructions from the Contract Seller pursuant to Section 2.07 and the receipt by it or the Co-Trustee of the following documents:

     (a) a letter from each Rating Agency confirming that the Class I A-1 Certificates and the Class II A-1 Certificates each have been assigned the rating of "AAA" by Fitch, "AAA" by S&P and "Aaa" by Moody's and that Class I A-2 Certificates and Class II A-2 Certificates each have been assigned the rating of "AAA" by S&P and "Aaa" by Moody's.

     (b) an Officer's Certificate from the Servicer to the effect that the Contract Seller has deposited the dollar amount specified in such Officer's Certificate into the related Certificate Account and that such dollar amount is an estimate of all amounts received on the Contracts from and including the Cut-Off Date up to and including the Closing Date;

     (c)  the Certificate Insurance Policies; and

     (d)  the Hedge Agreement.

     Notwithstanding anything in this Agreement to the contrary, the Contract Seller shall deposit into the applicable Certificate Account all amounts in respect of the Contracts received by it on or after September 1, 2001 (other than amounts due on a Due Date occurring prior to September 1, 2001) or otherwise required to be deposited in the applicable Certificate Account by other provisions of this Agreement pursuant to Section 4.05.

Section 2.05  Representations and Warranties Regarding the Servicer.
              -----------------------------------------------------

     The Servicer makes the following representations and warranties to the Trustee and the Certificateholders:

     (a) Organization and Good Standing. The Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Servicer has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other).

     (b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or in connection with the transaction of its business, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the Trust Fund or the interests of the Certificateholders therein.

     (d) No Violations. The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or the certificate of formation or limited liability company agreement of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer is bound except where such violation or breach does not materially adversely affect the Trust Fund or the interests of the Certificateholders or either Insurer therein.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or, to the knowledge of the Servicer, threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

     Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in this Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Contract, the Servicer shall cure such breach in all material respects.

Section 2.06  Covenants of the Contract Seller, Trustee and Servicer.
              ------------------------------------------------------

     Upon discovery by any of the Contract Seller, the Servicer or the Trustee of a breach of any of the representations, warranties and covenants set forth in
Article III hereof which materially and adversely affects the value of the Contracts or the interests of the Certificateholders in the Contracts (or which materially and adversely affects the value of or the interest of the Certificateholders in the related Contract in the case of a representation, warranty or covenant set forth in Article III hereof and relating to a particular Contract), the party discovering such breach shall give prompt written notice to the other parties. The cure of such breach or the repurchase or substitution for any affected Contract shall be done in accordance with
Section 3.05.

Section 2.07  Authentication and Delivery of Certificates.
              -------------------------------------------

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Contract Seller, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.08  Covenants of the Servicer.
              -------------------------

     The Servicer hereby covenants to the Contract Seller and the Trustee that:

     (a) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Contract Seller, any Affiliate of the Contract Seller or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading; and

     (b) if so directed by the Trustee and as agent for the Trustee, it will use reasonable efforts to obtain a replacement Hedge Agreement or establish collateralization or other arrangement in substitute thereof as required by, and pursuant to the terms of, the Hedge Agreement. Notwithstanding the foregoing, the cost of any such replacement or the establishment of collateralization or other arrangement shall not be at the expense of the Servicer and the Servicer shall not be required to execute any documents in connection therewith.

Section 2.09  Covenants of the Contract Seller.
              --------------------------------

     During the term of this Agreement, the Contract Seller will not change its name, type or jurisdiction of organization without first (i) obtaining the consent of the Trustee and the Insurers, provided, however, that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained, or
(ii) filing such UCC financing statements or amendments as may be required to preserve and protect the Certificateholders' interests in the Contracts and proceeds thereof and in the Manufactured Homes and the Mortgaged Properties.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES BY THE CONTRACT SELLER

Section 3.01  Representations and Warranties of the Contract Seller.
              -----------------------------------------------------

     The Contract Seller makes the following representations and warranties to the Trustee as of the Closing Date:

     (a) Organization and Good Standing; Licensing. It is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the power to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other). It was properly licensed in each jurisdiction at the time of purchase or origination of each Contract originated or purchased on an individual basis by it in such jurisdiction to the extent required by the laws of such jurisdiction as applied to the purchase or origination and servicing of such Contract, except where the failure to be so licensed does not materially adversely affect the interests of the Trust Fund or the Certificateholders in and to such Contract.

     (b) Authorization; Binding Obligations. It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Contract Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     (c) No Consent Required. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or where the failure to obtain any such consent, license, approval or authorization, or to make any registration or declaration does not materially adversely affect the Trust Fund or the interests of the Certificateholders therein.

     (d) No Violations. The execution, delivery and performance of this Agreement by the Contract Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Contract Seller or the certificate of formation or limited liability company agreement of the Contract Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Contract Seller is a party or by which the Contract Seller is bound except where such violation or breach does not materially adversely affect the Trust Fund or the interests of the Certificateholders therein.

     (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to its knowledge, threatened, against it or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Contract Seller have a material adverse effect on the transactions contemplated by this Agreement.

Section 3.02  Representations and Warranties Regarding Each Contract.
              ------------------------------------------------------

     The Contracts listed on the Contract Schedule have been sold by GreenPoint in its capacity as Contract Seller to the Trustee on the date of execution and delivery hereof. As a condition of the purchase by the Trustee, the Contract Seller represents and warrants to the Trustee as of the Closing Date (except as otherwise expressly stated):

     (a) Payments. As of the Cut-Off Date, no Contract was more than 59 days delinquent.

     (b) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or the Land Home Contract File, as applicable.

     (c) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (d) No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     (e) Insurance. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 4.09. All premiums due as of the Closing Date on such insurance have been paid in full to the applicable providers of such insurance.

     (f) Origination. To the knowledge of the Contract Seller, the Contract was either (i) originated by a manufactured housing dealer acting in the regular course of its business, and purchased on an individual basis by the Contract Seller in the ordinary course of business, (ii) originated by the Contract Seller in the ordinary course of business, or (iii) purchased from Bank of America, FSB, which had originated such Contracts in the ordinary course of its business.

     (g) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of such Contract from the Contract Seller to the Trustee under this Agreement unlawful.

     (h) Compliance with Law. All requirements of any federal, state or local law, including usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the Contract have been complied with.

     (i) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part and, in the case of a Land Home Contract, the related Mortgaged Property has not been released from the related Mortgage.

     (j) Valid Security Interest. The Contract, other than any Land Home Contract, creates a valid, subsisting and enforceable (except as may be limited by laws affecting creditors' rights generally) first-priority security interest in favor of GreenPoint as secured lender, or agent thereof, in the Manufactured Home covered thereby; such security interest has been assigned by the Contract Seller as secured lender to the Trustee in accordance with the terms herein and the Trustee has a valid and perfected first-priority security interest in such Manufactured Home. Each Mortgage is a valid first lien in favor of GreenPoint on the real property securing the amount owed by the Obligor under the related Land Home Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land Home and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. The Contract Seller has assigned all of its right, title and interest in such Land Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has a valid and perfected and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) first priority security interest in such Land Home Contract.

     (k) Capacity of Parties. All parties to the Contract had capacity to execute the Contract.

     (l) Good Title. With respect to each Contract not originated by it, it purchased such Contract for value and took possession thereof, without knowledge that the Contract was subject to any security interest. It has not sold, assigned or pledged the Contract to any Person other than the Trustee, and prior to the transfer of the Contract by the Contract Seller to the Trustee, it had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trustee.

     (m) No Defaults. As of the Cut-Off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and to its knowledge, no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (a) above). The Contract Seller has not waived any such default, breach, violation or event permitting acceleration.

     (n) No Liens. As of the Closing Date, there are, to its knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     (o) Installments. Such Contract provides for monthly payments of principal and interest which fully amortize the loan over its term. Each Group II Contract that has converted to a fixed rate of interest and each Group I Contract has a fixed Contract Rate and each Group II Contract that has not converted to a fixed rate of interest has a Contract Rate that after an initial period is calculated based upon the Index plus the Gross Margin. The scheduled monthly payment allocable to interest on each Contract is calculated on the basis that each scheduled monthly payment is applied on its Due Date, regardless of when it is actually made.

     (p) Enforceability. The Contract contains customary and enforceable (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     (q) Contract Schedule. The information set forth in the Contract Schedule is true and correct.

     (r) One Original. There is only one original executed Contract. Such original Contract is in the custody of the Servicer on the Closing Date.

     (s) Loan-to-Value Ratio. At the time of its origination, such Contract had a Loan-to-Value Ratio (rounded to the nearest 1%) not greater than 100%.

     (t) Not Real Estate. With respect to each Contract other than a Land Home Contract, the related Manufactured Home is personal property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the related Contract was executed by the parties thereto, and with respect to each Contract, including Land Home Contracts, the related Manufactured Home is, to the Contract Seller's knowledge, free of damage (including earthquake or hurricane damage) and in good repair.

     (u) Notation of Security Interest. With respect to each Contract other than a Land Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or, if a new or replacement title document with respect to such Manufactured Home is being applied for, such title document will be issued within 180 days and will show, GreenPoint or BankAmerica Housing Services as the holder of a first-priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings have been duly made and show GreenPoint or BankAmerica Housing Services as the secured party. If the related Manufactured Home secures a Land Home Contract, such Manufactured Home and the related Mortgaged Property is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming GreenPoint as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Contract Seller and any trustee in bankruptcy of GreenPoint or BankAmerica Housing Services) claiming an interest in such Manufactured Home. Assuming consummation of the transactions contemplated herein the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons claiming an interest in such Manufactured Home and, if applicable, such Mortgaged Property.

     (v) Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code,
Section 5402(6). With respect to the Contracts originated by Bank of America, FSB, Bank of America, FSB meets the requirements of Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended. As of the Cut-Off Date, the Contract Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     (w) Qualified Mortgage for REMIC. Each Contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the Manufactured Home securing each Contract was at least equal to 80% of the adjusted issue price of the Contract at either (i) the time the Contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the Contract is transferred to the Trust Fund. Each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     (x) Stamping of Contracts. Within 60 days of the Closing Date, each original Contract will have been stamped with the following legend: "This Contract has been assigned to Bank One, National

Association, as Trustee under the Pooling and Servicing Agreement dated as of September 1, 2001 (among such Trustee, the Co-Trustee and GreenPoint Credit,
LLC) or to any successor Trustee thereunder."

     (y) Actuarial/Simple Interest Contracts. Except for $3,255,573.09 aggregate principal amount of the Contracts on the Cut-Off Date which are simple interest Contracts, each Contract is an actuarial manufactured housing installment loan agreement or a manufactured housing installment sales contract.

     (z) Land Home Contracts. No Contract other than a Land Home Contract is secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien on an estate in fee simple in the real property.

     (aa) Financing of Real Property. No Contract other than a Land Home Contract has financed any amount in respect of real property.

     (bb) Minimum and Maximum Contract Rate. As of the Cut-Off Date, the Group I Contract with the lowest Contract Rate has a Contract Rate of 6.00% and the Group I Contract with the highest Contract Rate has a Contract Rate of 5.10% and the Group II Contract with the lowest Contract Rate has a Contract Rate of 21.25% and the Group II Contract with the highest Contract Rate has a Contract Rate of 18.00%.

Section 3.03 Representations and Warranties Regarding the Contracts in the Aggregate.
              -------------------------------------------------------------

     The Contract Seller represents and warrants that as of the Closing Date:

     (a) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-Off Date (including scheduled principal payments due on or after the Cut-Off Date but paid prior to the Cut-Off Date) equal or exceed the Cut-Off Date Pool Principal Balance.

     (b) Characteristics. The Group I Contracts have the following characteristics as of the Cut-Off Date: (i) Group I Contracts representing approximately 60.9% of the Contracts by remaining principal balance are attributable to loans for purchases of new Manufactured Homes, and approximately 39.1% by remaining principal balance thereof is attributable to loans for purchases of used Manufactured Homes; (ii) not more than approximately 10.14% of the Group I Contracts by remaining principal balance as of the Cut-Off Date are secured by Manufactured Homes located in any one state, not more than 1.00% of the Group I Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, not more than 1.00% of the Group I Contracts by remaining principal balance are secured by Manufactured Homes located in the same manufactured housing park; (iii) no Group I Contract has a remaining maturity of more than 360 months; (iv) no Group I Contract was originated before January 1, 1974; (v) the final scheduled payment date on the Group I Contract with the latest maturity is in August 5, 2031, and (v) approximately 16.2% of the Group I Contracts by remaining principal balance are secured, or intended to be secured, in whole or in part by a Land Home Contract. The Group II Contracts have the following characteristics as of the Cut-Off
Date: (i) Group II Contracts representing approximately 88.0% of the Contracts by remaining principal balance are attributable to loans for purchases of new Manufactured Homes, and approximately 12.0% by remaining principal balance thereof is attributable to loans for purchases of used Manufactured Homes; (ii) not more than approximately 8.84% of the Group II Contracts by remaining principal balance as of the Cut-Off Date are secured by Manufactured Homes located in any one state, not more than 1.00% of the Group II Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code, not more than 1.00% of the Group II Contracts by remaining principal balance are secured by Manufactured Homes located in the same manufactured housing park; (iii) no Group II Contract has a remaining maturity of more than 360 months; (iv) no Group II Contract was originated before June 17, 1999; (v) the final scheduled payment date on the

Group II Contract with the latest maturity is in September 1, 2031, (vi) approximately 28.2% of the Group II Contracts by remaining principal balance are secured, or intended to be secured, in whole or in part by a Land Home Contract, and (vii) all of the Group II Contracts as of the Cut-Off Date have an Index based upon Twelve-Month LIBOR.

     (c) Computer Tape. The Computer Tape made available by the Contract Seller as of the Cut-Off Date was accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule.

     (d) Marking Records. Within 7 days following the Closing Date, the Contract Seller will have caused the portions of the electronic master record of its manufactured housing installment sales contracts and installment loan agreements relating to the Contracts sold by it as of the Closing Date to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund and are owned by the Trustee in accordance with the terms of the trust created hereunder.

     (e) No Adverse Selection. Except to ensure compliance with the representations and warranties made in Sections 3.02 and 3.03, no selection procedures have been intentionally employed to achieve an adverse effect on the interests of the Certificateholders, the Insurers or the Hedge Counterparty in selecting the Contracts.

Section 3.04  Representations and Warranties Regarding the Contracts.
              ------------------------------------------------------

     The Contract Seller represents and warrants that:

     (a) Possession. Immediately prior to the Closing Date, the Servicer will have possession of each Contract and the related Contract File or Land Home Contract File, as applicable (except for any certificate of title or Mortgage that has not yet been returned from the appropriate public recording office). There are and there will be no custodial agreements in effect materially and adversely affecting the right of the Contract Seller to make, or to cause to be made, any delivery required hereunder.

     (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts, the Contract Files and the Land Home Contract Files by the Contract Seller to the Trust Fund as contemplated by this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 3.05 Repurchases of Contracts or Substitution of Contracts for Breach of Representations and Warranties.
              ----------------------------------------------------------------

     (a) The Contract Seller shall either (i) repurchase a Contract sold by it to the Trustee at such Contract's Repurchase Price, or (ii) if the Contract Seller is able to satisfy the conditions of Section 3.05(b), remove such Contract from the Trust Fund and substitute therefor an Eligible Substitute Contract in accordance with and subject to the limitations of Section 3.05(b), in each case within 90 days after the Contract Seller becomes aware, or receives written notice from Radian, Ambac, the Servicer or the Trustee, of a breach of a representation or warranty of the Contract Seller set forth in Section 3.02 or
3.03 of this Agreement that materially adversely affects the Trust Fund's interest in such Contract, unless such breach has been cured; PROVIDED, HOWEVER, that with respect to any Contract incorrectly described on the Contract Schedule with respect to remaining principal balance, which the Contract Seller would otherwise be required to repurchase pursuant to this Section 3.05, or as required by Section 4.16 hereof, the Contract Seller may, in lieu of repurchasing such Contract, deposit in the applicable Certificate Account not later than one Business Day after such Determination Date cash in an amount sufficient to cure such deficiency or discrepancy; and FURTHER PROVIDED, that with respect to a breach of a representation or warranty relating to the Contracts in the aggregate and not to any particular Contract, the Contract Seller may select Contracts to repurchase or substitute for such that, had such Contracts not been included as part of the Contract Pool and after giving effect to such substitution, if any, there would have been no breach of such representation or warranty; and FURTHER PROVIDED, that in connection with any Contract that the Contract Seller is required to repurchase or substitute due to a breach of representation or warranty set forth in Section 3.03, the Contract Seller shall at its own expense deliver to the Trustee an opinion of counsel to the effect that the repurchase of such Contract will not cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding under then applicable REMIC Provisions, be deemed a contribution to the Trust Fund after the Startup Day or cause any "prohibited transaction," in each case, that will result in the imposition of a tax under the applicable REMIC Provisions. It is understood and agreed that the obligation of the Contract Seller to repurchase or substitute for any Contract sold by it as to which a breach of a representation or warranty set forth in Section 3.02 or 3.03 of this Agreement has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, the Trust Fund or the Trustee; PROVIDED, HOWEVER, that the Contract Seller shall defend and indemnify the Trustee, the Certificate Administrator, the Trust Fund and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or suffered by any of them as a result of third-party claims arising out of any breach of a representation or warranty set forth in Section 3.02(c), (d), (g), (h) or (w) of this Agreement. Notwithstanding any other provision of this Agreement, the obligation of the Contract Seller under this
Section 3.05 shall not terminate upon an Event of Default.

     Notwithstanding any other provision of this Agreement to the contrary, any amount received on or recovered with respect to repurchased Contracts or Replaced Contracts during or after the month of repurchase shall be the property of the Contract Seller and need not be deposited in the applicable Certificate Account.

     Notwithstanding the foregoing, the Contract Seller shall not deposit cash into the Certificate Account pursuant to this Section 3.05 after the three-month period beginning on the Closing Date unless it shall first have obtained an Opinion of Counsel to the effect that such deposit will not give rise to any tax under Section 860F(a) (1) of the Code or Section 860G(d) of the Code. Any such deposit shall not be invested.

     The Trustee shall have no obligation to pay any taxes pursuant to this
Section 3.05, other than from moneys provided to it by the Contract Seller or from moneys held therefor pursuant to Section 4.17. The Trustee shall be deemed conclusively to have complied with this Section 3.05 if it follows the directions of the Contract Seller required to be provided in the preceding paragraph. Upon the repurchase of any Contract by the Contract Seller, the Trustee shall delete such Contract from the Contract Schedule.

     Notwithstanding the above provisions of this Section 3.05(a), the Contract Seller shall not be required to repurchase or substitute for any Contract relating to a Manufactured Home located in any jurisdiction on account of a breach of the representation or warranty contained in Section 3.02(j) or (u) of this Agreement solely on the basis of failure by the Contract Seller to cause notations to be made on any document of title relating to any such Manufactured Home or to execute any transfer instrument (including any UCC-3 assignments) relating to any such Manufactured Home (other than a notation or a transfer instrument necessary to show the Contract Seller as lienholder or legal title holder) unless (i) a court of competent jurisdiction has adjudged that, because of such failure, the Trustee does not have a perfected first-priority security interest in such related Manufactured Home, or (ii) (A) the Contract Seller has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts (who has perfected the assignment or pledge of such contracts), a perfected first-priority security interest was not created in favor of the pledgee or assignee (as the case may be) in a related manufactured home which is located in such jurisdiction and which is subject to the same laws regarding the perfection of security interests therein as apply to Manufactured Homes located in such jurisdiction, and (B) the Contract Seller shall not have completed all appropriate remedial action with respect to such Manufactured Home within 90 days after receipt of such written advice. Any such advice shall be from counsel selected by the Contract Seller on a nondiscriminatory basis from among the counsel used by the Contract Seller in its general business in the jurisdiction in question. The Contract Seller shall have no obligation on an ongoing basis to seek any advice with respect to the matters described in clause (ii) above. However, the Contract Seller shall seek advice with respect to such matters whenever information comes to the attention of its general counsel which causes such general counsel to determine that a holding of the type described in clause (ii)(A) might exist. If any counsel selected by the Contract Seller informs the Contract Seller that no holding of the type described in clause (ii)(A) exists, such advice shall be conclusive and binding on the parties with respect to the applicable date and jurisdiction.

     (b) On or prior to the date that is the second anniversary of the Closing Date, the Contract Seller, at its election, may substitute a Contract for any Contract that it is otherwise obligated to repurchase pursuant to Section 3.05(a) (such Contract being referred to as the "Replaced Contract") upon satisfaction of the following conditions:

          (i) the Contract to be substituted for the Replaced Contract is an Eligible Substitute Contract and the Contract Seller delivers an Officer's Certificate, substantially in the form of EXHIBIT E, to the Trustee certifying that such Contract is an Eligible Substitute Contract, describing in reasonable detail how such Contract satisfies the definition of the term "Eligible Substitute Contract" (as to satisfaction of representations and warranties, such description shall be that such Contract satisfies such representations and warranties) and certifying that the Contract File or the Land Home Contract File, as applicable, for such Contract is in the possession of the Servicer;

          (ii) the Contract Seller shall have delivered to the Trustee evidence of filing with the appropriate filing office of a UCC-1 financing statement executed by the Contract Seller as debtor and naming the Trustee as secured party and listing such Contract as collateral;

          (iii) the Contract Seller shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Contract for such Replaced Contract will not (1) cause the Trust Fund to fail to qualify as a REMIC at any time any Certificate is outstanding under then applicable REMIC Provisions, (2) be deemed a contribution to the Trust Fund after the Startup Day or (3) cause any "prohibited transaction," in each case, that will result in the imposition of a tax under the applicable REMIC Provisions, and (b) to the effect that, except as to Contracts that are Land Home Contracts, no filing or other action other than the filing of financing statements on Form UCC-1 with the filing offices listed therein, naming the Contract Seller as debtor and the Trustee as secured party as required by Section 3.05(a) of this Agreement and the filing of continuation statements as required by Section 2.02(a) is necessary to perfect as against third parties the conveyance of the substitute Contract by the Contract Seller to the Trustee; and

          (iv) if the Scheduled Principal Balance of such Replaced Contract is greater than the Scheduled Principal Balance of such Contract, the Contract Seller shall have deposited in the applicable Certificate Account the amount of such excess (which amount shall be deemed a

     Principal Prepayment on such Contract) and shall have included in the Officer's Certificate required by clause (i) above a certification that such deposit has been made.

          Upon satisfaction of such conditions, the Trustee shall add such Contract to, and delete such Replaced Contract from, the Contract Schedule (or cause such addition and deletion to be accomplished). Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Contract Seller becomes aware or receives written notice from the Servicer or the Trustee, of the breach referred to in Section 3.05(a).

     (c) Promptly after the repurchase referred to in Section 3.05(a) or the substitution referred to in Section 3.05(b), the Trustee shall execute such documents as are presented to it by the Contract Seller and are reasonably necessary to reconvey the repurchased Contract or Replaced Contract, as the case may be, to the Contract Seller.

     (d) Notwithstanding anything in this Section 3.05 to the contrary, in the event any Opinion of Counsel referred to in this Section 3.05 indicates that a repurchase or substitution, as the case may be, of a Contract will result in the imposition of a tax under the applicable REMIC Provisions with respect to "prohibited transactions," or deemed a contribution to the REMIC after the "start-up day," the Contract Seller shall not be required to repurchase or substitute the Contract to which such Opinion of Counsel relates unless and until the Servicer has determined there is an actual or imminent default with respect thereto or that the defect or breach giving rise to the repurchase or substitution obligation adversely affects the enforceability of such Contract.

Section 3.06  General.
              -------

     (a) It is understood and agreed that the representations and warranties in this Article III hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Contracts by the Contract Seller to the Trustee and shall inure to the benefit of the Trustee.

     (b) Any cause of action against the Contract Seller relating to or arising out of the breach of any of its representations and warranties made in this
Article III shall accrue as to any Contract upon (i) discovery of such breach by the Contract Seller or notice thereof by the Trustee or Servicer to the Contract Seller, (ii) failure by the Contract Seller to cure such breach, and (iii) demand upon the Contract Seller by the Trustee for all amounts payable in respect of such Contract under this Agreement.

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF CONTRACTS

Section 4.01  Responsibility for Contract Administration and Servicing.
              --------------------------------------------------------

     GreenPoint hereby agrees to act as Servicer under this Agreement. The Certificateholders by their acceptance of the Certificates consent to GreenPoint acting as Servicer. The Servicer shall service and administer the Contracts and, subject to the terms of this Agreement, shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Subject to Section 4.02, without limiting the generality of the foregoing, the Servicer hereby is authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trust Fund or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts, with respect to the Manufactured Homes and with respect to the Mortgaged

Property. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to service and administer the Contracts. The relationship of the Servicer (and of any successor to the Servicer as Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Trustee.

Section 4.02  Standard of Care.
              ----------------

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will, consistent with the terms of this Agreement and applicable law, act with reasonable care, using that degree of skill and care that it exercises with respect to similar manufactured housing contracts owned and/or serviced by it, but in no event using a degree of skill and care that is lower than that used generally in the servicing industry for such manufactured housing contracts; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract except if default or foreclosure on such Contract has occurred or in the reasonable judgment of the Servicer is imminent and such waiver or release is in the best interest of the Trust, in the reasonable judgement of the Servicer. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be construed so as to require the Servicer to take any action or fail to take any action in respect of a Contract which action or failure violates applicable law.

Section 4.03  Records.
              -------

     The Servicer, during the period it is Servicer hereunder, shall maintain such books of account and other records as will enable the Trustee (if the Trustee so elects in its discretion) to determine the status of each Contract. Without limiting the generality of the preceding sentence, the Servicer shall keep such records in respect of Liquidation Expenses as will enable the Trustee (if the Trustee so elects in its discretion) to determine that the correct amount of Net Liquidation Proceeds in respect of a Liquidated Contract has been deposited in the applicable Certificate Account.

Section 4.04  Inspection.
              ----------

     (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or any of its authorized agents. The examination referred to in this Section 4.04 will be conducted in a manner which does not interfere unreasonably with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination which the Trustee may make, the Trustee or its authorized agents, using generally accepted audit procedures, may in their discretion verify the status of each Contract and review the records relating thereto for conformity to Monthly Reports prepared pursuant to Article V and compliance with the standards represented to exist as to each Contract in this Agreement.

     (b) At all times during the term hereof, the Servicer shall keep available a copy of the Contract Schedule at its principal executive office for inspection by Certificate Owners.

Section 4.05  Establishment of and Deposits in Certificate Account.
              ----------------------------------------------------

     On or before the Closing Date, the Trustee shall have established, and thereafter shall maintain, (i) the Group I Certificate Account, which is an Eligible Account, in the form of a segregated trust account titled "GreenPoint Manufactured Housing Contract Trust, Pass-Through Certificates, Series 2001-2, Group I Certificate Account in trust for the Trustee as trustee for the benefit of the Group I

Certificateholders" and (ii) the Group II Certificate Account, which is an Eligible Account, in the form of a segregated trust account titled "GreenPoint Manufactured Housing Contract Trust, Pass-Through Certificates, Series 2001-2, Group II Certificate Account in trust for the Trustee as trustee for the benefit of the Group II Certificateholders." As of the Closing Date, each Certificate Account shall be a segregated trust account established at Bank One, National Association and shall be invested in the One Group Institutional Prime Money Market Fund (as long as such fund is an Eligible Investment) or other similar Eligible Investment selected by the Trustee. Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than the Business Day immediately preceding the Distribution Date next following the date of such investment (except that, if such Eligible Investment is an obligation of the institution that maintains the Certificate Accounts, then such Eligible Investments shall mature or, in the case of a money market fund, be redeemed not later than such Distribution Date), and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee, as trustee for the benefit of the Certificateholders. Without limiting the generality of the foregoing, the Trustee shall select obligations for the investment of the Certificate Accounts from among the investments specified in clauses (a) and (b) of the definition of "Eligible Investments." The Trustee shall select such Eligible Investments, which shall mature as provided above, in such manner as to achieve the following objectives in the order stated: (1) preservation of principal values; and (2) maximization of income.

     All net income and gain realized from any such investments, to the extent provided by this Agreement, shall be added to the applicable Certificate Account.

     The Servicer shall deposit in the applicable Certificate Account as promptly as practicable (but not later than the close of business of the second Business Day) following receipt thereof:

          (1) All amounts received from Obligors with respect to principal of and interest on the Group I Contracts (including Excess Contract Payments relating to the Group I Contracts) into the Group I Certificate Account and all amounts received from Obligors with respect to principal of and interest on the Group II Contracts (including Excess Contract Payments relating to the Group II Contracts) into the Group II Certificate Account ;

          (2) All Net Liquidation Proceeds relating to the Group I Contracts into the Group I Certificate Account and all Net Liquidation Proceeds relating to the Group II Contracts into the Group II Certificate Account;

          (3) All amounts required to be deposited by the Contract Seller pursuant to Sections 3.05(a) and (b) relating to the Group I Contracts into the Group I Certificate Account and all amounts required to be deposited by the Contract Seller pursuant to Sections 3.05(a) and (b) relating to the Group II Contracts into the Group II Certificate Account;

          (4) All Monthly Advances pursuant to Section 5.01 relating to the Group I Contracts into the Group I Certificate Account and all Monthly Advances pursuant to Section 5.01 relating to the Group II Contracts into the Group II Certificate Account;

          (5)  Any proceeds of Hazard Insurance Policies pursuant to Section
     4.11 and any amounts in respect of indemnification pursuant to Section 7.03 into the applicable Certificate Account;

          (6) All amounts required to be withdrawn from an REO Account and deposited ( in the Group I Certificate Account in accordance with Section 4.17) relating to the Group I Contracts into the Group I Certificate Account and all amounts required to be withdrawn from an REO Account and deposited in the Group II Certificate Account (in accordance with Section 4.17) relating to the Group II Contracts into the Group II Certificate Account;

          (7) All Deficiency Amounts relating to the Group I Contracts into the Group I Certificate Account and all Deficiency Amounts relating to the Group II Contracts into the Group II Certificate Account; and

          (8) All amounts received from the Holders of the Class R Certificates pursuant to Section 11.12(i) hereof into the Group II Certificate Account.

     The Trustee shall deposit in the Group I Certificate Account any amounts received from the Hedge Counterparty pursuant to the Hedge Agreement.

     The Co-Trustee shall remit to the Trustee for deposit in the Group I Certificate Account or Group II Certificate Account, as applicable, all Radian Enhancement Payments made pursuant to Section 5.08 and received by the Co-Trustee from Radian. The Trustee shall deposit in the Group I Certificate Account or Group II Certificate Account, as applicable, all Radian Enhancement Payments received from the Co-Trustee and all Ambac Enhancement Payments made by Ambac pursuant to Section 5.08.

Section 4.06  Payment of Taxes.
              ----------------

     If the Servicer becomes aware of the nonpayment by an Obligor of a real or personal property tax or other tax or charge which may result in a lien upon a Manufactured Home or Mortgaged Property prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 4.02, shall take action, including the advancing, but only to the extent that the Servicer deems, in its sole judgement, such advance recoverable, of such taxes or charges to avoid the attachment of any such lien. If the Servicer shall have paid any such real or personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home or Mortgaged Property on behalf of the Certificateholders and the Trustee, the Servicer shall advance, but only to the extent that the Servicer, in its sole judgment, deems such advance recoverable, the amount of any such tax or charge arising during the time such Manufactured Home is in the Servicer's possession or title to the Mortgaged Property is in the name of the Servicer (or any Person acting on behalf of the Servicer), unless the Servicer is contesting in good faith such tax or charge or the validity of the claimed lien on such Manufactured Home or Mortgaged Property. If the Obligor does not reimburse the Servicer for payment of such taxes or charges pursuant to this Section 4.06 and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes or charges out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

Section 4.07  Enforcement.
              -----------

     (a) The Servicer, consistent with Section 4.02, shall act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts.

     (b) The Servicer shall sue to enforce or collect upon Contracts and, where permitted by applicable law, may, in its sole judgment, sue to collect any Deficiency at its own expense, in its own name, if possible, or as agent for the Trustee in its own name, if possible, or as agent for the Trust Fund. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders. If there has been a recovery of attorneys' fees in favor of the Servicer or the Trust Fund in an action involving the enforcement of a Contract, the Servicer shall be reimbursed out of such recovery for its out-of-pocket attorney's fees and expenses incurred in such enforcement action.

     (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with Section 4.02. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home and, if applicable, the Mortgaged Property, to the Person against whom recourse exists at the price set forth in the document creating the recourse.

     (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the applicable Certificate Account that is required because of an overpayment in connection with the partial prepayment or prepayment in full of the Contract or otherwise. The Servicer may rescind, cancel or make material modifications of the terms of any Contract (including modifying the amounts and due dates of scheduled monthly payments); provided that, unless required by applicable law or to bring Contracts into conformity with the representations and warranties contained in Article III, the Servicer will not permit any rescission or cancellation of any Contract or any material modification of a Contract other than in connection with a default or an imminent default on such Contract unless the Servicer obtains an Opinion of Counsel to the effect that such modification will not cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of taxes on the Trust Fund under the REMIC Provisions. Notwithstanding the foregoing, the Servicer may, without an Opinion of Counsel, make a one-time modification to the Contract Rate with respect to any Contract by an amount equal to the lesser of (i) 5% of such Contract Rate and (ii) 0.50% provided, however, that the aggregate Scheduled Principal Balance of the Contracts so modified shall in no event exceed 10% of the Cut-Off Date Pool Principal Balance.

Section 4.08  Transfer of Certificate Accounts.
              --------------------------------

     The Trustee may transfer either Certificate Account to a different depository institution from time to time, so long as such Certificate Account remains an Eligible Account. The Trustee shall give notice of any transfer of a Certificate Account to each Rating Agency prior to such transfer.

Section 4.09  Maintenance of Hazard Insurance Policies.
              ----------------------------------------

     (a) Except as otherwise provided in subsection (b) of this Section 4.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance of the related Contract, whichever is less; provided that such Hazard Insurance Policies may provide for customary deductible amounts, and further provided that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If a Manufactured Home is located within a federally designated special flood hazard area, the Servicer shall, to the extent required by applicable law or regulation, also cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall advance such premiums out of its own funds (but only to the extent that it deems, in its sole judgment, that such advances are recoverable), and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract for purposes of this Agreement. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds.

     (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 4.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in subsection (a) of this Section 4.09 resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the industry standard for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Contracts. The Servicer shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the applicable Certificate Account, on the Business Day next preceding the Determination Date following the Collection Period in which the insurance proceeds from claims in respect of any Contracts under such blanket policy are or should have been received, the deductible amount with respect to such claims. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section 4.09.

     (c) If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense, but only to the extent that it deems, in its sole judgment, such expense recoverable, a Hazard Insurance Policy with respect to such Manufactured Home, or (ii) indemnify, to the extent that the Servicer should have maintained such Hazard Insurance Policy pursuant to subclause (i) of this clause (c), the Trust Fund against any damage to such Manufactured Home prior to resale or other disposition that would have been covered by such Hazard Insurance Policy.

     (d) Any cost incurred by the Servicer in maintaining any of the foregoing insurance, for the purpose of calculating monthly distributions to Certificateholders, shall not be added to the amount owing under the Contract, notwithstanding that the terms of the Contract so permit. Except as provided in the final sentence of this paragraph, the Servicer shall not be entitled to reimbursement from the Contract Seller, the Trustee or the Certificateholders for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of later payments by the Obligor for such premiums or, if the related Contract is liquidated after a default, out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

Section 4.10  Fidelity Bond and Errors and Omissions Insurance.
              ------------------------------------------------

     The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies acceptable to FNMA and FHLMC, on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 4.10 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be in an amount as is customary for servicers that service a portfolio of manufactured housing installment sales contracts of $100 million or more and that are generally acceptable as servicers to institutional investors. On or before April 1 of every year, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

Section 4.11 Collections under Hazard Insurance Policies, Consent to Transfers of Manufactured Homes, Assumption Agreements.
              -----------------------------------------------------------------

     (a) In connection with its activities as Servicer of the Contracts, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Hazard Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Hazard Insurance Policies or any blanket policies obtained pursuant to Section 4.09(b) (except that the Servicer shall not be required to make any advances that the Servicer believes, in its sole judgment, would become a nonrecoverable advance). Any amounts collected by the Servicer under any such Hazard Insurance Policies shall be deposited in the applicable Certificate Account pursuant to Section 4.05, except to the extent they are applied to the restoration of the related Manufactured Home or released to the related Obligor in accordance with the normal servicing procedures of the Servicer.

     (b) In connection with any transfer of ownership of a Manufactured Home and, if applicable, the related Mortgaged Property, by an Obligor to a Person, the Servicer shall consent to any such transfer and permit the assumption by such Person of the Contract related to such Manufactured Home, provided that (i) such Person, in the judgment of the Servicer, meets the Servicer's underwriting standards then in effect, (ii) such Person enters into an assumption agreement,
(iii) the Servicer determines that permitting such assumption by such Person will not materially increase the risk of nonpayment of such Contract and (iv) such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In the event the Servicer determines that the conditions of the proviso of the preceding sentence have not been fulfilled, then the Servicer shall withhold its consent to any such transfer, but only to the extent permitted under the Contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by this Agreement. In connection with any such assumption, the rate of interest borne by, and all other material terms of, the related Contract shall not be changed.

     (c) In any case in which a Manufactured Home or Mortgaged Property is to be conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract in accordance with Section 4.11(b) or Section 4.07(d), upon the closing of such conveyance, the Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be deposited with the Contract File or the Land Home Contract File, as applicable, for such Contract. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement with respect to such Contract will be retained by the Servicer as additional servicing compensation.

Section 4.12  Realization upon Defaulted Contracts.
              ------------------------------------

     Subject to applicable law, the Servicer shall repossess, foreclose upon or otherwise comparably convert the ownership of Manufactured Homes and Mortgaged Property securing all Contracts that come into default and which the Servicer believes in its good faith business judgment will not be brought current. Subject to Section 4.17, the Servicer shall manage, conserve and protect such Manufactured Homes and Mortgaged Property for the purposes of their prompt disposition and sale, and shall dispose of such Manufactured Homes and Mortgaged Property on such terms and conditions as it deems in the best interests of the Certificateholders. If the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trust Fund or the Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgaged Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property and such written notice has been made a part of the Land Home Contract File with respect to the related Contract. In connection with such activities, the Servicer shall follow such practices and procedures as are consistent with Section 4.02.

Section 4.13  Costs and Expenses.
              ------------------

     Except as otherwise expressly provided herein, all costs and expenses incurred by the Servicer in carrying out its duties under this Agreement, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes and Mortgaged Property securing such Contracts), shall be paid by the Servicer, and the Servicer shall not be entitled to reimbursement hereunder, except to the extent such reimbursement is specifically provided for in this Agreement. Notwithstanding the foregoing, the Servicer shall be reimbursed out of the Liquidation Proceeds of a defaulted Contract for Liquidation Expenses incurred by it in realizing upon the related Manufactured Home and Mortgaged Property, including, but not limited to: (i) costs of refurbishing and securing such Manufactured Home; (ii) transportation expenses incurred in moving the Manufactured Home; (iii) reasonable legal fees and expenses of outside counsel; and (iv) sales commissions paid to Persons that are not Affiliates of the Servicer. The Servicer shall not incur any Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds from such Manufactured Home and Mortgaged Property and that the Servicer will be reimbursed for such Liquidation Expenses. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such Liquidation Expenses, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

Section 4.14  Trustee to Cooperate.
              --------------------

     (a) Upon payment in full of any Contract, the Servicer will notify the Trustee on the next Distribution Date by a certificate of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account pursuant to Section 4.05 have been deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Manufactured Home. The Servicer shall determine when a Contract has been paid in full. To the extent insufficient payments are received on a Contract mistakenly determined by the Servicer to be prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds by deposit into the applicable Certificate Account.

     (b) From time to time as appropriate for servicing and foreclosure in connection with any Land Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Land Home Contract and the related Land Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land Home Contract to be released to the Servicer with a notation that the Land Home Contract has been assigned to the Trustee.

     (c) The Servicer's receipt of a Land Home Contract and/or Land Home Contract File shall obligate the Servicer to return the original Land Home Contract and the related Land Home Contract File to the Trustee, or any person acting on behalf of the Trustee, when its need by the Servicer has ceased unless the Contract shall be paid in full, liquidated, repurchased or replaced as described in Section 3.05.

     (d) Upon request of a Servicing Officer, the Trustee shall, at the expense of the Servicer, perform such acts as are reasonably requested by the Servicer (including the execution of documents) and otherwise cooperate with the Servicer in the enforcement of rights and remedies with respect to Contracts.

Section 4.15  Servicing and Other Compensation.
              --------------------------------

     (a) The Servicer, as compensation for its activities hereunder including the payment of fees and expenses of the Trustee, the Certificate Administrator and the Paying Agent pursuant to Section 9.05, shall be entitled to receive on each Distribution Date the Monthly Servicing Fee and Repossession Profits pursuant to Section 5.03.

     (b) Additional servicing compensation in the form of Servicer Deficiency Amounts, Late Payment Fees or Extension Fees and any transfer of equity or assumption fees shall be retained by the Servicer. The Servicer shall not be reimbursed for its costs and expenses in servicing the Contracts except as otherwise expressly provided herein.

     (c) No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Monthly Servicing Fee shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor Servicer in connection with the assumption by such successor Servicer of the duties hereunder pursuant to
Section 7.07 and all (and not a portion) of the Monthly Servicing Fee is transferred to such successor Servicer.

Section 4.16  Custody of Contracts.
              --------------------

     (a) Subject to the terms and conditions of this Section 4.16, the Servicer agrees to act as custodian of the Contract Files (other than the Land Home Contract Files) for the benefit of the Certificateholders and the Trust Fund. The Certificateholders by their acceptance of the Certificates, consent to the Servicer acting as custodian, and the Servicer agrees to maintain the Contract Files (other than the Land Home Contract Files) as custodian therefor.

     (b) The Servicer agrees to maintain the related Contract Files (other than the Land Home Contract Files) at its offices where they are presently maintained, or at such other offices of the Servicer in the State of California as shall from time to time be identified to the Trustee by ten days' prior written notice. The Servicer may temporarily move individual Contract Files, Land Home Contract Files or, in each case, any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     (c) As custodian, the Servicer shall have and perform the following powers and duties:

          (i) hold the Contract Files (other than the Land Home Contract Files) on behalf of the Certificateholders and the Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct annual physical inspections of Contract Files held by it under this Agreement;

          (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders and the Trustee.

     (d) In performing its duties under this Section 4.16, the Servicer agrees to act in accordance with the standard of care set forth in Section 4.02. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided, and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Certificateholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Certificateholders and the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files that constitutes a breach of the Servicer's obligations hereunder; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any other Person.

     (e) Not later than 60 days from the Closing Date, the Contract Seller shall deliver, or cause to be delivered, to the Trustee the following:

          (i)  the Land Home Contract Files;

          (ii) the original Land Home Contracts stamped as provided in Section 3.02(x) (which such stamp may be manual or facsimile signature) on behalf of the Contract Seller; and

          (iii) Assignments from the Contract Seller to the Trustee, which Assignments shall be in form and substance for recording, but shall not be recorded except as required by Section 4.22 below;

Notwithstanding anything to the contrary contained in this Section 4.16(e), in those instances where the public recording office retains the original Mortgage, the Assignment of the Mortgage or the intervening Assignments of the Mortgage after it has been recorded, the Contract Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such Assignment or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Within 90 days following the Closing Date, the Trustee shall review each Land Home Contract File to determine that all required documents set forth in each item of the first paragraph of this Section 4.16(e) have been executed and received and that such documents relate to the Land Home Contracts identified on the Contract Schedule. For purposes of this determination, the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90 day period the Trustee finds that any document constituting a part of a Land Home Contract File was not executed, defective or received or is unrelated to the Land Home Contracts identified in the Contract Schedule (in this Section 4.16(e), a "defect"), the Trustee shall promptly upon the conclusion of its review notify the Servicer and the Servicer shall notify the Contract Seller. The Contract Seller shall have a period of 90 days from receipt of such notice within which to correct or cure any such defect after the Contract Seller has been notified of such. If the Contract Seller cannot correct or cure any such defect with respect to a Land Home Contract within such 90 day period, it shall comply with the provisions of Section 3.05 hereof.

     If recordation of any Assignment is required hereunder, the original of each such recorded Assignment shall be delivered to the Trustee within 10 days following the date on which it is returned to the Contract Seller by the office with which such Assignment was filed for recordation. Upon receipt by the Trustee of the recorded Assignment, such recorded Assignment shall become part of the Land Home Contract File.

     (f) Custodial Arrangements. The Trustee may appoint a custodian who is acceptable to the Servicer and the Contract Seller and who, upon execution of a custodial agreement, shall maintain possession of the Land Home Contract Files, together with assignments in recordable form, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such custodial agreement. The appointment of such custodian shall not relieve the Trustee of its obligations hereunder. The Trustee will notify the Rating Agencies upon the appointment of any custodian.

         The Trustee shall hold the Land Home Contract Files at its Irving, Texas facility at the Closing Date. The Trustee shall keep the Servicer apprised at all times after the Closing Date of any change in the location of the Land Home Contract Files. The Trustee shall take all steps that are reasonably necessary or appropriate in order to facilitate the Servicer's access to the Land Home Contract Files during normal business hours of the Trustee or any custodian and shall cooperate fully with the Servicer in securing such access.

Section 4.17  REMIC Compliance.
              ----------------

     (a) The REMIC Administrator shall make an election to treat the Trust Fund (other than the Hedge Agreement) as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Group I Certificates and Group II Certificates (exclusive of any payments received thereon pursuant to the interest in the Hedge Agreement represented thereby) shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

     (b) The Closing Date is hereby designated as the "startup day" (the "Startup Date") of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The REMIC Administrator shall at all times hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury Regulations section 1.860F-4(d) and temporary Treasury Regulations section 301.6231(a)(7)-1T. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Contracts on deposit in the applicable Certificate Account provided by Section 5.03 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is not the Servicer hereunder, the REMIC Administrator shall perform its duties as tax matters person and shall be paid reasonable compensation not to exceed $3,000 per year by the Servicer hereunder for so acting as the REMIC Administrator.

     (d) The REMIC Administrator shall prepare or cause to be prepared all of the tax returns that it determines are required with respect to the REMIC created hereunder and deliver such tax returns in a timely manner to the Trustee and the Trustee shall sign and file such tax returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax liability arising from the Trustee's signing of tax returns that contain errors or omissions. The Trustee and Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare tax returns.

     (e) The REMIC Administrator shall provide (i) to any transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

     (f) The REMIC Administrator and the Servicer shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the REMIC Administrator's or the Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Servicer and the REMIC Administrator, to the extent reasonably requested by the Servicer and the REMIC Administrator to do so). The REMIC Administrator and the Servicer shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860(G)(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the REMIC Administrator or the Servicer, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the REMIC Administrator or the Servicer, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the REMIC Administrator, the Contract Seller, the Servicer or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the REMIC

Administrator determines in its sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator or the Servicer, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the REMIC Administrator or the Servicer, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the REMIC Administrator or the Servicer, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator or the Servicer, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the REMIC Administrator or the Servicer. At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

     (g) In the event that any tax, including interest, penalties, additional amounts or additions to tax (a "Tax"), is imposed on the Trust Fund, such Tax shall be charged against amounts otherwise required to be distributed to the Holders of the Class R Certificates. The Trustee is hereby authorized to retain, or cause the Paying Agent to retain, from amounts otherwise required to be distributed to the Holders of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, or cause the Paying Agent to pay, such Tax as is legally owed by the Trust Fund (but such authorization shall not prevent the Servicer or the REMIC Administrator from contesting any such Tax in appropriate proceedings, and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings). To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of any tax imposed on gain realized from any prohibited transaction (as defined in the REMIC Provisions), the Trustee is hereby authorized to and shall segregate, into a separate non-interest-bearing account, the net income from such prohibited transactions and pay, or cause the Paying Agent to pay, such Tax. In the event any (i) amounts initially retained from amounts required to be distributed to the Holders of the Class R Certificates and (ii) income so segregated and applied towards the payment of such Tax shall not be sufficient to pay such Tax in its entirety, the amount of the shortfall shall be paid from funds in the Certificate Account notwithstanding anything to the contrary contained herein. To the extent any such segregated income or funds from the Certificate Account are paid to the Internal Revenue Service, the Trustee shall retain, or cause to be retained, an amount equal to the amount of such income or funds so paid from future amounts otherwise required to be distributed to the Holders of the Class R Certificates and shall deposit such retained amounts in the Certificate Account for distribution to the Holders of the Regular Certificates.

     (h) The Trustee, the REMIC Administrator and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

     (i) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 4.17(f)) the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contributions) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (j) Neither the Servicer nor the Trustee shall (subject to Section 4.17(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.
(k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is the sixth Distribution Date following the latest scheduled maturity of any Contract.

     (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

     (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Contracts (except in connection with (i) the default, imminent default or foreclosure of a Contract, including but not limited to, the acquisition or sale of a Manufactured Home or a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article X of this Agreement or (iv) a purchase of Contracts pursuant to Article III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Certificate Accounts for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the REMIC Administrator has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     (n) Each Holder of a Class R Certificate, by purchasing such Class R Certificate, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon becoming the Holder of such Class R Certificate, if it is, or is holding such Class R Certificate on behalf of, a "pass-through interest holder."

     (o) In the event that any Manufactured Home or Mortgaged Property is acquired in a repossession (an "REO Property"), the Servicer shall sell any REO Property within three years of its acquisition by the Trust Fund, unless (i) at least 60 days before such three-year period would otherwise expire, the Servicer applies for an extension of such three-year period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Servicer shall sell such REO Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee seeks, and subsequently receives, an Opinion of Counsel, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. In connection with its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property.

     (p) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property an account held in trust for the Trustee for the benefit of the Certificateholders (each, an "REO Account"), which shall be an Eligible Account and the funds therein shall be invested in Eligible Investments that will mature not later than the Business Day preceding the applicable Determination Date. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in each REO Account by the depository.

     (q) The Servicer shall deposit, or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to operation of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property. On or before each Determination Date, the Servicer shall withdraw from each REO Account and deliver to the Trustee for deposit into the applicable Certificate Account the income from the REO Property on deposit in the REO Account, net of its reasonable fees and expenses.

     (r) The disposition of REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

     (s) The proceeds from the disposition of any REO Property, net of any reimbursement to the Servicer as provided herein, shall be deposited in the REO Account and shall be deposited in the applicable Certificate Account when the related Contract becomes a Liquidated Contract.

Section 4.18  Management of REO Property.
              --------------------------

     (a) If the Trustee acquires any REO Property pursuant to Section 4.17, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders, and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management and maintenance of such REO Property, including:

          (i) all insurance premiums due and payable in respect to such REO Property;

          (ii) all real estate taxes and assessments in respect to such REO Property that may result in the imposition of a lien thereon; and

          (iii) all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in (i)-(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned such REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the operation or sale of such REO Property.

     (b)  Notwithstanding the foregoing, the Servicer shall not:

          (i) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Contract became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (ii) directly operate, or allow any other Person to directly operate, any REO Property on any date more than 90 days after its date of acquisition;

unless, in any such case, the Servicer has requested and received an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

     (c) The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that (A) the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in subsection (a) hereof, (B) hold all related revenues in a segregated account, which shall be an Eligible Account, and (C) remit all related revenues collected (net of such costs and expenses and any fees retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis;

          (iii) none of the provisions of this Section 4.18(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders with respect to the operation and management of any such REO Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be entitled to pay all fees owed to any such Independent Contractor out of the REO Account pursuant to Section 4.17.

     (d) Subject to Section 4.18(b), the Servicer shall itself be entitled to operate and manage any foreclosure property and, in such event, shall be entitled to pay itself a monthly management fee in accordance with Section 4.17; provided that the amount of such management fee shall not exceed the amount customarily charged for the operation and management of similar property in the locality of such REO Property by property managers other than the Servicer or its Affiliates. If Liquidation Proceeds are insufficient to reimburse the Servicer for any costs associated with the management or operation of REO Property, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

Section 4.19  Reports to the Securities and Exchange Commission.
              -------------------------------------------------

     The Servicer shall use reasonable efforts to assist the Contract Seller in obtaining any information maintained by it in the ordinary course of performing its duties hereunder that is necessary for the Contract Seller, on behalf of the Trust Fund, to cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Section 4.20  Annual Statement as to Compliance.
              ---------------------------------

     The Servicer will deliver to the Contract Seller, the Trustee, the Insurers and each Rating Agency on or before April 1 of each year, commencing in 2002, an Officer's Certificate (i) stating that a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) stating that to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 4.21  Annual Independent Public Accountants' Servicing Report.
              -------------------------------------------------------

     On or before April 1 of each year, commencing in 2002, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Contract Seller, the Trustee, the Insurers and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts under this Agreement and, at the option of the Servicer, manufactured housing installment sale contracts and installment loan agreements under pooling and servicing agreements substantially similar to this Agreement with regard to servicing procedures (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with this Agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted substantially in compliance with this Agreement or such pooling and servicing agreements, as the case may be, except for such exceptions as such firm believes to be immaterial and such other exceptions or errors in records that may be set forth in such statement. In addition, such accountants, at the Servicer's expense, shall specifically examine and audit the Servicer's monthly calculations of the Radian Enhancement Reduction Amount and the Radian Enhancement Amounts as reported in the Monthly Report pursuant to clause (jj) of
Section 5.04 hereof, and shall confirm in writing to Insurers that the Servicer's calculations or reports were and are correct, or, if the Servicer's calculations or reports were not correct in any respect, specifying the manner in which they were incorrect. For purposes of such statement, such firm may assume conclusively that all pooling and servicing agreements among the Contract Seller, the Servicer and the Trustee relating to certificates evidencing an interest in actuarial and/or simple interest manufactured housing contracts are substantially similar to one another, except for any such pooling and servicing agreement which by its terms specifically states otherwise.

Section 4.22  Retitling of Land Home Contracts.
              --------------------------------

     (a) If the Contract Seller or the Servicer receives actual notice or knowledge that GreenPoint Bank, the parent of the Contract Seller, is no longer assigned a long-term senior debt rating from Moody's of Baa3 or higher, of BBB-or higher from S&P, the Servicer or the Contract Seller shall promptly provide notice to the Trustee that GreenPoint Bank no longer has such rating. If at any time during the term of this Agreement the Trustee receives written notice from the Servicer or the Contract Seller that GreenPoint Bank does not have a long-term senior debt rating from Moody's of Baa3 or higher, of BBB- or higher from S&P, or if the Trustee otherwise becomes aware that the Contract Seller is no longer assigned such rating, the Trustee, at the Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust Fund of each Mortgage securing a Land Home Contract sold by the Contract Seller to the Trust Fund.

     (b) If at any time GreenPoint Bank does not own, directly or indirectly, at least 51% of the membership interests of GreenPoint, GreenPoint shall promptly provide notice to the Trustee that GreenPoint Bank no longer has such ownership interest. If at any time during the term of this Agreement the Trustee receives written notice from GreenPoint that GreenPoint Bank does not own, directly or indirectly, at least 51% of the membership interests of GreenPoint, or if the Trustee otherwise becomes aware that GreenPoint Bank no longer has such ownership interest, the Trustee, at the Contract Seller's expense, shall file promptly in the appropriate recording offices the assignments to the Trustee on behalf of the Trust Fund of each Mortgage securing a Land Home Contract.

Section 4.23  Notice of Rating Change.
              -----------------------

     In the event that any of the (i) Group I Certificates are not rated "AAA" by Fitch, "AAA" by S&P and "Aaa" by Moody's, respectively, on the Closing Date or (ii) Group II Certificates are not rated "AAA" by Fitch and S&P and "Aaa" by Moody's, respectively, on the Closing Date, the Servicer shall give written notice to the Auction Agent of the initial ratings on the Group I Certificates and the Group II Certificates by S&P and Moody's substantially in the form of the Notice of Ratings. If there is a change in any of the ratings of the Certificates at any time, the Servicer shall give written notice to the Auction Agent or if the Group I Certificates and/or the Group II Certificates are no longer maintained as Book-Entry Certificates by the Depository, to the Trustee, substantially in the form of the Notice of Ratings within three (3) Business Days of its receipt of notice of such change, but not later than the close of business on the Business Day immediately preceding an Auction Date (as defined in Schedule I) if the Servicer has received written notice of such change in a rating or ratings prior to 12:00 noon on such Business Day, and the Auction Agent or the Trustee, as applicable, shall take into account such change in rating or ratings for purposes hereof and any Auction, so long as such Notice of Ratings is received by the Auction Agent or Trustee no later than the close of business on such Business Day.

                                    ARTICLE V

                 PAYMENTS, MONTHLY ADVANCES AND MONTHLY REPORTS

Section 5.01  Monthly Advances by the Servicer.
              --------------------------------

     (a) By the close of business on the day prior to each Distribution Date, the Servicer shall (i) cause to be deposited, out of its own funds, (a) in the Group I Certificate Account the Monthly Advance for the Group I Contracts for the related Distribution Date and (b) in the Group II Certificate Account the Monthly Advance for the Group II Contracts for the related Distribution Date, (ii) direct the Trustee to apply all or a portion of the Excess Contract Payments in the Group I Certificate Account or Group II Certificate Account, as applicable, to make the Monthly Advance for the Group I Contracts or Group II Contracts, respectively, or (iii) do any combination of clauses (i) and (ii) to make such Monthly Advance. To the extent that an Excess Contract Payment (or any portion thereof) that has been applied pursuant to clause (ii) or (iii) is required for application as to all or a portion of a Scheduled Payment due on the related Contract, the Servicer shall deposit, out of its own funds, the amount of such Excess Contract Payment (or the portion thereof required for such Scheduled Payment) into the applicable Certificate Account on the immediately succeeding Due Date, and the amount so deposited will become part of the Outstanding Amount Advanced.

     (b) The Servicer shall reimburse itself for the Outstanding Amount Advanced with respect to a Group out of (i) collections of delinquent payments of principal and interest on Contracts with respect to such Group as to which the Servicer previously made a Monthly Advance, (ii) available funds in the applicable Certificate Account attributable to Excess Contract Payments or (iii) any combination of clauses (i) and (ii) above.

     (c) If the Servicer determines that any advance made pursuant to Section 5.01(a) has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the applicable Certificate Account for the amount of such Nonrecoverable Advance for the next succeeding Distribution Date by withdrawing such amount pursuant to Section 5.03(v), but not in excess of such Outstanding Amount Advanced with respect to the related Group. If a Contract becomes a Liquidated Contract and at such time there exists an Outstanding Amount Advanced with respect to the related Group, then the Servicer shall reimburse itself out of funds in the applicable Certificate Account for the portion of Monthly Advances equal to the aggregate of delinquent Scheduled Payments on such Contract to the Due Date in the Collection Period in which such Contract became a Liquidated Contract, but not in excess of such Outstanding Amount Advanced. Notwithstanding any other provision of this Agreement, under no circumstances shall the Servicer be required to make any advance that the Servicer determines if made would be a Nonrecoverable Advance.

Section 5.02  Payments.
              --------

     (a) (A) On each Distribution Date, the Trustee shall withdraw from the Group I Certificate Account an amount equal to the sum of the Available Distribution Amount for the Group I Certificates, the Enhancement Payment(s) relating to the Class I A Certificates, if any, and amounts received pursuant to clause 5.02 (a)(B)(xi) for such Distribution Date and apply such amount (provided that any amount representing an Enhancement Payment(s) shall only be used with respect to items (ii) and (iii) below), in the following order of priority, to the distribution of:

          (i) (1) to the Co-Trustee for distribution to Radian, the Radian Class I A Monthly Premium for such Distribution Date and any Radian Class I A Monthly Premium remaining unpaid from prior Distribution Dates; and (2) to Ambac, the Ambac Class I A Monthly Premium for such Distribution Date and any Ambac Class I A Monthly Premium remaining unpaid from prior Distribution Dates; PROVIDED, that if the Available Distribution Amount is insufficient to make the full distributions of premiums referred to in this clause (i), the Available Distribution Amount shall be distributed to the Insurers pro rata based on such full amounts allocable to such Insurers;

          (ii) to the Class I A-1 Certificateholders and the Class I A-2 Certificateholders, the Class I A-1 Interest Distribution Amount and the Class I A-2 Interest Distribution Amount, respectively; provided that if the Available Distribution Amount, together with any Enhancement Payment and any amounts available pursuant to Section 5.02(a)(B)(xi), is insufficient to make the full distributions of interest referred to in this clause (ii), the Available Distribution Amount, together with any Enhancement Payment and any amounts available pursuant to Section 5.02(a)(B)(xi), shall be distributed on such Classes of Certificates pro rata based on such full amounts allocable to such Classes;

          (iii) to the Class I A-1 Certificateholders, the Class I A Formula Principal Distribution Amount (less, with respect to the Class I A-2 Certificateholders, the Class I A-2 Holdover Amount for such Distribution
     Date) in the following order of priority:

               (A) to the Class I A-1 Certificateholders until the Class I A-1 Certificate Balance is reduced to zero; and

               (B) to the Class I A-2 Certificateholders until the Class I A-2 Certificate Balance is reduced to zero;

          (iv) to Ambac, amounts in respect of any unreimbursed Ambac Enhancement Payment made with respect to the Class I A Certificates;

          (v) to the Co-Trustee for distribution to the Radian, amounts in respect of any unreimbursed Radian Enhancement Payment made with respect to the Class I A Certificates;

          (vi) to Ambac, any amounts owing to Ambac pursuant to the Ambac Insurance Agreement other than as set forth in clause (iv) above;

          (vii) to the Co-Trustee for distribution to the Radian, any amounts owing to the Radian pursuant to the Radian Insurance Agreement other than as set forth in clause (v) above;

          (viii) to the Broker Dealer, the Broker Dealer Fee related to the Class I A-2 Certificates and certain other amounts that may be required to be paid pursuant to the Broker Dealer Agreement;

          (ix) to the Auction Agent, certain amounts that may be required to be paid pursuant to the Auction Agent Agreement;

          (x) to the Group II Certificate Account to fund any Group II Available Funds Shortfall; and

          (xi) to the Class R Certificateholders, any remaining Available Distribution Amount in respect of the Group I Certificates.

     (B) On each Distribution Date, the Trustee shall withdraw from the Group II Certificate Account an amount equal to the sum of the Available Distribution Amount for the Group II Certificates, the Enhancement Payment(s) relating to the Class II A Certificates, if any, and any amounts received pursuant to clause 5.02(a)(A)(x) for such Distribution Date and apply such amount (provided that any amount representing an Enhancement Payment(s) shall only be used with respect to items (ii) and (iii) below), in the following order of priority, to the distribution of:

          (i) to the Co-Trustee for distribution to Radian, the Radian Class II A Monthly Premium for such Distribution Date and any Radian Class II A Monthly Premium remaining unpaid from prior Distribution Dates and to Ambac, the Ambac Class II A Monthly Premium for such Distribution Date and any Ambac Class II A Monthly Premium remaining unpaid from prior Distribution Dates, PROVIDED that if the Available Distribution Amount is insufficient to make the full distributions of premiums referred to in this clause (i), the Available Distribution Amount shall be distributed to the Insurers pro rata based on such full amounts allocable to such Insurers;

          (ii) to the Class II A-1 Certificateholders and the Class II A-2 Certificateholders, the Class II A-1 Interest Distribution Amount and the Class II A-2 Interest Distribution Amount, respectively; PROVIDED that if the Available Distribution Amount, together with any Enhancement Payment and amounts available pursuant to Section 5.02(a)(A)(x), is insufficient to make the full distributions of interest referred to in this clause (ii), the Available Distribution Amount, together with any Enhancement Payment and amounts available pursuant to Section 5.02(a)(A)(x), shall be distributed on such Classes of Certificates pro rata based on such full amounts allocable to such Classes;

          (iii) to the Class II A Certificateholders, the Class II A Formula Principal Distribution Amount (less, with respect to the Class II A-2 Certificateholders, the Class II A-2 Holdover Amount for such Distribution
     Date) in the following order of priority:

               (A) to the Class II A-1 Certificateholders until the Class II A-1 Certificate Balance is reduced to zero; and

               (B) to the Class II A-2 Certificateholders until the Class II A-2 Certificate Balance is reduced to zero;

          (iv) to Ambac, amounts in respect of any unreimbursed Ambac Enhancement Payment made with respect to the Class II A Certificates;

          (v) to the Co-Trustee for distribution to the Radian, amounts in respect of any unreimbursed Radian Enhancement Payment made with respect to the Class II A Certificates;

          (vi) to Ambac, any amounts owing to Ambac pursuant to the Ambac Insurance Agreement other than as set forth in clause (iv) above;

          (vii) to the Co-Trustee for distribution to Radian, any amounts owing to Radian pursuant to the Radian Insurance Agreement other than as set forth in clause (v) above;

          (viii) to the Broker Dealer, the Broker Dealer Fee related to the Class II A-2 Certificates and certain other amounts that may be required to be paid pursuant to the Broker Dealer Agreement;

          (ix) to the Class II A-1 Certificateholders and Class II A-2 Certificateholders, the Class II A-1 Net Funds Cap Carryover Amount and the Class II A-2 Net Funds Cap Carryover Amount, respectively, PROVIDED that if the Available Distribution Amount is insufficient to make the full distributions of the Net Funds Cap Carryover Amounts referred to in this clause (ix), the Available Distribution Amount shall be distributed on such Classes of Certificates pro rata based on such full amounts allocable to such Classes;

          (x) certain amounts that may be required to be paid pursuant to the Auction Agent Agreement; and

          (xi) to the Group I Certificate Account to fund any Group I Available Funds Shortfall; and

          (xii) to the Class R Certificateholders, any remaining Available Distribution Amount in respect of the Group II Certificates.

     In addition, notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount to the Holders of the Certificates pursuant to clause (A)(iii) and (B)(iii) above, on a Distribution Date, if any, in respect of which a Deficiency Event is in effect with respect to (Y) Group I Certificates, the portion of the Class I A Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the Class I A-1 and Class I A-2 Certificateholders pursuant to clause (A)(iii) above will instead be distributed to the Class I A-1 and Class I A-2 Certificateholders pro rata based upon the Certificate Balance of each such Class immediately prior to such Distribution Date until the Certificate Balances of the Class I A-1 and Class I A-2 Certificates have been reduced to zero and
(Z) Group II Certificates, the portion of the Class II A Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the Class II A-1 and Class II A-2 Certificateholders pursuant to clause (B)(iii) above will instead be distributed to the Class II A-1 and Class II A-2 Certificateholders pro rata based upon the Certificate Balance of each such Class immediately prior to such Distribution Date until the Certificate Balances of the Class II A-1 and Class II A-2 Certificates have been reduced to zero (but distributions among the Certificateholders shall be made in accordance with the terms of Section 5.02(d) hereof).

     Such distributions to the Class I A-1 Certificateholders, Class I A-2 Certificateholders, Class II A-2 Certificateholders and Class II A-2 Certificateholders shall be made such that the Trustee shall distribute (a) to each Class I A-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I A-1 Certificates and the Class I A-1 Distribution Amount for such Distribution Date, (b) to each Class I A-2 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I A-2 Certificates and the Class I A-2 Distribution Amount for such Distribution Date,
(c) to each Class II A-1 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class I A-1 Certificates and the Class II A-1 Distribution Amount for such Distribution Date, and (d) to each Class II A-2 Certificateholder as of the preceding Record Date an amount equal to the product of the aggregate Percentage Interest evidenced by such Certificateholder's Class II A-2 Certificates and the Class II A-2 Distribution Amount for such Distribution Date. The Trustee shall pay each Certificateholder of record by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register; provided that if such Certificateholder holds Certificates evidencing a Percentage Interest aggregating 10% or more with respect to such Class and has given the Trustee appropriate written instructions at least 10 days prior to the related Distribution Date (which instructions, until revised, shall remain operative for all Distribution Dates thereafter), the Trustee shall pay such Certificateholder by wire transfer of funds. If on any Determination Date the Servicer determines that there are no Contracts outstanding and no other funds or assets in the Trust Fund other than the funds in each Certificate Account, the Servicer promptly shall notify the Insurers, the Hedge Counterparty and the Trustee and instruct the Trustee to send the final distribution notice to each Certificateholder and make provision for the final distribution in accordance with Section 10.01(c). Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Certificate Registrar.

     (b) On each Distribution Date, the Trustee shall withdraw from the related Certificate Account (solely out of the Available Distribution Amount for such Distribution Date from such Certificate Account after giving effect to all distributions to be made prior to 5.02(A)(a)(x) and 5.02(a)(B)(xi), as applicable) and distribute the amount specified in Section 5.02(a)(A)(xi) and 5.02(a)(B)(xii) for such Distribution Date to the Class R Certificateholders by wire transfer of immediately available funds. Such distribution shall be made by a means that is mutually acceptable to the Trustee and the Class R Certificateholders.

     (c) Each distribution with respect to a Global Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Global Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. Neither the Trustee, the Certificate Registrar, the Contract Seller nor the Servicer shall have any responsibility therefor. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Certificates as set forth in EXHIBIT B and EXHIBIT C hereto.

     (d) On each Distribution Date prior to the Class I A-2 Pro Rata Date, with respect to the Class I A-2 Certificates, and the Class II A-2 Pro Rata Date, with respect to the Class II A-2 Certificates, principal payments will be made to the Class I A-2 Certificates and Class II A-2 Certificates, as applicable, only in amounts equal to $25,000 and integral multiples in excess thereof. On each Distribution Date, the Class I A-2 Holdover Amount, if any, and Class II A-2 Holdover Amount, if any, for such Distribution Date will be retained in the Certificate Account. The amount being distributed to Holders of the Class I A-2 Certificates and II A-2 Certificates as principal will be allocated to the specific Certificates of such Class which are selected prior to the related Distribution Date by lot or such other manner as may be determined by the Depository, a Depository Participant or the Trustee, which distributions, prior to the Class I A-2 Pro Rata Date or Class II A-2 Pro rata Date, as applicable, will be made only in allocations equal to $25,000 and integral multiples of $25,000 in excess thereof. On each Distribution Date on and after the Class I A-2 Pro Rata Date or Class II A-2 Pro Rata Date, distributions will be made pro rata to the Holders of the Class I A-2 Certificates or Class II A-2 Certificates, as applicable, pursuant to Section 5.02(a) based on their respective Percentage Interests. Any amounts on deposit in the Certificate Account representing the Class A-2 Holdover Amount shall only be applied to payments of principal on the Class A-2 Certificates until the Certificate Balance of the Class A-2 Certificates has been reduced to zero.

Section 5.03  Permitted Withdrawals from the Certificate Accounts.
              ---------------------------------------------------

     (a) The Servicer may, from time to time as provided herein, make withdrawals from the applicable Certificate Account of amounts deposited therein pursuant to Section 4.05 that are attributable to the related Contracts for the following purposes:

          (i) to pay to the Contract Seller with respect to each Contract sold by it or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.05, all amounts received thereon that are specified in such Section to be property of the Contract Seller;

          (ii) to reimburse itself for the payment of taxes or charges out of Liquidation Proceeds (to the extent not previously retained from such Liquidation Proceeds prior to their deposit) or out of payments expressly made by the related Obligor to reimburse the Servicer for such taxes or charges, as permitted by Section 4.06;

          (iii) to pay to itself the Group I Monthly Servicing Fee and the Group II Monthly Servicing Fee and Servicer Deficiency Amounts and Repossession Profits, if any;

          (iv) to reimburse itself or a previous Servicer out of Liquidation Proceeds (to the extent not previously retained from Liquidation Proceeds prior to their deposit in the applicable Certificate Account) in respect of a Manufactured Home and out of payments by the related Obligor (to the extent of payments expressly made by the Obligor to reimburse the Servicer for insurance premiums) for expenses incurred by it in respect of such Manufactured Home that are specified in this Agreement as being reimbursable to it or to a previous Servicer;

          (v) to reimburse itself for any Nonrecoverable Advances and for Monthly Advances in respect of Liquidated Contracts;

          (vi) from the Group I Certificate Account after the Class I A-1 Certificate Balance and the Class I A-2 Certificate Balance have been reduced to zero and all amounts owing to the Insurers pursuant to the Insurance Agreements, including in respect of amounts paid under the Certificate Insurance Policies relating to the Class I A Certificates, have been reimbursed, to reimburse the Servicer and the REMIC Administrator, pro rata, for expenses incurred and reimbursable to the Servicer pursuant to
     Section 7.05 and to the REMIC Administrator pursuant to Section 4.17(c) and from the Group II Certificate Account after the Class II A-1 Certificate Balance and Class II A-2 Certificate Balance have been reduced to zero and all amounts owing to the Insurers in respect of amounts paid under the Certificate Insurance Policies relating to the Class II A Certificates have been reimbursed, to reimburse the Servicer and the REMIC Administrator, pro rata, for expenses incurred and reimbursable to the Servicer pursuant to
     Section 7.05 and to the REMIC Administrator pursuant to Section 4.17(c);
     and

          (vii) to withdraw any amount deposited in the applicable Certificate Account that was not required to be deposited therein (including any collections on the Contracts that, pursuant to Section 2.01(a), are not part of the Trust Fund and amounts permitted to be withdrawn pursuant to
     Section 11.12(ii) hereof).

     Since, in connection with withdrawals pursuant to clauses (i), (ii) and
(iv) of this Section 5.03, the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Accounts pursuant to such clauses.

     (b) The Trustee may, from time to time as provided herein, make withdrawals from the Group I Certificate Account of amounts deposited therein pursuant to Section 4.05 that are attributable to the Contracts to make payments to the Hedge Counterparty as required pursuant to the Hedge Agreement. The foregoing withdrawals from the Group I Certificate Account may be prior to the distribution of any amounts to Certificateholders on any Distribution Date. All payments to the Hedge Counterparty shall be first in priority of payment.

Section 5.04  Monthly Reports.
              ---------------

     At least two Business Days prior to each Distribution Date, the Servicer shall cause the Trustee, the Insurers, the Rating Agencies, the Contract Seller, the Hedge Counterparty and the Certificate Administrator to receive a Monthly Report, which report shall include the following information with respect to the immediately following Distribution Date:

     (a)  the Class I A Distribution Amount for such Distribution Date;

     (b) the amount of principal to be distributed to the Class I A-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) through (c) of the definition of Formula Principal Distribution Amount;

     (c)  the amount of interest to be distributed to Class I A-1
Certificateholders on such Distribution Date (separately identifying any Class I A-1 Unpaid Interest Shortfall included in such distribution);

     (d) the remaining Class I A-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (e)  the Class I A-2 Distribution Amount for such Distribution Date;

     (f) the amount of principal to be distributed to the Class I A-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clause (a) through (c) of the definition of Formula Principal Distribution Amount;

     (g)  the amount of interest to be distributed to Class I A-2
Certificateholders on such Distribution Date (separately identifying any Class I A-2 Unpaid Interest Shortfall included in such distribution);

     (h) the remaining Class I A-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (i)  the Class II A-1 Distribution Amount for such Distribution Date;

     (j) the amount of principal to be distributed to the Class II A-1 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (c) of the definition of Formula Principal Distribution Amount;

     (k) the amount of interest to be distributed to Class II A-1 Certificateholders on such Distribution Date (separately identifying any Class II A-1 Unpaid Interest Shortfall included in such distribution);

     (l) the remaining Class II A-1 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (m)  the Class II A-2 Distribution Amount for such Distribution Date;

     (n) the amount of principal to be distributed to the Class II A-2 Certificateholders, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (c) of the definition of Formula Principal Distribution Amount;

     (o) the amount of interest to be distributed to Class II A-2 Certificateholders on such Distribution Date (separately identifying any Class II A-2 Unpaid Interest Shortfall included in such distribution);

     (p) the remaining Class II A-2 Certificate Balance after giving effect to the payment of principal to be made on such Distribution Date (on which interest will be calculated on the next succeeding Distribution Date);

     (q) LIBOR, the Class I A-1 Pass-Through Rate, the Class I A-2 Pass-Through Rate, the Class II A-1 Pass-Through Rate, the Class II A-2 Pass-Through Rate, the Class I A-2 Holdover Amount, the Class II A-2 Holdover Amount, the Class I A Liquidation Loss Amount and the Class II A Liquidation Loss Amount;

     (r) the Group I Monthly Servicing Fee and the Group II Monthly Servicing Fee payable on such Distribution Date the amount of any reimbursement to the Servicer pursuant to Section 7.05, and any Late Payment Fees, Extension Fees and assumption fees paid during the prior Collection Period, and the amount of any other fees payable out of the Trust Fund;

     (s) the Formula Principal Distribution Amount for the Group I Certificates and the Formula Principal Distribution Amount for the Group II Certificates, separately stating the contribution thereto from each of the amounts specified in clauses (a) through (i) of the definition of Formula Principal Distribution Amount;

     (t)  the amount deposited into the Group II Certificate Account pursuant to
Section 5.02(a)(A)(x) and the amount deposited into the Group I Certificate Account pursuant to Section 5.02(a)(B)(xi);

     (u) the number of and aggregate remaining principal balance of Contracts in each Group with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

     (v) the number of Contracts that were repurchased or replaced by the Contract Seller in accordance with Section 3.05 during the prior Collection Period, identifying such Contracts and (i) the Repurchase Price of such Contracts and (ii) the amount, if any, paid by the Contract Seller due to the differences, if any, between the remaining principal balances of the replaced Contracts and the Eligible Substitute Contracts;

     (w) the amount of the Radian Enhancement Payments and the Ambac Enhancement Payments , if any, for such Distribution Date, and amounts thereof received from Radian and Ambac, respectively;

     (x) the amount of any Monthly Advance and the Outstanding Amount Advanced with respect to such Distribution Date;

     (y) the Radian Class I A Monthly Premium, the Radian Class II A Monthly Premium, the Ambac Class I A Monthly Premium, the Ambac Class II A Monthly Premium, the amount, if any, reimbursed to the Insurers on such Distribution Date;

     (z)  the amount, if any, to be distributed to the Class R
Certificateholders;

     (aa) the Net Weighted Average Contract Rate for each Group for the Collection Period immediately preceding the month of such Distribution Date and the Net Weighted Average Contract Rate for each Group for the Collection Period occurring in the month in which such Distribution Date occurs;

     (bb) the number of Manufactured Homes currently held by the Servicer due to repossessions in each group and the aggregate principal balance of the related defaulted Contracts;

     (cc) the Pool Scheduled Principal Balance, expressed as a percentage of the Cut-Off Date Pool Scheduled Principal Balance, the Group I Pool Scheduled Principal Balance and the Group II Pool Scheduled Principal Balance;

     (dd) the aggregate of the Deficiency Amounts and Servicer Deficiency Amounts received for the preceding Collection Period;

     (ee) amounts paid to the Class II A-1 and Class II A-2 Certificateholders on such Distribution Date in respect of the Class II A-1 Net Funds Carryover Amount and Class II A-2 Net Funds Carryover Amount;

     (ff) any additional items required to be set forth in the Monthly Report pursuant to the Insurance Agreement;

     (gg) the Cumulative Realized Losses, the Average Sixty-Day Delinquency Ratio for each Group and the Average Thirty-Day Delinquency Ratio each as of such Distribution Date; the Average Thirty-Day Delinquency Ratio, the Average Sixty-Day Delinquency Ratio, the Cumulative Realized Losses and the Twelve-Month Realized Loss Ratio for the Contract Pool, each as of such Distribution Date;

     (hh) whether each of the Cumulative Realized Loss Test and the Principal Distribution Tests have been satisfied as of such Distribution Date and whether such Distribution Date constitutes the Cross-Over Date for either Group;

     (ii) the existence of any Servicer Termination Event that has occurred and is continuing;

     (jj) the Radian Enhancement Reduction Amount for each Group for such Distribution Date and the Radian Enhancement Amount for each Group before and after the Distribution Date, detailing the calculation of each Radian Enhancement Amount Percentage and each Radian Enhancement Reduction Amount; and

     (kk) the amount received by the Trust Fund or the Trustee from the Hedge Counterparty pursuant to the Hedge Agreement for such Distribution Date and the amount paid to the Hedge Counterparty by the Trust Fund or the Trustee pursuant to the Hedge Agreement for such Distribution Date.

     Neither the Trustee nor the Certificate Administrator shall be under any duty to recalculate or verify the information provided to it by the Servicer. The Servicer shall deliver a written notice to the Trustee not later than three Business Days next preceding a Distribution Date if it cannot provide the Trustee and the Certificate Administrator with a Monthly Report for such Distribution Date.

Section 5.05  Certificate of Servicing Officer.
              --------------------------------

     Each Monthly Report pursuant to Section 5.04 shall be accompanied by a certificate of a Servicing Officer substantially in the form of EXHIBIT F, certifying the accuracy of the Monthly Report and that such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default, or if such officer is aware that such an event has occurred and is continuing, specifying the event and its status.

Section 5.06  Other Data.
              ----------

     In addition, the Servicer, at the request of the Trustee or the Certificate Administrator, shall furnish the Trustee or the Certificate Administrator (as the case may be) such underlying data as may reasonably be requested.

Section 5.07  Statements to Certificateholders.
              --------------------------------

     Concurrently with each distribution to Certificateholders pursuant to this
Article V, the Trustee shall mail, or cause the Paying Agent to mail, to each Certificateholder at the address appearing on the Certificate Register the Monthly Report prepared by the Servicer together with the following information prepared by the Servicer:

          (1) the amount of fees and expenses payable out of the Trust Fund for such Collection Period;

          (2) the percentage obtained by dividing the aggregate Certificate Balances with respect to each Class (after giving effect to the distributions on the Certificates made on such Distribution Date) by the aggregate Initial Certificate Balances with respect to each Class;

          (3) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can obtain reasonably from its existing data base to enable Certificateholders to prepare their tax returns.

     In the case of information furnished with respect to a dollar amount, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within a reasonable period of time after the end of each calendar year, subject to the next sentence, but in no event later than 90 days after the end of such year, the Servicer shall prepare and furnish to the Trustee, the Paying Agent and the Certificate Administrator, and the Trustee, promptly upon receipt, shall furnish or cause the Paying Agent to furnish to each Person who at any time during the calendar year was the Holder of a Certificate, a statement containing the information set forth in clauses (b) and (c) of Section 5.04, in the case of Class I A-1 Certificateholders, (f) and (g) of Section 5.04, in the case of Class I A-2 Certificateholders, (j) and (k) of Section 5.04, in the case of Class I A -1 Certificateholders, and (n) and (o) of Section 5.04, in the case of Class II A-2 Certificateholders. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force. On each Distribution Date, the Servicer shall forward or cause to be forwarded by mail to each Holder of a Class R Certificate, a copy of the Monthly Report for such Distribution Date. The Servicer shall also forward or cause to be forwarded by mail to each Holder of a Class R Certificate, a statement setting forth such information as the Servicer deems necessary or appropriate.

     Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement containing the applicable distribution information provided pursuant to this
Section 5.07 aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Class R Certificate. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code. A Certificate Owner holding Certificates of a Class representing in the aggregate at least 5% of the Percentage Interests of such Class shall, upon written request to the Trustee certifying its beneficial ownership of such Certificates, be entitled to receive copies of all reports provided by the Trustee. Copies of all reports provided by the Trustee to the Certificateholders shall also be provided to each Rating Agency and the Insurers.

Section 5.08  Certificate Insurance Policies; Enhancement Payments.
              ----------------------------------------------------

     (a) The parties hereto acknowledge that the Insurers have provided the Certificate Insurance Policies in order to provide the Holders of the Certificates with a source of funds to enhance the likelihood of the receipt by such Certificateholders on each Distribution Date of the aggregate amount distributable pursuant to Sections 5.02(a)(A)(ii) and, pursuant to the terms of the Insurance Policies, 5.02(a)(A)(iii) and 5.02(a)(B)(ii) and, pursuant to the terms of the Insurance Policies, 5.02(a)(B)(iii), respectively, with respect to such Distribution Date) into the applicable Certificate Account at least two Business Days prior to the related Distribution Date.

     The parties further acknowledge that an Ambac Enhancement Payment shall only be made on any Distribution Date with respect to the Class I A Certificates or the Class II A Certificates if (i) an Enhancement Payment is necessary on such Distribution Date and (ii) all payments required to be made by Radian under the Radian Policy with respect to such Certificates have been made or a Radian Default has occurred and is continuing.

     The parties hereto acknowledge (i) that the Co-Trustee has been retained at a Pennsylvania office solely to (A) hold the Radian Policy on behalf of the Trust Fund and (B) make and receive payments with respect to the Radian Policy and (ii) that notwithstanding any other provision of this Agreement, the Co-Trustee shall not undertake nor have any of the duties or responsibilities of the Trustee and the Trustee shall not be liable for any actions by the Co-Trustee in this Agreement or the Radian Policy.

     (b) On the Closing Date, the Co-Trustee shall establish an account for the benefit of the Certificateholders. The Trustee shall make all payments made pursuant to Section 5.02 of this Agreement to the Co-Trustee by wire transfer pursuant to the wiring instructions as described in Section 9.15(d). Upon receipt of any such wire transfer from the Trustee, the Co-Trustee will wire such amount to Radian to the account designated by Radian to the Co-Trustee. With respect to any Distribution Date on which a Radian Enhancement Payment is required, the Servicer shall prepare and sign a Notice of Payment and forward such Notice of Payment to the Co-Trustee at least two Business Days prior to the related Distribution Date. Promptly upon receipt of a Notice of Payment from the Servicer, the Co-Trustee shall make a claim to Radian on the Radian Policy pursuant to such Notice of Payment (and, at the written request of Radian, deliver a copy of such Notice of Payment to the Bank Agent pursuant to the Radian Policy) directing Radian to make payment by wire transfer to the Co-Trustee. With respect to any Distribution Date on which an Ambac Enhancement Payment is required, the Servicer shall prepare and sign a Notice of Payment and forward such Notice of Payment to the Trustee at least two Business Days prior to the related Distribution Date. Promptly upon receipt of a Notice of Payment from the Servicer, the Trustee shall make a claim to Ambac on the Ambac Policy pursuant to such Notice of Payment (and, at the written request of Ambac, deliver a copy of such Notice of Payment to the Bank Agent pursuant to the Ambac Policy) directing Ambac to make payment by wire transfer to the Trustee.

     (c) If, in respect of any Distribution Date, the Trustee is holding in the applicable Certificate Account all or part of any Enhancement Payment for such Distribution Date, then the Trustee shall distribute to the Class I A Certificates pursuant to Sections 5.02(a)(A)(ii) and, with respect to any Class I A Liquidation Loss Amount, 5.02(A) (iii) and to the Class II A Certificates pursuant to Sections 5.02(a)(B)(ii) and, with respect to Class II A Liquidation Loss Amounts, Section 5.02(a)(B)(iii), such Enhancement Payment together with the Available Distribution Amount for such Group and any amounts received from the Group I Certificate Account or Group II Certificate Account, as applicable, pursuant to Sections 5.02(a)(A)(x) or 5.02(a)(B)(xi), respectively.


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.
              ----------------

     The Certificates shall be substantially in the forms attached hereto as EXHIBIT B-1, EXHIBIT B-2, EXHIBIT B-3, EXHIBIT B-4, EXHIBIT B-5, EXHIBIT B-6, EXHIBIT C and EXHIBIT D. The Class I A-1, Class I A-2, Class II A-1, and Class II A-2 Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations per Class as set forth in the following table:

                           Integral
                         Multiples in                                 Initial
             Minimum       Excess of       Latest Scheduled        Certificate
Class     Denomination      Minimum        Distribution Date         Balance
-----     ------------   ------------      -----------------       ------------
I A-1        $50,000          $1              April 2016           $137,939,500

I A-2        $25,000        $25,000          February 2032          $85,000,000

II A-1       $50,000          $1               June 2020           $102,954,406

II A-2       $25,000        $25,000           March 2032           $100,000,000


     The Class R Certificate shall initially be issued with no principal balance.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Contract Seller.

     The Servicer shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 6.02 Certificate Register; Registration of Transfer and Exchange of Certificates.
              --------------------------------------------------------------

     (a) The Trustee shall maintain, or cause to be maintained, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

     (b) No transfer of an ERISA Restricted Certificate to a Plan Investor will be made unless the Trustee has received either (i) an Opinion of Counsel, at no expense to the Trustee, the Contract Seller, the Hedge Counterparty, the Insurers or the Servicer, acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller, the Insurers and the Servicer with respect to the permissibility of such transfer under ERISA and Section 4975 of the Code and stating, among other things, that the transferee's acquisition of such ERISA Restricted Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Servicer, the Contract Seller or the Trustee to any obligation or liability in addition to those undertaken in this Agreement or (ii) a representation letter from the transferee, substantially in the form of paragraph 5 of EXHIBIT G (as to the Class R Certificates) or EXHIBIT J (as to the Class I Certificates). Notwithstanding the foregoing, an Opinion of Counsel or representation letter will not be required with respect to the transfer of any Class I Certificate to the Depository, or for any subsequent transfer of any interest in a Class I Certificate for so long as such Certificate is a Global Certificate (each such Class I Certificate, a "Global ERISA Restricted Certificate"). Any transferee of a Global ERISA Restricted Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such transferee is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition (each, a "Plan Investor") or (b) such transferee is a "Qualified Plan Investor" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 2000-58). If any Class I Certificate (or any interest therein) is acquired or held in violation of the provisions of clause (ii) of the first sentence of this
Section 6.02(b) or clause (b) of the third sentence of this Section 6.02(b), then the last preceding transferee that either (i) is not a Plan Investor or
(ii) is a Qualified Plan Investor shall be restored, to the extent permitted by law, to all rights and obligations as Certificateholder thereof retroactive to the date of such transfer of such Class I Certificate. Any purported Certificateholder whose acquisition or holding of any Global ERISA Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 6.02(b) shall indemnify and hold harmless the Trustee, the Contract Seller, the Servicer, the underwriters and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding. The Trustee shall be under no liability to any Person for making any payments due on any Certificate to such preceding transferee that is not a Plan Investor or a Qualified Plan Investor.

     (c) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Servicer and the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit in the form attached hereto as EXHIBIT G-1 (a "Transfer Affidavit") from the proposed Transferee, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 6.02(c) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as EXHIBIT G-2, from the Holder wishing to transfer the Class R Certificate, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as EXHIBIT G-2.

          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and a certificate of the Holder requesting such transfer in the form attached hereto as EXHIBIT G-2. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

          (iii)(A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 6.02(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 6.02(c) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer on such terms as the Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Servicer. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Servicer, and the Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

          (iv) The Servicer, on behalf of the Trustee, shall use its reasonable efforts to make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

          (v) The provisions of this Section 6.02(c) set forth prior to this clause (v) may be modified, added to or eliminated pursuant to Section 11.01, provided that there shall have also been delivered to the Trustee the following:

               (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Regular Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B) a certificate of the Servicer stating that the Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Servicer, to the effect that such modification, addition to or absence of such provisions will not cause Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Contract Seller or the Servicer.

Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.
              -------------------------------------------------

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee and the Certificate Administrator, if any, such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

Section 6.04  Persons Deemed Owners.
              ---------------------

     The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

Section 6.05  Access to List of Certificateholders' Names and Addresses.
              ---------------------------------------------------------

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Contract Seller or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Contract Seller, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Contract Seller and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 6.06  Global Certificates.
              -------------------

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Global Certificates, to be delivered to the Depository by or on behalf of the Contract Seller. Such Global Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

     (a)  the provisions of this Section shall be in full force and effect;

     (b) the Contract Seller, the Servicer and the Trustee may treat the Depository and the Depository Participants for all purposes as the authorized representative of the respective Certificate Owners of such Certificates and, in the case of distributions, may treat the Depository as the authorized representative of the Depository Participants and the Certificate Owners;

     (c) registration of the Global Certificates may not be transferred by the Trustee except to another Depository;

     (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued with respect to the Group I Certificates and Group II Certificates pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the Certificate Balance of a Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Global Certificates evidencing the requisite percentage of the Certificate Balance or the requisite Percentage Interests.

Section 6.07  Notices to Depository.
              ---------------------

     Whenever any notice or other communication is required to be given to Certificateholders of any Class with respect to which Global Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

Section 6.08  Definitive Certificates.
              -----------------------

     If, after Global Certificates have been issued with respect to the Group I Certificates and Group II Certificates, (a) the Servicer advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Servicer is unable to locate a qualified successor, (b) the Servicer, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Global Certificates having not less than 51% of the Voting Rights evidenced by the related Class advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to such Certificates through the Depository (or its successor) is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Class of Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates for such Class to Certificate Owners requesting the same. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Contract Seller, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

                                  ARTICLE VII

                      THE CONTRACT SELLER AND THE SERVICER

Section 7.01  Liabilities to Obligors.
              -----------------------

     No liability to any Obligor under any of the Contracts arising out of any act or omission to act of the Servicer in servicing the Contracts prior to the Closing Date is intended to be assumed by the Contract Seller, the Trustee, the Certificate Administrator or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Contract Seller, the Trustee, the Certificate Administrator and the Certificateholders expressly disclaim such assumption.

Section 7.02  Servicer's Indemnities.
              ----------------------

     The Servicer shall defend and indemnify the Trust Fund, the Trustee, the Co-Trustee, the Certificate Administrator, the Certificate Registrar, the Paying Agent, the Contract Seller and the Certificateholders against any and all costs, expenses, losses, damages, claims or liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from third party claims or actions (including penalties or fees imposed by any governmental or regulatory body or agency) in respect of any action taken by the Servicer with respect to any Contract or Manufactured Home constituting a failure by the Servicer to perform its obligations under this Agreement. This indemnity shall survive any Event of Default (but a Servicer's obligations under this Section
7.02 shall not relate to any actions of any subsequent Servicer after an Event of Default) and any payment of the amount owing under, or any repurchase by the Contract Seller of, any such Contract.

Section 7.03  Operation of Indemnities.
              ------------------------

     Indemnification under this Article VII shall include reasonable fees and expenses of counsel and expenses of litigation. Any amounts received by the Trustee from the Servicer pursuant to this Article VII shall be deposited in the applicable Certificate Account pursuant to Section 4.05. If the Servicer has made any indemnity payments to the Trustee pursuant to this Article VII and the Trustee thereafter collects any of such amounts from others, the Trustee will repay such amounts collected to the Servicer, together with any interest collected thereon.

Section 7.04  Merger or Consolidation of the Contract Seller or the Servicer.
              --------------------------------------------------------------

     The Contract Seller and the Servicer will each keep in full effect their existence, rights and franchises as a Delaware limited liability company, and will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its duties under this Agreement.

     Any Person into which the Contract Seller or the Servicer may be merged or consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Contract Seller or the Servicer shall be a party, or any Person succeeding to the business of the Contract Seller or the Servicer, shall be the successor of the Contract Seller or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Servicer shall satisfy the requirements of Section 7.07 with respect to the qualifications of a successor to the Servicer. The Contract Seller and the Servicer shall each promptly notify each Rating Agency and the Insurers of any such merger to which it is a party.

     The conversion of GreenPoint's organizational structure from a Delaware limited liability company to a corporation, partnership or other entity shall not require the consent of any party or notice to any party and shall not in any way affect the rights or obligations of GreenPoint as Contract Seller or Servicer hereunder, provided, however, that if any such corporation, partnership or other entity is organized under the laws of a state other than the State of Delaware, GreenPoint shall have taken all steps, as evidenced by an Opinion of Counsel addressed to the Trustee, to maintain the perfection of the interests of the Trustee in the Contracts.

Section 7.05 Limitation on Liability of the Contract Seller, the Servicer and Others.
              ----------------------------------------------------------------

     None of the Contract Seller, the Servicer or any of their members, shareholders, directors, officers, employees or agents shall be under any liability to the Trustee or the Certificateholders for any errors in judgment or any action taken or for refraining from the taking of any action, pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Contract Seller or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct, or gross negligence; provided, further that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misconduct or gross negligence. The Contract Seller, the Servicer and any of their members, shareholders, directors, officers, employees or agents may rely on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Contract Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement (other than in connection with the enforcement by the Servicer of any Contract in accordance with this Agreement) and which in its opinion may involve it in any expenses or liability; PROVIDED, HOWEVER, that the Servicer may in its discretion undertake any such other legal action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Certificate Account, and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 5.03.

Section 7.06  Assignment by Servicer.
              ----------------------

     Notwithstanding any provision to the contrary in this Agreement without the consent of the Trustee or any Certificateholder, the Servicer may, with the consent of the Controlling Insurer (provided that if an Insurer Default has occurred and is continuing, no consent of the Insurers needs to be obtained), which consent shall not be unreasonably withheld, assign its rights and delegate its duties and obligations under this Agreement to another Person; provided that such Person shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement; and further provided that each Rating Agency's rating of any Class of the Certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation, as evidenced by a letter from each Rating Agency. In the case of any such assignment and delegation, the Servicer shall be released from its obligations under this Agreement, except that the Servicer shall remain liable for all liabilities and obligations incurred by it as Servicer hereunder prior to the satisfaction of the conditions to such assignment and in such delegation.

Section 7.07  Successor to the Servicer.
              -------------------------

     In connection with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Section 8.01, the Trustee shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement (except the duty to pay and indemnify the Trustee pursuant to Section 9.05 hereof), or (ii) with the consent of the Contract Seller and the Controlling Insurer (provided that if an Insurer Default has occurred and is continuing, no consent of the Insurers needs to be obtained), which consent shall not be unreasonably withheld, appoint a successor which shall have a net worth of not less than $50,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal balance of manufactured housing installment sale contracts or installment loans and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement (except that the duty to pay and indemnify the Trustee pursuant to Section 9.05 hereof shall be subject to negotiation at the time of such appointment). If the Trustee has become the successor to the Servicer in accordance with this Section 7.07, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements set out in clause (ii) above. In connection with any appointment of a successor Servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree or such court shall determine; provided, however, that the Monthly Servicing Fee shall not be in excess of a monthly amount equal to 1/12th of the product of 1% and the Pool Principal Balance for the Distribution Date in respect of which such compensation is being paid without the consent of all of the Certificateholders and notice to each Rating Agency. If the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to Section 7.06 or 8.01, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, shall cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The assignment by a Servicer pursuant to Section 7.06 or removal of Servicer pursuant to Section 8.01 shall not become effective until a successor shall be appointed pursuant to this Section 7.07 and shall in no event relieve the Contract Seller of liability pursuant to Section 3.05 for breach of the representations and warranties made pursuant to Section 3.02 or 3.03. The Servicer being terminated pursuant to Section 8.01 or Section 7.06 shall bear all costs of a transfer of servicing therefrom, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, and costs of amending the Agreement, if necessary.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Trustee an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Certificates. Any assignment by or termination of the Servicer pursuant to Section 7.06 or 8.01 or the termination of this Agreement pursuant to Section
10.01 shall not affect any claims that the Trustee may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall timely deliver to the successor the funds in the Certificate Accounts and REO Account and all Contract Files, Land Home Contract Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. Without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including transfer instruments in respect of certificates of title and financing statements relating to the Manufactured Homes), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.

     Upon a successor's acceptance of appointment as such, the Trustee shall notify in writing the Certificateholders and each Rating Agency of such appointment.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

Section 8.01  Events of Default.
              -----------------

     In case one or more of the following Events of Default shall occur and be continuing, that is to say:

     (a) any failure by the Servicer to make any deposit or payment, or to remit to the Trustee any payment, required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Controlling Insurer or the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including the failure to deliver a Monthly Report, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer, the Trustee and the Contract Seller by the Controlling Insurer or the Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing;

then, and in each and every such case, so long as such Event of Default shall not have been cured or waived, the Trustee may with the consent of the Controlling Insurer (which consent shall not be unreasonably withheld; provided that if an Insurer Default has occurred and is continuing, no consent of the Insurers needs to be obtained) and, the Trustee shall at the written direction of the Controlling Insurer, or if an Insurer Default has occurred and is continuing, at the written direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 51% by notice in writing to the Servicer, terminate all the rights and obligations of the Servicer under this Agreement, including, without limitation, all rights with respect to the Contracts and the proceeds thereof, except any responsibility for its acts or omissions during its tenure as Servicer hereunder. The Trustee shall send a copy of a notice of any Event of Default to each Rating Agency, the Insurers, the Hedge Counterparty and the Contract Seller. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 7.07. Upon the occurrence of an Event of Default which shall not have been remedied, the Trustee may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders or either Insurer unless such Certificateholders or such Insurer have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Section 8.02  Waiver of Defaults.
              ------------------

     The Controlling Insurer, or if an Insurer Default has occurred and is continuing, the Holders of Certificates evidencing Fractional Interests aggregating not less than 25% may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required remittance to the Trustee for distribution on any of the Certificates may be waived only by the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.03  Trustee to Act, Appointment of Successor.
              ----------------------------------------

     On and after the time the Servicer receives a notice of termination pursuant to Section 8.01 or 8.07, the Trustee or its appointed agent shall be the successor in all respects to the Servicer as provided in Section 7.07 hereof. Notwithstanding the above, or anything in Section 7.07 to the contrary, the Trustee, if it becomes Servicer pursuant to this Section, shall have no responsibility or obligation (i) to repurchase or substitute for any Contract,
(ii) for any representation or warranty of the Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. The Trustee may conduct any activity required of it as Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure to timely deliver to the Trustee any Monthly Report, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of servicing as required by Section 7.07.

Section 8.04  Notification to Certificateholders.
              ----------------------------------

     (a) Upon any such termination pursuant to Section 8.01 or 8.07, the Trustee shall give prompt written notice thereof to the Contract Seller, the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency and the Insurers.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates and the Insurers notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 8.05  Effect of Transfer.
              ------------------

     (a) After a transfer of servicing duties to a successor Servicer pursuant to Section 7.04, 7.06, 7.07, 8.01 or 8.07, the Trustee or the successor Servicer may notify Obligors to make payments that are due under the Contracts after the effective date of the transfer of servicing duties directly to the successor Servicer.

     (b) After the transfer of servicing duties to a successor Servicer pursuant to Section 7.04, 7.06, 7.07, 8.01 or 8.07, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts, but in the case of a transfer pursuant to Section 7.07, 8.01 or 8.07 shall remain liable for any liability arising from the replaced Servicer's actions hereunder and shall remain entitled to any compensation due the replaced Servicer that had already accrued prior to such transfer.

     (c) A transfer of servicing duties to a successor Servicer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer pursuant to Article VII).

Section 8.06  Transfer of the Account.
              -----------------------

     Notwithstanding the provisions of Section 8.01 or 8.07, if the Certificate Account shall be maintained with the Servicer or an Affiliate of the Servicer and an Event of Default shall occur and be continuing, the Servicer, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Default, shall establish a new account, which shall be an Eligible Account, conforming with the requirements of this Agreement, at the trust department of the Trustee or with a depository institution other than the Servicer or an Affiliate of the Servicer, and shall promptly transfer all funds in the Certificate Account to such new Certificate Account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

Section 8.07  Servicer Termination Events.
              ---------------------------

     If one or more of the following Servicer Termination Events shall occur and be continuing with respect to a Distribution Date:

     (a) the Cumulative Realized Losses as of such Distribution Date exceed (a) if such Distribution Date is from and including October 2001 and up to and September 2006, 9.0% of the Cut-Off Date Pool Principal Balance,
          (b) if such Distribution Date is from and including October 2006 and up to and including September 2007, 10.0% of the Cut-Off Date Pool Principal Balance, (c) if such Distribution Date is from and including October 2007 and up to and including September 2008, 11.0% of the Cut-Off Date Pool Principal Balance and (d) if such Distribution Date is on or after October 2008, 12.0% of the Cut-Off Date Pool Principal Balance; or

     (b) the Twelve-Month Realized Loss Ratio exceeds 3.5% and the Twelve-Month Realized Loss Ratio continues to exceed 3.5% for a period of six months or more; or

     (c) the Average 30-Day Delinquency Ratio exceeds 4.5% and the Average 30-Day Delinquency Ratio continues to exceed 4.5% for a period of six months or more; or

     (d) the Average 60-Day Delinquency Ratio exceeds 3.5% and the Average 60-Day Delinquency Ratio continues to exceed 3.5% for a period of six months or more;

     then, in each and every such case, and so long as no Insurer Default has occurred and is continuing, the Controlling Insurer may send written notice to the Trustee and the Certificateholders of its intention to remove the Servicer and appoint a successor Servicer and the date on which such removal will take place; PROVIDED, HOWEVER, that such date shall be at least 30 calendar days from the date of such notice. Neither the Trustee nor the Certificateholders shall have the right to initiate removal of, or remove, the Servicer if a Servicer Termination Event has occurred.

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

Section 9.01  Duties of Trustee.
              -----------------

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are set forth specifically in this Agreement. In case an Event of Default has occurred of which a Responsible Officer has knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs, unless it is acting as Servicer pursuant to Section 8.03 in which case it will use the same degree of care and skill as the Servicer.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable personally for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be liable personally with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Controlling Insurer or Holders of Certificates evidencing Fractional Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     The Trustee shall have no liability for any loss on any Eligible Investment except and only to the extent that it is an obligor thereon.

Section 9.02  Certain Matters Affecting the Trustee.
              -------------------------------------

     Except as otherwise provided in Section 9.01:

     (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) The Trustee may consult with counsel, and any written advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Controlling Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the Controlling Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

     (d) The Trustee shall not be liable personally for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the computations, facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, any Monthly Report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Controlling Insurer, or if an Insurer Default has occurred and is continuing, at the written direction of Holders of Certificates evidencing Fractional Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholders requesting the investigation;

     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that any Affiliate of the Contract Seller may only perform ministerial or custodial duties hereunder as agent for the Trustee; and

     (g) The Trustee shall examine any directions, notices or other communications received from the Servicer, the Contract Seller, the Insurers or any Certificateholder (or agent thereof) to determine if such directions, notices or other communications appear on their face to have been made and to otherwise be in accordance with the requirements of this Agreement. As long as the Trustee has acted in good faith and has not been negligent in making determinations required by this Section 9.02(g), the Trustee may conclusively rely on such directions, notices or other communications and shall incur no liability hereunder for complying with, or assuming the truth of the statements contained in, any such direction, notice or other communication.

Section 9.03  Trustee not Liable for Certificates or Contracts.
              ------------------------------------------------

     The recitals contained herein and in the Certificates (other than the authentication of the Certificates) shall be taken as the statements of the Contract Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates (except that the Certificates shall be duly and validly authenticated by it) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Contract Seller or the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Contract Seller or the Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Account by the Servicer.

Section 9.04  Trustee May Own Certificates.
              ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto with the same rights it would have if it were not Trustee.

Section 9.05 Servicer to Pay Fees and Expenses of Trustee, Co-Trustee, Paying Agent and Certificate Administrator.
              ----------------------------------------------------------------

     The Servicer covenants and agrees to pay, from its own funds, to the Trustee, the Co-Trustee, the Paying Agent and the Certificate Administrator from time to time, and the Trustee, the Co-Trustee, the Paying Agent and the Certificate Administrator shall each be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Co-Trustee, and the Servicer will pay (out of its own funds) or reimburse the Trustee, the Co-Trustee, the Paying Agent and the Certificate Administrator, to the extent requested by the Trustee, the Co-Trustee, the Paying Agent or the Certificate Administrator, as the case may be, for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Co-Trustee, the Paying Agent or the Certificate Administrator, as the case may be, in accordance with any of the provisions of this Agreement, and the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee in connection with the appointment of an office or agency pursuant to Section 9.11, except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer also covenants and agrees to indemnify (out of its own funds) the Trustee, the Co-Trustee, the Paying Agent and the Certificate Administrator for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, the Co-Trustee, the Paying Agent or the Certificate Administrator, as the case may be, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The covenants in this
Section 9.05 shall be for the benefit of the Trustee, the Co-Trustee, the Paying Agent and the Certificate Administrator in their respective capacities as Trustee, Co-Trustee, Certificate Administrator, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

Section 9.06  Eligibility Requirements for Trustee.
              ------------------------------------

     There shall at all times be a Trustee hereunder which shall be qualified to maintain an Eligible Account and shall be either (a) Bank One, National Association ("Bank One") or any other Person into which Bank One is merged or consolidated or to which substantially all of the properties and assets of Bank One are transferred as an entirety, PROVIDED that such other Person has accepted appointment as Trustee under this Agreement in accordance with this Article IX, and FURTHER PROVIDED that such entity is not an Affiliate of the Contract Seller or the Insurers, is authorized to exercise corporate trust powers under the laws of the United States of America, any State thereof or the District of Columbia and has all necessary trust powers to perform its obligations hereunder, or (b) a corporation or banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority, and which is not an Affiliate of the Contract Seller or the Insurers; FURTHER PROVIDED that either (i) such entity has long-term debt rated at least Aa2 by Moody's, A+ by S&P or the equivalent by any nationally recognized statistical rating organization, or (ii) each Rating Agency provides a letter to the effect that such appointment will not affect the then current ratings of the Certificates. If the corporation or banking association referred to in clause (b) of the previous sentence publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall maintain an office in New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, it shall resign immediately in the manner and with the effect hereinafter specified in this Article IX.

Section 9.07  Resignation and Removal of the Trustee.
              --------------------------------------

     The Trustee at any time may resign and be discharged from the trusts hereby created by giving written notice thereof to the Contract Seller, the Servicer, the Insurers and each Rating Agency. Upon receiving such notice of resignation, the Contract Seller and the Controlling Insurer (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurers) shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Contract Seller, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Contract Seller may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee and the Certificateholders.

     The Controlling Insurer, or if an Insurer Default has occurred and is continuing, the Holders of Certificates evidencing Fractional Interests aggregating not less than 50% may remove the Trustee at any time and appoint a successor trustee reasonably satisfactory to the Controlling Insurer by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Contract Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.08.

Section 9.08  Successor Trustee.
              -----------------

     Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Contract Seller and to its predecessor trustee, with a copy to the Servicer, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee and the appointment of such successor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall execute and deliver such instruments and do such other things as reasonably may be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 9.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Contract Seller and each Rating Agency. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

Section 9.09  Merger or Consolidation of Trustee.
              ----------------------------------

     Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Upon succession of a successor trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register, to the Servicer, the Insurers the Contract Seller and each Rating Agency.

Section 9.10  Appointment of Co-Trustee or Separate Trustee.
              ---------------------------------------------

     Notwithstanding any other provisions hereof, at any time, for the purpose of (i) meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may be located at the time, or (ii) meeting any legal requirements with respect to the holding of the Contracts, the Contract Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Contract Seller and the Trustee may consider necessary or desirable. If the Contract Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall (or with the consent of the Contract Seller) have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder, and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 9.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed or under any regulation applicable to any of the Contracts, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Nothing in this Section 9.10 shall relieve the Trustee of its duties, obligations or liabilities under this Agreement.

Section 9.11  Appointment of Office or Agency.
              -------------------------------

     The Trustee will appoint an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office located at 14 Wall Street, New York, New York, for such purpose. The Certificate Register will be kept in Chicago, Illinois at the offices of the Certificate Registrar located at the Corporate Trust Office and may be kept in an electronic form capable of printing out a hard copy of the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05 hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 9.12  Certificate Administrator.
              -------------------------

     The Trustee may, from time to time, appoint a Certificate Administrator for the purpose of performing, as the Trustee's agent, those duties hereunder that are specifically designated herein as performable by the Certificate Administrator; provided, however, that the Certificate Administrator shall at all times satisfy the eligibility requirements of a Trustee set forth in Section
9.06. As of the Closing Date, the Trustee shall be the Certificate Administrator unless and until the Trustee appoints a successor Certificate Administrator. In performing its duties hereunder, the Certificate Administrator (if not the Trustee) shall have the benefit of the provisions of this Agreement to the same extent that the Trustee would have the benefit of such provisions if the Trustee were itself performing such duties. The Certificate Administrator (including the Trustee solely in its capacity as Certificate Administrator) shall not have any fiduciary responsibility to the Contract Seller, the Servicer or the Certificateholders except when acting as Paying Agent. Additionally, the Certificate Administrator shall be entitled to rely upon all directions, calculations and other information received by the Contract Seller, the Trustee or the Servicer without any duty to independently verify such directions, calculations or other information.

Section 9.13  Appointment of Paying Agent.
              ---------------------------

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to this Agreement. Any Paying Agent or its parent company so appointed either shall be a bank or trust company and shall have a rating acceptable to each Rating Agency. In the event of any such appointment, on or prior to each Distribution Date, the Trustee shall deposit or cause to be deposited with the Paying Agent, from amounts in the applicable Certificate Account, a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in this Agreement, such sum to be held in trust for the benefit of the Certificateholders. The Trustee is hereby initially appointed as Paying Agent.

     In performing its duties hereunder, the Paying Agent shall have the benefit of the provisions of this Agreement to the same extent that the Trustee would have the benefit of such provisions if the Trustee were itself performing such duties. Additionally, the Paying Agent shall be entitled to rely upon all information received from the Servicer without any duty to independently verify or recalculate any such information.

     The Trustee shall cause the Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent is at all times acting as agent for the Trustee and such Paying Agent will hold all sums held by it for the payment to Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

Section 9.14  Determination of LIBOR, Auction Procedures.
              ------------------------------------------

     On each LIBOR Determination Date (or if such date is not a Business Day, on the next succeeding Business Day), the Trustee shall determine LIBOR for the following Interest Accrual Period in effect on such LIBOR Determination Date and shall inform the Servicer of such rate. The Trustee agrees to comply with the terms of the Auction Procedures as such terms relate to the Trustee.

Section 9.15  The Co-Trustee for the Radian Insurance Policy.
              ----------------------------------------------

     (a) The Co-Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. In case at any time the Co-Trustee shall cease to be eligible in accordance with the provisions of this Section, the Co-Trustee shall resign immediately in the manner and with the effect specified in Section 9.15(b) hereof. The corporation or national banking association serving as Co-Trustee may have normal banking and trust relationships with the Trustee, the Insurers, the Contract Seller and the Servicer and their respective affiliates.

     (b) The Co-Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Trustee, the Insurers, the Contract Seller and the Servicer, not less than 60 days before the date specified in such notice when, subject to Section 9.15(c), such resignation is to take effect, and (2) acceptance of appointment by a successor co-trustee in accordance with Section 9.15(c) and meeting the qualifications set forth in Section 9.15(a). If no successor co-trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Co-Trustee may petition any court of competent jurisdiction for the appointment of a successor co-trustee.

     If at any time (i) the Co-Trustee shall cease to be eligible in accordance with the provisions of Section 9.15(a) hereof and shall fail to resign after written request thereto by the Contract Seller, or (ii) the Co-Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Co-Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Co-Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee, Radian, the Contract Seller or the Servicer may remove the Co-Trustee and appoint a successor co-trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Co-Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor co-trustee.

     Any resignation or removal of the Co-Trustee and appointment of a successor co-trustee pursuant to any of the provisions of this Section 9.15(b) shall become effective upon acceptance of appointment by the successor co-trustee as provided in Section 9.15(c) hereof.

     (c) Any successor co-trustee appointed as provided in Section 9.15(b) hereof shall (i) be acceptable to the Radian, (ii) take all actions required by this Agreement by and through a Pennsylvania office and (iii) execute, acknowledge and deliver to the Trustee, Radian, the Contract Seller, the Servicer and to its predecessor co-trustee an instrument accepting such appointment hereunder; and thereupon the resignation or removal of the predecessor co-trustee shall become effective and such successor co-trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as co-trustee herein.

     (d)  The wiring instructions for Ambac are:

              Ambac Assurance Corporation
              Citibank, NA
              ABA# 021000089
              DDA# 40609486
              Re: AB0492BE GreenPoint 2001-2

     (e)  The wiring instructions for the initial Co-Trustee are:

              First Union National Bank
              Charlotte, NC
              ABA# 053000219
              D/5000000016439
              FFC: 1576021860/GreenPoint Credit 2001-2
              Attention to: CT1870 George Rayzis

     (f) It is understood and agreed that the Co-Trustee and the Trustee are independent contractors and shall have no vicarious responsibility for the acts or omissions of one another.


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination.
              -----------

     (a) The respective obligations and responsibilities (other than any obligations and responsibilities in the nature of tax reporting) of the Contract Seller, the Servicer (except as to Section 9.05) and the Trustee shall terminate upon the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Contract or the disposition of all property acquired upon repossession of any Contract and the remittance of all funds due hereunder; or (ii) at the option of the Servicer, on any Distribution Date after the Optional Termination Date upon the purchase by the Servicer of the Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(c)(i)), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class II A-1 Unpaid Interest Shortfall and Class II A-2 Unpaid Interest Shortfall, and the remittance of all funds due hereunder; PROVIDED, HOWEVER, that if any Radian Enhancement Payment and/or Ambac Enhancement Payment has been made and not yet reimbursed, the Servicer may only exercise this option with the consent of Radian and/or Ambac, as applicable; PROVIDED, FURTHER, that the Servicer may only exercise this option with the consent of the Hedge Counterparty; PROVIDED, FURTHER, that the purchase price of such Contracts shall in no event be less than the Minimum Termination Amount as of the Distribution Date on which the Servicer purchases such Contracts. Notwithstanding anything herein to the contrary, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and PROVIDED FURTHER that if the Trust Fund is dissolved prior to the termination of the Radian Policy, the Co-Trustee shall retain possession of Radian Policy as collateral agent for the benefit of the Class I A and Class II A Certificateholders, and if any amount previously distributed in accordance with Section 5.02(a) is thereafter required to be paid under the Radian Policy, the Co-Trustee as collateral agent shall make a claim under the Certificate Insurance Policy for such amount in accordance with Section 5.08 and distribute such amount as required under the Radian Policy and if the Trust Fund is dissolved prior to the termination of the Ambac Policy, the Trustee shall retain possession of Ambac Policy as collateral agent for the benefit of the Class I A and Class II A Certificateholders, and if any amount previously distributed in accordance with
Section 5.02(a) is thereafter required to be paid under the Ambac Policy, the Trustee as collateral agent shall make a claim under the Ambac Policy for such amount in accordance with Section 5.08 and distribute such amount as required under the Ambac Policy .

     (b) (i) Notice of any termination, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by the Servicer by letter to the Certificateholders, the Insurers, the Hedge Counterparty, the Trustee, the Contract Seller and each Rating Agency mailed no later than the 20th day of the month next preceding the month of such final distribution, specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. After giving such notice, the Trustee shall not register the transfer or exchange of any Certificates. If such notice is given in connection with the Servicer's election to purchase, the Servicer shall deposit in the applicable Certificate Account on the Business Day prior to the applicable Distribution Date the amount described in Section 10.01(a)(ii). The amount so deposited shall not be invested.

          (ii) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, from funds in the applicable Certificate Account, to Certificateholders, in proportion to their respective Percentage Interests, an amount equal to (a) as to the Class I A-1 Certificates, the Class I A-1 Certificate Balance together with the Class I A-1 Unpaid Interest Shortfall and one month's interest at the Class I A-1 Pass-Through Rate on the Class I A-1 Certificate Balance, (b) as to the Class I A-2 Certificates, the Class I A-2 Certificate Balance together with the Class I A-2 Unpaid Interest Shortfall and one month's interest at the Class I A-2 Pass-Through Rate on the Class I A-2 Certificate Balance,
     (c) as to the Class II A-1 Certificates, the Class II A-1 Certificate Balance together with the Class II A-1 Unpaid Interest Shortfall and one month's interest at the Class II A-1 Pass-Through Rate on the Class II A-1 Certificate Balance, (d) as to the Class II A-2 Certificates, the Class II A-2 Certificate Balance together with the Class II A-2 Unpaid Interest Shortfall and one month's interest at the Class II A-2 Pass-Through Rate on the Class II A-2 Certificate Balance, (e) any termination payments to the Hedge Counterparty, (f) any unreimbursed Radian Enhancement Payments and other amounts due to Radian pursuant to the Radian Insurance Agreement to the Co-Trustee for distribution to Radian, and (g) any unreimbursed Ambac Enhancement Payments and other amounts due to Ambac pursuant to the Ambac Insurance Agreement to Ambac.

          (iii) Upon such termination, any amounts remaining in the Certificate Accounts (other than amounts retained to meet claims) shall be paid to the Class R Certificateholders. Following such final deposit, the Servicer shall prepare and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer. The distribution on the final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates and the Class R Certificate.

     (c) If any Certificateholder does not surrender its Certificate for cancellation by the final Distribution Date specified in the written notice required in Section 10.01(c)(i), any amounts retained in the applicable Certificate Account that are owed to such Certificateholder shall be withdrawn from the applicable Certificate Account and held in an escrow account with the Trustee pending distribution pursuant to this Section 10.01(d). Any amounts so held shall not be invested. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within two years after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee shall so notify the Contract Seller and the Contract Seller may take appropriate steps, or may appoint an agent to take appropriate and reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of, and only to the extent of, the funds and other assets which remain in trust hereunder.

     Upon any termination pursuant to the exercise of the purchase option contained in Section 10.01(a)(ii) or otherwise, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.01 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as described in Section 860F of the Code, (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (iii) result in the imposition of taxes on contributions of additional assets to the Trust Fund under Section 860G(d) of the Code:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer or the Trustee under this Section 10.01, the Holders of the Class R Certificates shall adopt a plan of complete liquidation of the Trust Fund;

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the purchaser thereof (which may be the Servicer) for cash (other than assets that will be converted to cash prior to the final Distribution Date); and

          (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall credit or distribute all proceeds of the liquidation (plus the cash), less assets retained to meet claims, to the Certificateholders.

By its acceptance of a Class R Certificate, each Holder thereof hereby agrees to adopt such a plan of complete liquidation upon the written request of the Servicer and to take such other action in connection therewith as may be reasonably requested by the Contract Seller.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.
              ---------

     This Agreement may be amended from time to time by the Contract Seller, the Servicer and the Trustee, with the consent of the Insurers, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurers) and with the consent of the Hedge Counterparty (provided that if the Hedge Counterparty is in default under the Hedge Agreement, no such consent needs to be obtained) without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to add to the duties or obligations of the Servicer, (iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any Class of Certificates by each Rating Agency (it being understood that after obtaining ratings for the Certificates from Fitch, Moody's and S&P, none of the Trustee, the Contract Seller or the Servicer is obligated to obtain, maintain or improve any rating assigned to the Certificates) or (v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing the Trustee, the Contract Seller and the Servicer, with the consent of the Insurers, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurers) and the Hedge Counterparty (provided that if the Hedge Counterparty is in default under the Hedge Agreement, no such consent needs to be obtained), without the consent of the Certificateholders, may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Contract Seller, the Servicer and the Trustee with the consent of the Insurers, which consent shall not be unreasonably withheld (provided that if an Insurer Default has occurred and is continuing, no such consent needs to be obtained from the Insurers) and the Hedge Counterparty (provided that if the Hedge Counterparty is in default under the Hedge Agreement, no such consent needs to be obtained), and with the consent of the Holders of a Majority In Interest of each Class of Regular Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Insurers, the Hedge Counterparty and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.01.

Section 11.02 Recordation of Agreement; Counterparts.
              --------------------------------------

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03 Governing Law.
              -------------

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04 Calculations.
              ------------

     Except as otherwise provided in this Agreement, all Pass-Through Rate, interest rate and basis point calculations under this Agreement will be made on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360 day year and, in each case, will be carried out to at least three decimal places. Interest on the Regular Certificates with respect to a Distribution Date will accrue during the related Interest Accrual Period.

Section 11.05 Notices.
              -------

     (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any material change or amendment to this Agreement;

          2.   The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor or any assignment of this Agreement pursuant to
Section 7.06;

          4.   The repurchase or substitution of Contracts pursuant to Section
3.05;

          5.   The final payment to Certificateholders;

          6.   A sale of any Class R Certificate; and

          7. Any shortfalls arising from the failure of the Servicer to advance as required pursuant to Section 5.01 hereof.

     In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

          1.   Each report to Certificateholders described in Section 5.07;

          2.   Each annual statement as to compliance described in Section 4.20;
and

          3. Each annual independent public accountants' servicing report described in Section 4.21.

     (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Contract Seller and the Servicer: GreenPoint Credit, LLC, 10089 Willow Creek Road, San Diego, California 92131, Attention: Manager, Investor Servicing (or such other address as may be hereafter furnished to the Contract Seller, the Insurers, the Trustee and the Co-Trustee by the Servicer in writing), with copies to Howard Bluver, Esq., GreenPoint Bank, 90 Park Avenue, New York, New York 10016, (b) in the case of the Trustee, Bank One, National Association, 1 Bank One Plaza, Suite IL1-0481, Chicago, Illinois 60670-0481, Attention: Donna Fanning or such other address as the Trustee may hereafter furnish to the Contract Seller, the Insurers and the Servicer; (c) in the case of the Co-Trustee: First Union National Bank, 123 South Broad Street, Mail Code PA 1249, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Administration; (d) in the case of Radian, Radian Insurance Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103, Attention: S. Trezevant More Jr. or such other address as Radian may hereafter furnish to the Contract Seller, the Trustee, the Co-Trustee and the Servicer; (e) in the case of Ambac, Ambac Assurance Corporation., One State Street Plaza, New York, New York 10004,
Attention: Consumer Asset-Backed Securities Group or such other address as Ambac may hereafter furnish to the Contract Seller, the Trustee, the Co-Trustee and the Servicer; (f) in the case of the Hedge Counterparty, Citibank, N.A., c/o Capital Markets Legal Group, 388 Greenwich Street, New York, New York 10013,
Attention: Department Head or such other address as the Hedge Counterparty may hereafter furnish to the Contract Seller, the Trustee, the Co-Trustee, the Insurers and the Servicer; and (g) in the case of the Rating Agencies, (i) Fitch, Inc., One State Street Plaza, New York, New York 10004, (ii) Moody's Investors Service, Inc., Manufactured Housing Monitoring Department, 99 Church Street, New York, New York 10007 and (iii) Standard & Poor's Credit Market Services, 55 Water Street, New York, New York 10041. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06 Severability of Provisions.
              --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Assignment.
              ----------

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Sections 7.04 and 7.06, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and the Contract Seller.

Section 11.08 Limitations on Rights of Certificateholders.
              -------------------------------------------

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.09 Inspection and Audit Rights.
              ---------------------------

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Contract Seller or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Contract Seller or the Trustee and to discuss its affairs, finances and accounts relating to the Contracts with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Contract Seller or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

Section 11.10 Certificates Nonassessable and Fully Paid.
              -----------------------------------------

     It is the intention of the Contract Seller that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11 Third Party Beneficiary; Extinguishment of Rights.
              -------------------------------------------------

     Each of the Insurers and the Hedge Counterparty shall be a third party beneficiary of this Agreement. The Insurers shall be entitled to bring a claim against the Contract Seller for its failure to perform its obligations under
Section 3.05 or a claim against the Servicer for any failure by the Servicer to make Monthly Advances as required under Section 5.01 or any deposit or other payment required under this Agreement.

Section 11.12 Purchases Upon Conversion.
              -------------------------

     The Holders of the Class R Certificates, by their acceptance of such Certificates shall agree that with respect to each Group II Contract that converts from a variable Contract Rate to a fixed Contract Rate during any Collection Period pursuant to the terms of such Contract that they will:

          (i) Repurchase such Contracts not later than the 5th day following such Collection Period at a price equal to the Scheduled Principal Balance of such Contract on the date of such conversion, plus all accrued and unpaid interest thereon to such date of conversion. Amounts in respect of such price shall be delivered to the Servicer for deposit to the Group II Certificate Account.

          (ii) Any amounts received as payment in respect of any such Contract repurchased pursuant to clause (i) above after the date of repurchase (other than the amount referred to in clause (i) above), shall not be a part of the Trust Fund and shall be paid by the Servicer to the Holders of the Class R Certificates or, if such amounts have been deposited into the Group II Certificate Account, shall be withdrawn therefrom by the Servicer and paid by the Servicer to the Holders of the Class R Certificates.

     Promptly after the purchase referred to in this Section 11.12, the Trustee shall execute such documents as are presented to it by the Servicer on behalf of the Holder of the Class R Certificate and are reasonably necessary to convey the purchased Contract to the Holder of the Class R Certificate.

         IN WITNESS WHEREOF, GreenPoint, the Trustee and the Co-Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BANK ONE, NATIONAL ASSOCIATION,
                                  not in its individual capacity,
                                  but solely as Trustee


                                  By:
                                     -------------------------------------------
                                       Name:     Donna Fanning
                                       Title:    Vice President


                                  FIRST UNION NATIONAL BANK,
                                  not in its individual capacity,
                                  but solely as Co-Trustee


                                  By:
                                     -------------------------------------------
                                       Name:
                                       Title:


                                   GREENPOINT CREDIT, LLC,
                                   as Contract Seller and Servicer


                                   By:
                                      ------------------------------------------
                                       Name:     Charles O. Ryan
                                       Title:    Senior Vice President

STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF SAN DIEGO     )

     On October 1, 2001 before me, Trace A. Wherry-Phillips, Notary Public, in and for the state of California, personally appeared Charles O. Ryan, known to me to be the person whose mane is subscribed to the foregoing instrument and acknowledged that he executed the same in his authorized capacity as Senior Vice President of GreenPoint Credit LLC, and that, by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                  ------------------------------------
                                  Notary Public

                                  My Commission expires
                                                       ---------------------

[Notarial Seal]

STATE OF ARIZONA        )
                        ) ss.
COUNTY OF [  ]          )

     On this    th day of September, 2001, before me,                          ,
            ----                                      -------------------------
a notary public in and for said State, appeared Donna Fanning, personally known to me on the basis of satisfactory evidence to be a Vice President of Bank One, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  ------------------------------------
                                  Notary Public

                                  My Commission expires
                                                       ---------------------

[Notarial Seal]

STATE OF PENNSYLVANIA    )
                         ) ss.
COUNTY OF [            ] )
           -----------

     On this     th day of September, 2001, before me,                         ,
             ---                                       ------------------------
a notary public in and for said State, appeared                                ,
                                                -------------------------------
personally known to me on the basis of satisfactory evidence to be a
                                                                     -----------
of First Union National Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  ------------------------------------
                                  Notary Public

                                  My Commission expires
                                                       ---------------------

[Notarial Seal]

                                   SCHEDULE I

                               AUCTION PROCEDURES


                                   ARTICLE 1

Except as otherwise specified herein, or as the context may require, capitalized terms used but not otherwise defined herein have the meanings ascribed in the Pooling and Servicing Agreement, dated as of September 1, 2001, relating to the GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates Series 2001-2 (the "Pooling and Servicing Agreement"), among Bank One, National
Association, as trustee (the "Trustee"), First Union National Bank, as co-trustee and GreenPoint Credit, LLC, as contract seller and servicer (in such capacities, the "Contract Seller" and the "Servicer").

     SECTION 1.1   DEFINITIONS.
                   -----------

"ALL HOLD RATE" means ninety percent (90%) of LIBOR.

"AUCTION" means, with respect to each Class of Auction Rate Certificates, the implementation of the Auction Procedures on an Auction Date for such Class.

"AUCTION AGENT" means Bankers Trust Company, a New York banking corporation, or any successor appointed under the Auction Agent Agreement.

"AUCTION AGENT FEE" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

"AUCTION CERTIFICATES" means the Class I A-2 Certificates and the Class II A-2 Certificates.

"AUCTION DATE" means, with respect to each Class of Auction Rate Certificates, the Business Day immediately preceding the first day of each Interest Accrual Period, commencing in November, 2001, other than:

               (i) with respect to a Class of Auction Rate Certificates, each Interest Accrual Period commencing after such Class is no longer maintained by the Depository in Book-Entry Form;

               (ii) each Interest Accrual Period commencing after and during the continuance of an Ambac Default; or

               (iii)each Interest Accrual Period commencing less than two Business Days after the cure or waiver of an Ambac Default.

Notwithstanding the foregoing, the Auction Date for one or more Interest Accrual Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

"AUCTION PROCEDURES" means the procedures set forth in Section 2.1.1 hereof by which the Auction Rate is determined.


                                  Schedule I-1

"AUCTION RATE" means with respect to a Class the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 2.1.1(c)(ii) hereof.

"AUTHORIZED DENOMINATIONS" means, with respect to each Class of Auction Certificates, $25,000 and integral multiples of $25,000 in excess thereof.

"AVAILABLE CERTIFICATES" has the meaning set forth in Section 2.1.1(c)(i)(A) hereof.

"BID" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"BID AUCTION RATE" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"BIDDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

"BROKER-DEALER" means Salomon Smith Barney Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an Affiliate of a Participant), has been appointed as such by the Servicer, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

"BROKER-DEALER AGREEMENT" means each agreement among the Auction Agent, a Broker-Dealer and the Holder of the Class R Certificates, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement to be entered into as of the Closing Date, among the Auction Agent, Salomon Smith Barney Inc., as Broker-Dealer and GreenPoint Bank, as Holder of the Class R Certificates.

"BROKER-DEALER FEE" means the fee paid to the Broker-Dealer pursuant to any Broker-Dealer Agreement.

"CLASS" means the Class I A-2 Certificates or the Class II A-2 Certificates, as applicable.

"EXISTING CERTIFICATEHOLDER" means with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, (i) a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) a Person who is a beneficial owner of the Auction Certificates.

"EXISTING CERTIFICATEHOLDER REGISTRY" means the registry of Persons who are owners of the Auction Certificates, maintained by the Auction Agent as provided in the Auction Agent Agreement.


                                  Schedule I-2

"HOLDER OF THE CLASS R CERTIFICATES" means the Holders of at least a majority Percentage Interest in the Class R Certificates.

"HOLD ORDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"INITIAL AUCTION AGENT" means Bankers Trust Company, a New York banking corporation, its successors and assigns.

"INITIAL AUCTION AGENT AGREEMENT" means the Auction Agent Agreement dated as of the Closing Date, among the Trustee, the Initial Auction Agent and the Holder of the Class R Certificates, including any amendment thereof or supplement thereto.

"MARKET AGENT" means Salomon Smith Barney Inc., in such capacity hereunder, or any successor to it in such capacity - hereunder.

"MAXIMUM AUCTION RATE" means, with respect to each Class of Auction Rate Certificates, (A) LIBOR plus 1.00% (if the ratings assigned by the Rating Agencies to such Class are "AAA" and "Aaa"), (B) LIBOR plus 1.25% (if the ratings assigned by the Rating Agencies to such Class are "AA" and "Aa2" or better, unless the requirements of (A) above are satisfied), (C) LIBOR plus 2.00% (if the ratings assigned by the Rating Agencies to such Class are "A" and "A2" or better, unless the requirements of (A) or (B) above are satisfied) or
(D) LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to such Class is less than "A" or "A2"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Pooling and Servicing Agreement and the Auction Agent Agreement.

"ORDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"OUTSTANDING" means, as of the date of determination, all Certificates of a Class theretofore authenticated and delivered under the Pooling and Servicing Agreement except:

          (i)  Certificates   of  such  Class   theretofore   cancelled  by  the
     Certificate Registrar or delivered to the Certificate Registrar for cancellation;

          (ii) Certificates of such Class or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Certificateholders thereof; and

          (iii) Certificates of such Class in exchange for or in lieu of other Certificates of such Class which have been authenticated and delivered pursuant to the Pooling and Servicing Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser.

"PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

"PASS-THROUGH RATE" means, with respect to the Class I A-2 Certificates, the Class I A-2 Pass-Through Rate and with respect to the Class II A-2 Certificates, the Class II A-2 Pass-Through Rate.


                                  Schedule I-3

"POTENTIAL   CERTIFICATEHOLDER"   means  any  Person   (including   an  Existing
Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of Auction Certificates).

"RATE ADJUSTMENT DATE" means the date on which the applicable Pass-Through Rate is effective and means, with respect to each Certificate in each Class, the date of commencement of each Interest Accrual Period.

"RATE DETERMINATION DATE" means with respect a Class, the related Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of the related Interest Accrual Period.

"SELL ORDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"SUBMISSION DEADLINE" means 1:00 p.m., Eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"SUBMITTED BID" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"SUBMITTED HOLD ORDER" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"SUBMITTED ORDER" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"SUBMITTED SELL ORDER" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"SUBSTITUTE AUCTION AGENT" means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

"SUBSTITUTE AUCTION AGENT AGREEMENT" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.5 of these Auction Procedures agrees with the Trustee to perform the duties of the Auction Agent under this Agreement.

"SUFFICIENT BIDS" has the meaning set forth in Section 2.1.1(c)(i) hereof.

     SECTION 1.2   GENERAL PROVISIONS.
                   ------------------

Each Class shall bear interest at the applicable Pass-Through Rate. For each Interest Accrual Period, interest at the applicable Pass-Through Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

Notwithstanding the foregoing:

          (a) if the ownership of a Class is no longer maintained in Book-Entry Form, the applicable Pass-Through Rate for such Certificate for any Interest Accrual Period commencing after the delivery of certificates representing such Certificates shall equal with respect to the Class II A-2 Certificates, the lesser of (i) the Maximum Auction Rate for the Class II A-2 Certificates and
(ii) the


                                  Schedule I-4

Net Weighted Average Contract Rate on the Group II Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period and with respect to the Class I A-2 Certificates, the Maximum Auction Rate, unless an Ambac Default has occurred and is continuing and the Hedge Counterparty fails to make a required payment under the Hedge Agreement, then such rate shall equal the lesser of (i) the Maximum Auction Rate for the Class I A-2 Certificates and (ii) the Net Weighted Average Contract Rate on the Group I Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period; or

          (b) for each Interest Accrual Period commencing after the occurrence and during the continuance of an Ambac Default and for any Interest Accrual Period less than two Business Days after the cure of any Ambac Default, the Pass-Through Rate for each Class II A-2 Certificate for any such period shall equal the lesser of (i) the Maximum Auction Rate for the Class II A-2 Certificates and (ii) the Net Weighted Average Contract Rate on the Group II Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period and the Pass-Through Rate for the Class I A-2 Certificates shall equal the lesser of (i) the Maximum Auction Rate for the Class I A-1 Certificates and (ii) the Net Weighted Average Contract Rate on the Group I Contracts on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period plus the percentage obtained by dividing amounts received under the Hedge Agreement for the applicable Interest Accrual Period for the Class I A-2 Certificates over Class I A-2 Certificate Balance on the first day of such Interest Accrual Period.

The Auction Agent shall promptly give written notice to the Trustee and the Depository of the applicable Pass-Through Rate and either the applicable Auction Rate or the Net Weighted Average Contract Rate of the Group I Contracts or the Net Weighted Average Contract Rate of the Group II Contracts, as the case may be, when such rate is not the Pass-Through Rate. The Trustee shall notify the Certificateholders of the applicable Pass-Through Rate for the related Interest Accrual Period on the second Business Day of such Interest Accrual Period.

Notwithstanding any other provision of the Class II A-2 Certificates or the Pooling and Servicing Agreement, interest payable on the Class II A-2 Certificates for an related Interest Accrual Period shall never exceed for such Interest Accrual Period the amount of interest payable at the Net Weighted
Average Contract Rate on the Group II Contracts in effect for such Interest Accrual Period. Notwithstanding any other provision of the Class I A-2 Certificates or the Pooling and Servicing Agreement, interest payable on the Class I A-2 Certificates for an related Interest Accrual Period, if the Hedge Counterparty fails to make a payment under the Hedge Agreement and an Ambac Default has occurred and is continuing, interest payable on the Class I A-2 Certificates for an related Interest Accrual Period shall never exceed for such Interest Accrual Period the amount of interest payable at the Net Weighted
Average Contract Rate on the Group I Contracts in effect for such Interest Accrual Period..

If the Auction Rate for the Class II A-2 Certificates is greater than the Net Weighted Average Contract Rate on the Group II Contracts, then the Class I A-2 Pass-Through Rate for that Interest Accrual Period will be the Net Weighted Average Contract Rate on the Group II Contracts. If the Class II A-2 Pass-Through Rate for any Interest Accrual Period is the Net Weighted Average Contract Rate on the Group II Contracts, the Trustee shall determine the Class II A-2 Net Funds Cap Carryover Amount, if any. The Class II A-2 Net Funds Cap Carryover Amount shall bear interest calculated at a rate equal to the then applicable Class II A-2 Pass-Through Rate, without giving effect to the Net Weighted Average Contract Rate on the Group II Contracts from the


                                  Schedule I-5

Distribution Date for the related Interest Accrual Period with respect to which the Net Funds Cap Carryover Amount was calculated, until paid. For purposes of the Pooling and Servicing Agreement, any reference to "principal" or "interest" herein shall not include within the meaning of such words Certificateholders' interest carryover or any interest accrued on any such Class II A-2 Net Funds Cap Carryover Amount. If the Auction Rate for the Class I A-2 Certificates is greater than the Net Weighted Average Contract Rate on the Group I Contracts and the Hedge Counterparty has failed to make a payment under the hedge Agreement and an Ambac Default has occurred and is continuing, then the Class I A-2 Pass-Through Rate for that Interest Accrual Period will be the Net Weighted Average Contract Rate on the Group I Contracts. The Class I A-2 Certificates shall not be entitled to any "net funds cap carryover amount."

                                    ARTICLE 2

                               AUCTION PROCEDURES

     SECTION 2.1   PASS-THROUGH RATE.
                   -----------------

          SECTION 2.1.1 DETERMINING THE PASS-THROUGH RATE FOR THE AUCTION CERTIFICATES.

By purchasing Auction Certificates, whether in an Auction or otherwise, each purchaser of the Auction Certificates, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Auction Certificates maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of a Class is maintained in Book-Entry Form, an Existing Certificateholder may sell, transfer or otherwise dispose of such Certificates only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of such Certificates through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

          (a)  (i)  Prior to the  Submission  Deadline on each  related  Auction
Date:

                    (A)  each  Existing   Certificateholder   may  submit  to  a
     Broker-Dealer by telephone or otherwise any information as to:

                         (1) the principal amount of the Outstanding Class owned by such Existing Certificateholder which such Existing Certificateholder desires to continue to own without regard to the Pass-Through Rate for such Class for the next succeeding Interest Accrual Period;

                         (2) the principal amount of the Outstanding Class owned by such Existing Certificateholder which such Existing Certificateholder offers to sell if the Pass-Through Rate for such Class for the next succeeding related Interest


                                  Schedule I-6

          Accrual Period shall be less than the rate per annum specified by such Existing Certificateholder; and/or

                         (3) the principal amount of the Outstanding Class owned by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Pass-Through Rate for such Class for the next succeeding related Interest Accrual Period; and

                    (B) one or more Broker-Dealers may contact Potential Certificateholders to determine the principal amount of Certificates of the related Class which each Potential Certificateholder offers to purchase, if the Pass-Through Rate for such Class for the next succeeding related Interest Accrual Period shall not be less than the rate per annum specified by such Potential Certificateholder.

The statement of an Existing Certificateholder or a Potential Certificateholder referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Certificateholder and each Potential Certificateholder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

               (ii) (A) Subject to the provisions of Section 2.1.1(b) hereof, a Bid by an Existing Certificateholder shall constitute an irrevocable offer to sell:

                         (1) the principal amount of the Outstanding Class specified in such Bid if the Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be less than the rate specified therein; or

                         (2) such principal amount, or a lesser principal amount of the Outstanding Class to be determined as set forth in
          Section 2.1.1 (d)(i)(D) hereof, if the a Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be equal to the rate specified therein; or

                         (3) such principal amount, or a lesser principal amount of the Outstanding Class to be determined as set forth in
          Section 2.1.1(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Pass-Through Rate for such Class and Sufficient Bids have not been made.

                    (B)  Subject to the  provisions of Section 2.1.1 (b) hereof,
     a  Sell  Order  by  an  Existing   Certificateholder  shall  constitute  an
     irrevocable offer to sell:

                         (1)  the  principal   amount  the   Outstanding   Class
          specified in such Sell Order; or

                         (2) such principal amount, or a lesser principal amount of the Outstanding Class set forth in Section 2.1.1(d)(ii)(C) hereof, if Sufficient Bids have not been made.


                                  Schedule I-7

                    (C) Subject to the provisions of Section 2.1.1(b) hereof, a Bid by a Potential Certificateholder shall constitute an irrevocable offer to purchase:

                         (1) the principal amount of the Outstanding Class specified in such Bid if the Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be higher than the rate specified in such Bid; or

                         (2) such principal amount, or a lesser principal amount the Outstanding Class set forth in Section 2.1.1(d)(i)(E) hereof, if the Pass-Through Rate for such Class determined as provided in this Section 2.1.1 shall be equal to the rate specified in such Bid.

          (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                    (A)  the name of the Bidder placing such Order;

                    (B) the aggregate principal amount of the Outstanding Class that are the subject of such Order;

                    (C)  to  the  extent   that  such   Bidder  is  an  Existing
     Certificateholder:

                         (1)  the principal amount of the Outstanding  Class, if
          any,   subject   to  any   Hold   Order   placed   by  such   Existing
          Certificateholder;

                         (2) the principal amount of the Outstanding Class, if any, subject to any Bid placed by such Existing Certificateholder and the rate specified in such Bid; and

                         (3)  the principal amount of the Outstanding  Class, if
          any,   subject   to  any   Sell   Order   placed   by  such   Existing
          Certificateholder;

          and

                    (D)  to   the   extent    such   Bidder   is   a   Potential
     Certificateholder, the rate specified in such Potential Certificateholder's Bid.

               (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

               (iii) If an Order or Orders covering all of the Outstanding Class owned by an Existing Certificateholder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of such Outstanding owned by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.


                                  Schedule I-8

               (iv) Neither the Servicer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

               (v) If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Outstanding Class owned by such Existing Certificateholder, such Orders shall be considered valid as follows and in the following order of priority:

                    (A) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of the Outstanding Class owned by such Existing Certificateholder, and if the aggregate principal amount of such Class subject to such Hold Orders exceeds the aggregate principal amount of such Class owned by such Existing Certificateholder, the aggregate principal amount of such Class subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of such Class subject to such Hold Order equals the aggregate principal amount of the Outstanding Class owned by such Existing Certificateholder.

                    (B) (1) any Bid shall be considered valid up to an amount equal to the excess of the principal amount of the Outstanding Class owned by such Existing Certificateholder over the aggregate principal amount of such Class subject to any Hold Order referred to in clause (A) of this paragraph (v);

                         (2) subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Certificateholder and the aggregate principal amount of the Outstanding Class subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                         (3)  subject to  subclauses  (1) and (2) of this clause
          (B), if more than one Bid with different rates are submitted on behalf of such Existing Certificateholder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                         (4) in any such event, the amount of the Outstanding Class, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified; and

                    (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of the Outstanding Class owned by such Existing Certificateholder over the aggregate principal amount of such Certificates subject to Hold Orders referred to in clause
     (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

               (vi) If more than one Bid for a Class is submitted on behalf of any Potential Certificateholder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.


                                  Schedule I-9

               (vii) An Existing Certificateholder that offers to purchase additional Certificates of any Class is, for purposes of such offer, treated as a Potential Certificateholder.

               (viii) Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Certificates not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of a Class not equal to an Authorized Denomination shall be rejected.

               (ix) Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing
     Certificateholder and (b) not be accepted if submitted by a Potential Certificateholder.

               (x) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent at the Submission Deadline on any Auction Date shall be irrevocable.

          (c)  (i)  Not earlier  than the  Submission  Deadline on each  Auction
Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                    (A) the excess of the total principal amount of the Outstanding Class over the sum of the aggregate principal amount of such Outstanding Class subject to Submitted Hold Orders (such excess being herein referred to as the "Available Certificates"), and

                    (B)  from the Submitted Orders whether:

                         (1) the aggregate principal amount of the Outstanding Class subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate for such Class;

                    exceeds or is equal to the sum of:

                         (2) the aggregate principal amount of the Outstanding Class subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate for such Class; and

                         (3) the aggregate principal amount of the Outstanding Class subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Class is subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and


                                 Schedule I-10

                    (C) if Sufficient Bids exist, the "Bid Auction Rate", shall be the lowest rate specified in such Submitted Bids such that if:

                         (1) (x) each Submitted Bid from Existing Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Existing Certificateholders specifying lower rates were rejected, thus entitling such Existing Certificateholders to continue to own the principal amount of such Certificates subject to such Submitted Bids; and

                         (2)  (x)  each  such   Submitted  Bid  from   Potential
          Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Potential Certificateholders specifying lower rates were accepted;

the result would be that such Existing Certificateholders described in subclause
(1) above would continue to own an aggregate principal amount of the Outstanding Class which, when added to the aggregate principal amount of such Outstanding Class to be purchased by such Potential Certificateholders described in subclause (2) above, would equal not less than the Available Certificates.

               (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 2.1.1(c)(i) hereof, the Auction Agent shall advise the Trustee of the Net Weighted Average Contract Rate of the Group II Contracts (as provided by the Trustee pursuant to Section 2.1.3 hereof) and, for each Class, the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

                    (A) if Sufficient Bids for a Class exist, that the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Bid Auction Rate for such Class;

                    (B) if Sufficient Bids for a Class do not exist (other than because all of the Outstanding Certificates in such Class is subject to Submitted Hold Orders), that the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate for such Class;

                    (C) if all the Outstanding Class are subject to Submitted Hold Orders, that the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the All Hold Rate for such Class; or

                    (D) if a scheduled Auction is not being held for any reason with respect to a Class, the Auction Rate for such Class for the next succeeding Interest Accrual Period shall be equal to the Maximum Auction Rate for such Class.

               (iii) Promptly after the Auction Agent has determined the Auction Rate for a Class, the Auction Agent shall determine and advise the Trustee of the Pass-Through Rate, which rate, with respect to the Class II A-2 Certificates, shall be the lesser of (a) the Auction Rate established for the Class II A-2 Certificates and (b) the Net Weighted Average Contract Rate of the Group II Contracts and which rate, with respect to the Class I A-2 Certificates, shall be the Auction Rate established for the Class I A-2 Certificates.


                                 Schedule I-11

          (d) Existing Certificateholders shall continue to own the principal amount of a Auction Certificates that are subject to Submitted Hold Orders. If the Net Weighted Average Contract Rate on the Group II Contracts is equal to or greater than the Bid Auction Rate with respect to the Class II A-2 Certificates and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate on the Class II A-2 Certificates will be the Class II A-2 Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (i). If Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate with respect to the Class I A-2 Certificates will be the Class I A-2 Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (i).

          If the Net Weighted Average Contract Rate on the Group II Contracts is less than the Auction Rate for the Class II A-2 Certificates, the Net Weighted Average Contract Rate on the Class II A-2 Certificates will be the Class II A-2 Pass-Through Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Class II A-2 Certificates are subject to Submitted Hold Orders), the Class II A-2 Pass-Through Rate will be the lesser of the Maximum Auction Rate for the Class II A-2 Certificates and the Net Weighted Average Contract Rate on the Group II Contracts. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii).

               (i) (x) with respect to the Class II A-2 Certificates, if Sufficient Bids have been made and the Net Weighted Average Contract Rate on the Group II Contracts is equal to or greater than the Bid Auction Rate on the Class II A-2 Certificates (in which case the Class II A-2
     Pass-Through Rate shall be the Bid Auction Rate on the Class II A-2 Certificates) and (y) with respect to the Class I A-2 Certificates, if Sufficient Bids have been made and the Net Weighted Average Contract Rate on the Group II Contracts is equal to or greater than the Bid Auction Rate on the Class I A-2 Certificates (in which case the Class II A-2 Pass-Through Rate shall be the Bid Auction Rate on the Class I A-1 Certificates), all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 2.1.1(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                    (A) Existing Certificateholders' Submitted Bids for a Class specifying any rate that is higher than the Pass-Through Rate for such Class shall be accepted, thus requiring each such Existing Certificateholder to sell the aggregate principal amount of the Class subject to such Submitted Bids;

                    (B) Existing Certificateholders' Submitted Bids for a Class specifying any rate that is lower than the Pass-Through Rate for such Class shall be rejected, thus entitling each such Existing Certificateholder to continue to own the aggregate principal amount of such Class subject to such Submitted Bids;

                    (C) Potential Certificateholders' Submitted Bids for a Class specifying any rate that is lower than the Pass-Through Rate for such Class shall be accepted;


                                 Schedule I-12

                    (D) Each Existing Certificateholders' Submitted Bid for a Class specifying a rate that is equal to the Pass-Through Rate for such Class shall be rejected, thus entitling such Existing Certificateholder to continue to own the aggregate principal amount of related Certificates subject to such Submitted Bid, unless the aggregate principal amount of the Outstanding Certificates of such Class subject to all such Submitted Bids for such Class shall be greater than the principal amount of such Certificates (the "remaining principal amount") equal to the excess of the Available Certificates for such Class over the aggregate principal amount of such Class subject to Submitted Bids described in clauses (B) and (C) of this Section 2.1.1(d)(i), in which event such Submitted Bid for such Class of such Existing Certificateholder shall be rejected in part, and such Existing Certificateholder shall be entitled to continue to own the principal amount of such Class subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of such Class obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount the Outstanding Certificates of such Class owned by such Existing Certificateholder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of such Outstanding Class subject to such Submitted Bids made by all such Existing Certificateholders of such Class that specified a rate equal to the Pass-Through Rate for such Class; and

                    (E) Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the Pass-Through Rate for a Class shall be accepted, but only in an amount equal to the principal amount of such Certificates obtained by multiplying the excess of the aggregate principal amount of Available Certificates for such Class over the aggregate principal amount of such Class subject to Submitted Bids described in clauses (B), (C) and (D) of this Section 2.1.1 (d)(i) by a fraction the numerator of which shall be the aggregate principal amount of such Outstanding Class subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of such Outstanding Class subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the Pass-Through Rate for such Class.

               (ii) If Sufficient Bids for the Class I A-2 Certificates have not been made (other than because all of the Outstanding Class I A-2 Certificates are subject to Submitted Hold Orders), Submitted Orders for the Class I A-2 Certificates shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for the Class I A-2 Certificates shall be rejected or if Sufficient Bids for the Class II A-2 Certificates have not been made (other than because all of the Outstanding Class II A-2 Certificates are subject to submitted Hold Orders), or if the Net Weighted Average Contract Rate of the Class II A-2 Certificates is less than the Bid Auction Rate for the Class II A-2 Certificates (in which case the Class II A-2 Pass-Through Rate shall be the Net Weighted Average Contract Rate on the Group II Contracts), Submitted Orders for the Class II A-2 Certificates shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for the Class II A-2 Certificates shall be rejected:

                    (A) Existing Certificateholders' Submitted Bids for a Class specifying any rate that is equal to or lower than the Pass-Through Rate for such Class shall be rejected, thus entitling such Existing Certificateholders to continue to own the aggregate principal amount of such Class subject to such Submitted Bids;


                                 Schedule I-13

                    (B)  Potential Certificateholders' Submitted Bids specifying
     (1) any rate that is equal to or lower than the Pass-Through Rate for a Class shall be accepted and (2) any rate that is higher than the Pass-Through Rate for such Class shall be rejected; and

                    (C) Each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the Pass-Through Rate for a Class and the Submitted Sell Order of each Existing Certificateholder shall be accepted, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell Certificates of such Class subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of such Class obtained by multiplying the aggregate principal amount of such Class subject to Submitted Bids described in clause (B) of this Section 2.1.1
     (d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of such Outstanding Class owned by such Existing Certificateholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of such Outstanding Class subject to all such Submitted Bids and Submitted Sell Orders.

               (iii) If all of the Outstanding Class are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

               (iv) If, as a result of the procedures described in paragraph (i) or (ii) of this Section 2.1.1(d), any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of a Class that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of such Class to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of such Class purchased or sold by each Existing Certificateholder or Potential Certificateholder shall be equal to an Authorized Denomination or an integral multiple of $25,000 in excess thereof.

               (v)  If, as a result of the  procedures  described  in  paragraph
     (ii) of this Section 2.1.1(d), any Potential Certificateholder would be entitled or required to purchase less than an Authorized Denomination of any Class, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate such Certificates for purchase among Potential Certificateholders so that only Certificates in Authorized Denominations or integral multiples of $25,000 in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any such Certificates.

          (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of a Class to be purchased and the aggregate principal amount of such Class to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf each
Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of such Class to be sold differs from such aggregate principal amount of such Class to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, such Certificates.


                                 Schedule I-14

          (f) Any calculation by the Auction Agent, the Servicer or the Trustee, as applicable, of a Pass-Through Rate, the applicable LIBOR, the applicable Maximum Auction Rate, the applicable All Hold Rate and the Net Weighted Average Contract Rate of the Group II Contracts shall, in the absence of manifest error, be binding on all other parties.

          SECTION 2.1.2  AUCTION AGENT FEES AND EXPENSES.

     The Auction Agent Fee will be paid by the Holder of the Class R Certificates pursuant to the Auction Agent Agreement.

          SECTION 2.1.3 CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE, NET WEIGHTED AVERAGE CONTRACT RATE AND LIBOR.

The Trustee shall inform the Auction Agent of the Net Weighted Average Contract Rate on the Group II Contracts and the Net Weighted Average Contract Rate on the Group I Contracts in writing no later than the Business Day preceding each Auction Date as calculated by Servicer pursuant to Section 5.04(r)(ii) of the Pooling and Servicing Agreement. The Auction Agent shall, for each Class, calculate the Maximum Auction Rate, the All Hold Rate and LIBOR, on each Auction Date and shall notify the Trustee, the Servicer and the Broker-Dealers of the Net Weighted Average Contract Rate on the Group II Contracts and the Net Weighted Average Contract Rate on the Group I Contracts and, for each Class, the Maximum Auction Rate, the All Hold Rate and LIBOR, as provided in the Auction Agent Agreement. If the ownership of a Class is no longer maintained in Book-Entry Form by the Depository, the Trustee shall calculate the applicable Maximum Auction Rate, the Net Weighted Average Contract Rate on the Group I Contracts and the Net Weighted Average Contract Rate on the Group II Contracts on the Business Day immediately preceding the first day of each related Interest Accrual Period commencing after the delivery of certificates representing such Class. The Auction Agent shall determine LIBOR for each related Interest Accrual Period other than the Initial Period; provided, that if the ownership of a Class is no longer maintained in Book-Entry Form, then the Trustee shall determine LIBOR for each such Interest Accrual Period. The determination by the Trustee or the Auction Agent, as the case may be, of LIBOR shall (in the absence of manifest error) be final and binding upon all parties.

          SECTION 2.1.4 NOTIFICATION OF RATES, AMOUNTS AND REMITTANCE DATES.

Promptly  after the  Closing  Date and after the  beginning  of each  subsequent
Interest Accrual Period and in any event at least 10 days prior to any Distribution Date, the Trustee shall confirm with the Auction Agent with respect to each Class, so long as the ownership of such Class is maintained in Book-Entry Form by the Depository, the date of such next Distribution Date.

If any day scheduled to be a Distribution Date shall be changed after the Trustee shall have given the notice or confirmation referred to in the preceding sentence, the Trustee shall, not later than 9:15 a.m., Eastern time, on the Business Day next preceding the earlier of the new Distribution Date or the old Distribution Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent and the Depository, so long as the ownership of any Certificate is maintained in Book-Entry Form by the Depository.


                                 Schedule I-15

          SECTION 2.1.5 AUCTION AGENT.

          (a) Bankers Trust Company is hereby appointed as Initial Auction Agent to serve as agent for the Trustee in connection with Auctions. The Trustee will enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 90 days' notice to the Trustee, the Class R Certificateholders, the Servicer and the Market Agent. The Auction Agent may be removed at any time by the Trustee or the Certificateholders of 66-2/3% of the aggregate principal amount of the Auction Certificates then Outstanding, and if by such Certificateholders, by an instrument signed by such Certificateholders or their attorneys and filed with the Auction Agent, the Servicer, the Class R Certificateholders, the Market Agent and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Certificateholders of 66-2/3% of the aggregate principal amount of the Auction Certificates then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Servicer, the Holder of the Class R Certificates and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

          (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph) shall use its best efforts to appoint a Substitute Auction Agent.

          (c) The Auction Agent is acting as agent for the Trustee in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

          SECTION 2.1.6 BROKER-DEALERS.

          (a) The Auction Agent will enter into a Broker-Dealer Agreement with Salomon Smith Barney Inc. ("SSB") as the initial Broker-Dealer. The Servicer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer


                                 Schedule I-16

Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent, provided, however that while SSB is serving as the Market Agent, SSB shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) Any Broker-Dealer may be removed at any time, at the request of the Servicer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

          SECTION 2.1.7 CHANGES IN THE AUCTION DATE.

The Market Agent may specify an earlier or later Auction Date for a Class of Auction Certificates (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article 1 of these Auction Procedures with respect to one or more specified Interest Accrual Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Pass-Through Rate. The Market Agent shall provide notice of its determination to specify an earlier or later Auction Date for one or more Interest Accrual Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Servicer and the Depository.

In connection with any change described in this Section 2.1.7, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

          SECTION 2.2 ADDITIONAL PROVISIONS REGARDING THE PASS-THROUGH RATES ON THE AUCTION CERTIFICATES.

The determination of the Pass-Through Rate for each Class by the Auction Agent, the Trustee or any other Person pursuant to the provisions of the applicable Section of this Article 2 shall be conclusive and binding on the Certificateholders to which the Pass-Through Rate applies, and the Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on the Auction Certificates (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Certificates under applicable law, which are contracted for, charged, reserved, taken or received pursuant to such Certificates or related documents) calculated from the date of issuance of such Certificates through any subsequent day during the term of the applicable Auction Rate or otherwise prior to payment in full of such Certificates exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Certificates or related documents or otherwise contracted for, charged, reserved, taken or received in connection with such Certificates, or if the acceleration of the maturity of the Auction Certificates results in payment to or receipt by the Certificateholder or any former Certificateholder of such Certificates of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of such Certificates or related documents to the contrary, all excess amounts theretofore paid or received with respect to such Certificates shall be credited on the principal balance of such Certificates (or, if such Certificates have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the such Certificates and


                                 Schedule I-17
related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under such Certificates and under the related documents.

          SECTION 2.3 QUALIFICATIONS OF MARKET AGENT.

The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by these Auction Procedures. The Market Agent may resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 30 days' notice to the Trustee, the Auction Agent and the Servicer, provided that such resignation shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Servicer, by an instrument signed by an officer of the Servicer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent.

In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Servicer shall not have appointed a successor Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall be deemed to be the Market Agent for all purposes of these Auction Procedures until the appointment by the Servicer of the successor Market Agent. Nothing in this Section shall be construed as conferring on the Trustee additional duties other than as set forth herein.


                                 Schedule I-18

                                    EXHIBIT A

                                CONTRACT SCHEDULE


                    (a copy can be obtained from the Trustee)


                                  Exhibit A-1

                                    EXHIBIT B

                           FORM OF CLASS A CERTIFICATE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                            :      [I][II]A-[1][2]-__
Date of Pooling and Servicing Agreement    :      September 1, 2001
Cut-Off Date                               :      August 31, 2001
First Distribution Date                    :      [  ], 2001
Initial Certificate Balance of                    $[] [100,000,000]
this Certificate ("Denomination")          :
Initial Certificate Balance of all                $[] [100,000,000]
Class [I][II] A-[1] [2] Certificates       :
Pass-Through Rate                          :      [LIBOR + 0.[  ] [Auction Rate]
Month of Last Scheduled                           [  ]
Distribution Date                          :      []
CUSIP                                      :      [ ]
                                                  [ ]


                                  Exhibit B-1

              GreenPoint Credit Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2001-2


     evidencing a percentage interest in any distributions allocable to the Class [I][II] A-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

          GreenPoint Credit, LLC (the "Contract Seller")

which manufactured housing contracts were originated or acquired by Contract Seller, and are initially serviced by GreenPoint Credit, LLC (the "Servicer").

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class [I][II] A-[1][2] Certificates) in certain monthly distributions with respect to a Trust Fund consisting of the Contracts sold to the Trustee by the Contract Seller. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2001 (the "Agreement"), among GreenPoint Credit, LLC, as Contract Seller and Servicer, Bank One, National Association, as trustee (the "Trustee") and First Union National Bank, as co-trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the [ ]th day of each month or, if such [ ]th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class [I][II] A-[1][2] Distribution Amount on such Distribution Date pursuant to Section 5.02 of the Agreement. The Record Date applicable to each Distribution Date is the close of business on the day preceding such Distribution Date (or, with respect to the first Distribution Date, the Closing Date). Distributions to the Holder of this Class [I][II] A-[1][2] Certificate shall be applied first to interest and then to principal.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold Class [I][II] A-[1][2] Certificates evidencing a Percentage Interest aggregating 10% or more or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and


                                  Exhibit B-2
surrender  of such  Certificate  at the  Corporate  Trust  Office or such  other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.

                                      * * *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
      ------------------------
                                     BANK ONE, NATIONAL ASSOCIATION,
                                     not in its individual capacity, but solely as Trustee


                                     By
                                           -------------------------------------
                                           Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class [I][II]A-[1][2]
Certificates referred to in the within-named
Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee


By
      ---------------------------------
      Authorized Signatory


                                  Exhibit B-3

                                    EXHIBIT C

                         FORM OF REVERSE OF CERTIFICATES

              GreenPoint Credit Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2001-2

     This Certificate is one of a duly authorized issue of Certificates designated as GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2001-2 issued in five Classes (Class I A-1, Class I A-2, Class II A-1, Class II A-2 and Class R, herein collectively called the "Certificates"), and representing a beneficial ownership interest, as described in the Agreement, in (i) the related Contracts, (ii) the distributions thereon on or after the Cut-Off Date (to the extent described herein), and (iii) the Certificate Account and such assets as are deposited therein from time to time and any investments thereof, together, in each case, with any and all income, proceeds and payments with respect thereto.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Contract Seller, the Servicer and the Trustee with the consent of the Holders of a Majority In Interest of each Class of Regular Certificates affected by such amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in


                                  Exhibit C-1
authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Contract Seller, the Servicer and the Trustee and any agent of the Contract Seller, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither of the Contract Seller, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the Pool Scheduled Principal Balance is less than or equal to 10% of the Cut-Off Date Pool Principal Balance, the Servicer will have the option to purchase, upon giving notice mailed no later than the 10th day of the month next preceding the month of the exercise of such option, all Outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of such acquired property (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 10.01(c)(i) of the Agreement), and (b) the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all the assets in the Trust Fund, plus, in the case of both clause (a) and clause (b), an amount sufficient to pay any Class I A-1 Unpaid Interest Shortfall, Class I A-2 Unpaid Interest Shortfall, Class II A-1 Unpaid Interest Shortfall, Class II A-2 Unpaid Interest Shortfall and the remittance of all funds due under the Agreement; PROVIDED, HOWEVER, that if any Enhancement Payment has been made and not yet reimbursed, the Servicer may only exercise this option with the consent of the Insurers, PROVIDED, FURTHER , that the Servicer may only exercise this option with the consent of the Hedge Counterparty, PROVIDED, FURTHER, that the purchase price of such Contracts shall in no event be less than the Minimum Termination Amount as of the Distribution Date on which the Servicer purchases such Contracts. As of any time after the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the "Minimum Termination Amount" is an amount equal to the respective Certificate Balances of all Classes of Certificates that remain outstanding as of such time, together with any shortfall in interest due on such Certificates in respect of prior Distribution Dates and one month's interest at the applicable Pass-Through Rates on such Certificate Balances.

     Any purchase by the Servicer will be made at the price specified in the Agreement. In the event that no such early termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the final payment or other liquidation of the last Contract remaining in the Trust Fund and the disposition of all REO Property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of the certain person named in the Agreement.


                                  Exhibit C-2

     Any term used  herein  that is  defined  in the  Agreement  shall  have the
meaning  assigned  in  the  Agreement,   and  nothing  herein  shall  be  deemed
inconsistent with that meaning.


                                  Exhibit C-3

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                  --------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

        ---------------------------------------------------------------

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor




                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise,  in immediately
available funds to                                                             ,
                   ------------------------------------------------------------
for the account of                , account  number           , or, if mailed by
                   ---------------                  ----------
check, to
          --------------------------------------------------------------.
Applicable statements should be mailed to                             .
                                          ----------------------------

     This  information  is provided by              , the assignee  named above,
                                       -------------
or                                                , as its agent.
   -----------------------------------------------


                                  Exhibit C-4

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE


THE CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER, THE CONTRACT SELLER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SERVICER, THE CONTRACT SELLER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860(e)(5) OF THE CODE.

THE HOLDERS OF THE CLASS R CERTIFICATES, BY PURCHASING SUCH CLASS R CERTIFICATES, SHALL BE DEEMED TO CONSENT (1) TO THE APPOINTMENT OF THE SERVICER AS THE TAX MATTERS PERSON FOR THE TRUST FUND OR, IF THE SERVICER DETERMINES, IN ITS SOLE DISCRETION, THAT IT CANNOT ACT IN SUCH CAPACITY, TO THE APPOINTMENT OF THE HOLDER HOLDING THE LARGEST PERCENTAGE INTEREST IN THE OUTSTANDING CLASS R CERTIFICATES AS THE TAX MATTERS PERSON FOR THE TRUST FUND. IF THE HOLDER OF THE LARGEST PERCENTAGE INTEREST IN THE OUTSTANDING CLASS R CERTIFICATES IS APPOINTED AS THE TAX MATTERS PERSON, SUCH HOLDER SHALL BE DEEMED TO CONSENT, WITH RESPECT TO ITS CAPACITY AS TAX MATTERS PERSON, TO THE APPOINTMENT OF THE SERVICER AS ITS ATTORNEY-IN-FACT AND AGENT. THE HOLDERS OF THE CLASS R CERTIFICATES, BY PURCHASING SUCH CLASS R CERTIFICATES, SHALL BE FURTHER DEEMED TO AGREE TO EXECUTE ANY


                                  Exhibit D-1

DOCUMENTS REQUIRED TO GIVE EFFECT TO THE FOREGOING PROVISIONS, AS SET FORTH MORE FULLY IN THE AGREEMENT.

THIS CLASS R CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO THE REGULAR CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.                         :               R
Date of Pooling and
Servicing Agreement                     :               September 1, 2001
Cut-Off Date                            :               August 31, 2001
First Distribution Date                 :               [  ], 2001
Percentage Interest
Evidenced by this
Class R Certificate                                          %
                                                        -----


                                  Exhibit D-2

              GreenPoint Credit Manufactured Housing Contract Trust
                    Pass-Through Certificates, Series 2001-2


     evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional manufactured housing contracts (the "Contracts") formed and sold by

          GreenPoint Credit, LLC (the "Contract Seller")

which manufactured housing contracts were originated or acquired by Contract Seller, and are initially serviced by GreenPoint Credit, LLC (the "Servicer").

     Neither this Certificate nor the Contracts are insured or guaranteed by the Contract Seller, the Servicer or the Trustee referred to below or any of their respective Affiliates or by any governmental agency or instrumentality.

     This certifies that               is the registered owner of the Percentage
                         -------------
Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting of the Contracts sold to the Trustee by the Contract Seller. The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2001 (the "Agreement"), among GreenPoint Credit, LLC, as Contract Seller and Servicer, Bank One, National Association, as trustee (the "Trustee"), and First Union National Bank, as co trustee. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound including, but not limited to, Section 11.12 thereof.

     The Trustee will cause to be distributed to the Class R Certificateholder the amounts to which such Holder is entitled pursuant to the terms of the Agreement. Such distributions will be made by check mailed to the address of the Person entitled thereto, as such address shall appear on the Certificate Register or by wire or other transfer of immediately available funds if such Person has given the Trustee written instructions at least ten days prior to the related Distribution Date. Notwithstanding the above, the final distribution on this Class R Certificate will be made only upon presentation and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee for such purpose.

     No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Contract Seller and the Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Servicer, the Contract Seller or the Trustee to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment


                                  Exhibit D-3
manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

     No transfer of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, (the "Act"), or is made in accordance with said Act. In the event that such a transfer is to be made, the prospective transferee of such Certificate shall be required to provide the Trustee, the Contract Seller and the Servicer with an investment letter substantially in the form described by the Agreement, as required under Section 6.02 of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Contract Seller, the Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Act or any similar state laws.

     Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of Section 6.02 of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless the certificate of authentication hereon has been manually executed by an authorized officer of the Trustee.


                                  Exhibit D-4

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       ----------------------------
                                         BANK ONE, NATIONAL ASSOCIATION,
                                         not in its individual capacity, but
                                         solely as Trustee


                                         By
                                               ---------------------------------
                                               Authorized Signatory


CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates
referred to in the within-named Agreement

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but
solely as Trustee


By
      ---------------------------------
      Authorized Signatory


                                  Exhibit D-5

                                    EXHIBIT E

                          FORM OF CERTIFICATE REGARDING
                  SUBSTITUTION OF ELIGIBLE SUBSTITUTE CONTRACT

     The undersigned certify that they are [title] and [title], respectively of GreenPoint Credit, LLC (the "Contract Seller"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Contract Seller pursuant to Section 3.05(b) of the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 2001 among GreenPoint Credit, LLC, as Contract Seller and Servicer, Bank One, National Association, as Trustee, and First Union National Bank, as Co-Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

     1. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.05(b) of the Agreement and each such Contract is an Eligible Substitute Contract.

     2. The Contract File for each such Contract being substituted for a Replaced Contract is in the custody of the Servicer and each such Contract has been stamped in accordance with Section 3.02(x) of the Agreement.

     3. The UCC-1 financing statement in respect of the Contracts to be substituted, in the form required by Section 3.05(b)(ii) of the Agreement, has been filed with the filing offices required by Section 3.05(b)(ii) of the Agreement.

     4. There has been deposited in the Certificate Account each amount listed on the schedule attached hereto as the amount by which the remaining principal balance of each Replaced Contract exceeds the remaining principal balance as of the beginning of the month of substitution of each Contract being substituted therefor.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this       day of,
                                                                  ------
 ------.


                             GREENPOINT CREDIT, LLC

                             By
                                   ---------------------------------------------
                             [Name]
                                   ---------------------------------------------
                             [Title]
                                    --------------------------------------------


                             By
                                   ---------------------------------------------
                             [Name]
                                   ---------------------------------------------
                             [Title]
                                    --------------------------------------------


                                  Exhibit E-1

                                    EXHIBIT F

                    FORM OF CERTIFICATE OF SERVICING OFFICER

     The undersigned certifies that he is a [title] of [Servicer], a [ corporation] [limited liability company] (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 2001 among GreenPoint Credit, LLC, as Contract Seller and Servicer, Bank One, National Association, as Trustee, and First Union National Bank, as Co-Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1.   To the best of such  officer's  knowledge,  the Monthly Report for the
period from            to           attached  to this  certificate  is  complete
            ----------    ---------
and accurate in accordance with the requirements of Sections 5.04 and 5.05 of the Agreement; and

     2. As of the date hereof, such officer is not aware of the occurrence of an Event of Default or of an event that, with notice or lapse of time or both, would become an Event of Default.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this       day  of
                                                                   -----
-----------, ------ .

                             [SERVICER]

                             By
                                   ---------------------------------------------
                             [Name]
                                   ---------------------------------------------
                             [Title]
                                    --------------------------------------------


                                  Exhibit F-1

                                   EXHIBIT G-1

                           FORM OF TRANSFER AFFIDAVIT


STATE OF                )
                        ) ss
COUNTY OF               )

     The undersigned, being first duly sworn, deposes and says as follows:

          1. That he/she is [Title of Officer] of [Name of Owner] (owner of the GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2001-2, Class R (the "Owner")), a [savings institution][corporation] duly organized and existing under the laws of [the
State of                 ][the United States], on behalf of which he/she makes
         ---------------
this affidavit and agreement.

          2. That the Owner (i) is not and will not be a disqualified organization, (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means (a) a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (c) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (d) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (e) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (f) any Person that is an "electing large partnership" within the meaning of Section 775 of the Code and (g) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.)

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code;
(ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be


                                 Exhibit G-1-1

"noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

          6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(c) of the Pooling and Servicing Agreement (the "Agreement") under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 6.02(c) which authorize the Trustee and the Servicer to deliver payments to a person other than the Owner and negotiate a mandatory sale in the event the Owner holds such Certificates in violation of Section 6.02(c)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          8. That the Owner has reviewed the provisions of the Agreement defining the obligations of the REMIC Administrator (as defined in the Agreement) and hereby assumes such obligations of the REMIC Administrator; provided, however, that such delegation will not relieve the Owner of its obligations as REMIC Administrator. The Owner expressly agrees to be bound by and to comply with such provisions.

          9. That the Owner has reviewed the provisions of that certain Auction Agent Agreement (the "Auction Agent Agreement"), dated as of October 2, 2001, among Bankers Trust Company (the "Auction Agent"), Bank One, National Association, in its capacity as Trustee under the Agreement (the "Trustee") and GreenPoint Bank ("GreenPoint"), in its capacity as Holder of the Class R Certificates (as defined in the Auction Agent Agreement) and that certain Broker-Dealer Agreement (the "Broker-Dealer Agreement"), dated as of October 2, 2001, among the Auction Agent, Salomon Smith Barney Inc. (the "Broker-Dealer") and GreenPoint, defining the obligation of the Holder of the Class R Certificates to pay the Auction Agent Fee (as defined in the Auction Agent Agreement) and the Broker-Dealer Fee (as defined in the Broker-Dealer Agreement) and hereby assumes such obligations of the Holder of the Class R Certificates. The Owner expressly agrees to be bound by and to comply with such provisions.


                                 Exhibit G-1-2

          10. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          11.  The Owner's Taxpayer Identification Number is             .
                                                             ------------

          12. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          13. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collections of any tax.

          14. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

          15. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any state thereof (including the District of Columbia), or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly
attested, this       day of ,20      .
               -----           ------

                               [NAME OF TRANSFEREE]

                                By:
                                      ------------------------------------------
                                      Name:
                                      Title:

[Corporate Seal]

ATTEST:

----------------------------
[Assistant] Secretary


                                 Exhibit G-1-3

     Personally appeared before me the above-named                             ,
                                                   ----------------------------

known  or  proved  to me to be  the  same  person  who  executed  the  foregoing
instrument and to be the                                  of the Transferee, and
                         --------------------------------
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this          day of          , 20   .
                                         --------        ---------    ---


                                       -----------------------------------------
                                       NOTARY PUBLIC

                                       My Commission expires the          day of
                                                                 --------
                                                    20   .
                                       -----------,   ---


                                 Exhibit G-1-4

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                            FOR CLASS R CERTIFICATES

GreenPoint Credit, LLC                                                     Date:
10089 Willow Creek Road
San Diego, California 92131

Bank One, National Association,
     as Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60603

          Re: GreenPoint Credit Manufactured Housing Contract Pass-Through Certificates, Series 2001-2
                   ----------------------------------------

Ladies and Gentlemen:

     This  letter  is  delivered  to you in  connection  with  the  transfer  by
        (the  "Transferor")  to           (the  "Buyer") of  $           Initial
--------                         ---------                    -----------
Principal Balance of GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2001-2, Class R (the "Certificates"), issued pursuant to Section 6.02(c) of the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2001 among GreenPoint Credit, LLC, as Contract Seller and Servicer, Bank One, National Association, as the Trustee, and First Union National Bank, as Co-Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Contract Seller and the Trustee that:

     1. No purpose of the Transferor relating to the transfer of the Certificate by the Transferor to the Buyer is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Buyer has delivered to the Trustee and the Servicer a transfer affidavit and agreement in the form attached to the Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Buyer as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Buyer has historically paid its debts as they become due and has found no significant evidence to indicate that the Buyer will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

     4. The Transferor has no actual knowledge that the proposed Buyer is not both a United States Person and a Permitted Transferee.


                                 Exhibit G-2-1

     5. The Transferor further certifies that (a) it understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed of by it in a transaction that is exempt from the registration requirements of the Act, (b) neither the Transferor nor anyone acting on its behalf has (i) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (ii) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iii) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (iv) made any general solicitation by means of general advertising or in any other manner, or (v) taken any other action, that (as to any of (i) through (iv) above) would constitute a distribution of the Certificates under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto, or (c) to the extent such transfer is pursuant to Rule 144A under the Act, it has not offered the Certificates to anyone other than a "qualified institutional buyer" as defined in Rule 144A and the Act. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Agreement.

                                  Very truly yours,

                                  ----------------------------------------------
                                  Name of Transferor

                                  By:
                                        ----------------------------------------
                                  Name:
                                  Title:


                                 Exhibit G-2-2

                                   EXHIBIT H-1

                   FORM OF AMBAC CERTIFICATE INSURANCE POLICY


                    (a copy can be obtained from the Trustee)


                                 Exhibit H-1-1

                                   EXHIBIT H-2

                   FORM OF RADIAN CERTIFICATE INSURANCE POLICY


                    (a copy can be obtained from the Trustee)



                                 Exhibit H-2-1

                                    EXHIBIT I

                          FORM OF DEPOSITORY AGREEMENT


                    (a copy can be obtained from the Trustee)


                                  Exhibit I-1

                                    EXHIBIT J

                           ERISA REPRESENTATION LETTER

                                     [date]

GreenPoint Credit, LLC
10089 Willow Creek Road
San Diego, California 92131

Bank One, National Association
1 Bank One Plaza
Chicago, Illinois 60670-0481

      Re:   GreenPoint Credit Manufactured Housing Contract Trust
            Pass-Through Certificates, Series 2001-2 - Class I [  ] Certificates
            --------------------------------------------------------------------

Dear Ladies and Gentlemen:

     [                         ]  (the  "Purchaser")  intends to  purchase  from
      -------------------------
[                      ]    (the   "Seller")    $[                  ]    initial
 ----------------------                           ------------------
Certificate Balance of the above-referenced certificates (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2001, among GreenPoint Credit, LLC, as seller and servicer ("GreenPoint"), Bank One, National Association, as trustee (the "Trustee") and First Union National Bank, as co-trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

   (a) The Purchaser hereby certifies, represents and warrants to, and covenants with GreenPoint and the Trustee that it is a Qualified Plan Investor. "Qualified Plan Investor" means a Plan investor or group of Plan investors on whose behalf the decision to purchase the Class I [ ] Certificates is made by an appropriate independent fiduciary who is qualified to analyze and understand the terms and conditions of the interest rate swap transaction and the effect the interest rate swap would have upon the credit ratings of the Class I Certificates.

   (b) The Purchaser further certifies, represents and warrants to, and covenants with GreenPoint and the Trustee that the independent fiduciary referenced in paragraph (a) above is either:

     (1) A "qualified professional asset manager" or "QPAM" (as defined under Part V(a) of PTCE 84-14, 49 FR 9494, 9506 (March 13, 1984)), e.g., a bank, insurance company or registered investment adviser with total client assets under management in excess of $50 million;

     (2) An "in-house asset manager" or "INHAM" (as defined under Part IV(a) of PTCE 96-23, 61 FR 15975, 15982 (April 10, 1996)), i.e., an entity which is generally a subsidiary of an employer sponsoring the Plan and which is a registered investment adviser with management and control of total assets attributable to Plans maintained by the employer and its affiliates in excess of $50 million; or


                                  Exhibit J-1

     (3) A Plan fiduciary with total assets under management of at least $100 million at the time it acquires any Class I [ ]Certificates.

     In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with GreenPoint and the Trustee that the Purchaser will not transfer the Certificates to any Plan or person unless such Plan or person meets the requirements set forth in both (a) and (b) above.

                                Very truly yours,


                                By:
                                    -----------------------------------
                                Name:
                                      ---------------------------------
                                Title:
                                       --------------------------------

                                  Exhibit J-2

                                    EXHIBIT K

                            FORM OF NOTICE OF RATINGS

                             GREENPOINT CREDIT, LLC
                       MANUFACTURED HOUSING CONTRACT TRUST
                    PASS-THROUGH CERTIFICATES, SERIES 2001-2

     The  undersigned   certifies  that  he  is  a  [title]  of  [Servicer],   a
[              corporation]  [limited liability  company] (the "Servicer"),  and
 ------------
that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 4.23 of the Pooling and Servicing Agreement (the "Agreement") dated as of September 1, 2001 among GreenPoint Credit, LLC, as Contract Seller and Servicer, Bank One, National Association, as Trustee, and First Union National Bank, as Co-Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

NOTICE IS HEREBY GIVEN to the [Auction Agent [if the Class I A-2 or Class II A-2 Certificates are held in Book-Entry Form]] [Trustee [if the Class I A-2 or Class II A-2 Certificates are no longer maintained in Book-Entry Form] by the Servicer pursuant to Section 2.3(a) of the Auction Agent Agreement that:

          1.   as of the date of this  notice  the rating by Moody's on the
               Class [I][II]}A Certificates is      ; and
                                               -----

          2.   as of the date of this notice the rating by S&P on the Class
               [I][II]A Certificates is      ;
                                        -----

The Auction Agent may rely on such ratings for all purposes of the Pooling and Servicing Agreement, including determination of the Maximum Auction Rate thereunder, from the date hereof until further notice from the undersigned.


                                 [         ], not in its individual capacity but
                                  ---------
                                 solely as Servicer


                                 By:
                                     ----------------------------------
                                 Name:
                                 Title:


                                  Exhibit K-1